UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Hill-Rom Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
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HILL-ROM HOLDINGS, INC.
NOTICE OF ANNUAL MEETING
To Be Held February 13, 2009
     The annual meeting of shareholders of Hill-Rom Holdings, Inc., an Indiana corporation, will be held at the offices of Hill-Rom Holdings, Inc., 1069 State Route 46 East, Batesville, Indiana 47006, on Friday, February 13, 2009, at 10:00 a.m., Eastern Standard Time, for the following purposes:
(1)	To elect three members to the Board of Directors;

(2)	To approve the Hill-Rom Holdings, Inc. Employee Stock Purchase Plan;

(3)	To approve the amendment of the Hill-Rom Holdings, Inc. Stock Incentive Plan to reserve an additional 5,500,000 shares of common stock for issuance thereunder;

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Hill-Rom Holdings, Inc.; and

(5)	To transact such other business as may properly come before the meeting and any adjournment of the meeting.
     The Board of Directors has fixed the close of business on December 17, 2008, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.
By Order of the Board of Directors

Patrick D. de Maynadier
Secretary
January 7, 2009

HILL-ROM HOLDINGS, INC.
PROXY STATEMENT
          This proxy statement relates to the solicitation by the Board of Directors of Hill-Rom Holdings, Inc. (the “Company”, “Hill-Rom”, “we”, “us” or “our”), 1069 State Route 46 East, Batesville, Indiana 47006, telephone (812) 934-7777, of proxies for use at the annual meeting of the Company’s shareholders to be held at the Company’s offices (at the address shown above), on Friday, February 13, 2009, at 10:00 a.m., Eastern Standard Time, and at any adjournments of the meeting. This proxy statement and the enclosed form of proxy were mailed initially to shareholders on or about January 7, 2009. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given, the shares will be voted (1) in favor of the election of the Board of Directors’ nominees for three directors; (2) in favor of the approval of the Hill-Rom Holdings, Inc. Employee Stock Purchase Plan; (3) in favor of the amendment of the Hill-Rom Holdings, Inc. Stock Incentive Plan to reserve an additional 5,500,000 shares of common stock for issuance thereunder; (4) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company; and (5) in the discretion of the proxy holders upon such other business as may properly come before the meeting.
          The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business that may come before the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on February 13, 2009.
•	The proxy statement and annual report to shareholders are available at http://ir.hill-rom.com/annual-proxy.cfm.
VOTING
          The close of business on December 17, 2008, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On December 17, 2008, there were 62,562,678 shares of the Company’s common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting. Votes cast by proxy, whether by proxy card, telephone or the Internet, or in person at the annual meeting, will be tabulated by the election inspectors appointed for the meeting. If you submit your proxy by telephone or via the Internet, you should not return your proxy card. Instructions for submitting proxies by telephone or the Internet are set forth on the enclosed proxy card. If you choose to submit your proxy by mail, please sign, date and return the proxy card in the envelope provided. A proxy may be revoked at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

     Votes Necessary to Adopt Proposals. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present, which means that nominees who receive the greatest number of votes will be elected even if less than a majority of the votes cast. Approval of the Employee Stock Purchase Plan, approval of the amendment of the Stock Incentive Plan, ratification of the appointment of the independent registered public accounting firm and any other matter that comes before the meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action.
     A majority of the shares issued and outstanding constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power for that matter and has not received instructions from the beneficial owner. In the absence of such instructions, brokers generally have discretionary voting power for the election of directors and the ratification of the appointment of the independent registered public accounting firm but not for the approval of the Employee Stock Purchase Plan and the amendment of the Stock Incentive Plan.
ELECTION OF DIRECTORS
     The Articles of Incorporation and the Code of By-laws of the Company provide that members of the Board of Directors shall be classified with respect to the terms that they shall serve by dividing them into three classes that are as nearly equal in number of members as possible. Generally, directors in each class are elected for a three-year term unless they resign or retire earlier.
     Under the Company’s Code of By-Laws, any director elected by the Board of Directors to fill a vacancy will be elected for a term expiring at the next annual meeting of directors. At the annual meeting, proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement.
     The Company’s Amended Articles of Incorporation provide that the Board of Directors shall consist of not less than nine members as may be specified in the Company’s Code of By-Laws. The Company’s Code of By-Laws provides that the Board of Directors shall consist of nine to eleven members, as fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members, with three directors in each of Classes I and III and two directors in Class II. There is currently a vacancy in Class II.
     The terms of the three directors in Class I, Rolf A. Classon, Eduardo R. Menascé and Patrick T. Ryan, expire at the upcoming annual meeting. The Board of Directors is proposing that Eduardo R. Menascé be reelected as a Class II director to fill the vacancy in that Class and to serve a term expiring at the 2010 annual meeting of shareholders, rather than as a Class I director. Mr. Menascé currently serves on the Board of Directors of Hillenbrand, Inc., which the Company spun-off on March 31, 2008. In connection with the spin-off, in order to limit the number of directors serving on the Boards of both the Company and Hillenbrand, Inc., the Board determined that Mr. Menascé should serve on both Boards only for a limited transition period. For this reason, the Board is proposing that Mr. Menascé be elected only for a one-year term rather than the three-year term for which he would be elected if he were reelected as a Class I director.
     Accordingly, at the upcoming annual meeting, the shareholders will elect two members of the Board of Directors in Class I to serve three-year terms expiring at the 2012 annual meeting of shareholders and one member of the Board of Directors in Class II to serve a one-year term expiring at the 2010 annual meeting of shareholders. The other directors in Class II and Class III were each previously elected to serve terms expiring at the 2010 and 2011 annual meetings, respectively. Following the upcoming annual meeting, there will be a vacancy on the Board in Class I, which the Board intends to fill as soon as practicable.
     Unless authority is withheld, all shares represented by proxies submitted pursuant to this solicitation will be voted in favor of electing as directors the nominees listed below for the terms indicated. If any of these nominees should be unable to serve, shares represented by proxies may be voted for a substitute nominee selected by the Board of Directors, or the position may become vacant.
     The Board of Directors recommends that shareholders vote FOR the election to the Board of Directors of each of the nominees named below.

     NOMINEES:
CLASS I
     Nominees to be elected to serve three-year terms expiring at the 2012 annual meeting:

				Shares (1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 17, 2008	Shares Outstanding
Rolf A. Classon	63	Chairman of the Board of the Company	2002	56,853(2)	(3)

Patrick T. Ryan	50	Private Investor	2007	4,227(4)	(3)
CLASS II
     Nominee to be elected to serve a one-year term expiring at the 2010 annual meeting:

				Shares (1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 17, 2008	Shares Outstanding
Eduardo R. Menascé	63	Retired President, Enterprise Solutions Group, Verizon Communications	2004	7,524(4)	(3)
     CONTINUING DIRECTORS:
CLASS II
     Serving terms expiring at the 2010 annual meeting:

				Shares(1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 17, 2008	Shares Outstanding
Ronald A. Malone	54	Chairman and Chief Executive Officer of Gentiva Health Services, Inc.	2007	4,227(4)	(3)

Peter H. Soderberg	62	President and Chief Executive Officer of the Company	2002	489,707(5)	(3)
CLASS III
     Serving terms expiring at the 2011 annual meeting:

				Shares (1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 17, 2008	Shares Outstanding
Charles E. Golden	62	Retired Executive Vice President and Chief Financial Officer of Eli Lilly and Company	2002	35,393(6)	(3)

W August Hillenbrand	68	Retired Chief Executive Officer of the Company	1972	1,408,569(7)	2.2%

Joanne C. Smith	48	President and Chief Executive Officer of the Rehabilitation Institute of Chicago	2003	18,768(8)	(3)

STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:(9)

			Shares(1)
			Beneficially Owned As Of	Percent of Total Shares
Name	Age	Principal Occupation	December 17, 2008	Outstanding
Gregory N. Miller	45	Senior Vice President, Chief Financial Officer and Treasurer	156,505(10)	(3)
Patrick D. de Maynadier	48	Senior Vice President, General Counsel and Secretary	211,912(11)	(3)
Kimberly K. Dennis	42	Group Vice President, North America Post-Acute Care	172,579 (12)	(3)
John H. Dickey	54	Senior Vice President, Human Resources	135,233(13)	(3)
All Directors and Executive Officers of the Company as a group, consisting of 18 persons			3,068,594(14)	4.8%
STOCK OWNERSHIP OF OTHER BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S COMMON STOCK:

		Shares
		Beneficially Owned As Of		Percent of Total
Name	Address	December 17, 2008		Shares Outstanding
Franklin Mutual Advisers, LLC	101 John F. Kennedy Parkway, Short Hills, NJ 07078	3,237,429	(15)	5.2%

Franklin Resources, Inc.	One Franklin Parkway, San Mateo, CA 94493	3,586,514	(16)	5.7%

Bank of America Corporation	100 North Tryon Street, Floor 25, Charlotte, NC 28255	3,658,584	(17)	5.8%

FMR LLC	82 Devonshire Street, Boston, MA 02109	3,688,174	(18)	5.9%

HealthCor Management, L.P.	152 West 57th Street, 47th Floor, New York, NY 10019	3,350,000	(19)	5.4%

Breeden Capital Management, LLC	100 Northfield Street, Greenwich, CT 06830	3,278,409	(20)	5.2%

(1)	The Company’s only class of equity securities outstanding is common stock without par value. Except as otherwise indicated in the following footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of the shares beneficially owned by directors and executive officers are pledged as security.

(2)	Includes (i) 14,800 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008 and (ii) 26,247 shares of vested deferred stock held on the books and records of the Company.

(3)	Ownership of less than one percent (1%) of the total shares outstanding.

(4)	Represents deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(5)	Includes (i) 219,850 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008, (ii) 150,123 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 74,998 performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(6)	Includes (i) 14,800 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008, (ii) 3,825 shares of vested deferred stock and (iii) 16,768 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(7)	Includes (i) 132,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008 and (ii) 9,062 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company. Also includes 752,807 shares owned of record, or which may be acquired within sixty days of December 17, 2008, by trusts of which Mr. Hillenbrand is trustee or co-trustee; 373,152 shares owned by grantor retained annuity trusts (GRATs); 71,773 shares held by a limited liability company; and 45,373 shares owned beneficially by Mr. Hillenbrand’s spouse. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(8)	Includes 16,768 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(9)	Excludes Kenneth A. Camp, who is no longer an executive officer of the Company but qualifies as a “Named Executive Officer” in this proxy statement. Mr. Camp was formerly Senior Vice President of the Company and President of our former Batesville Casket Company subsidiary until he resigned in connection with spin-off of the Company’s funeral services business on March 31, 2008.

(10)	Includes (i) 104,526 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008, (ii) 31,272 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 13,298 performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(11)	Includes (i) 162,036 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008, (ii) 27,111 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 11,312 performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(12)	Includes (i) 130,893 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008, (ii) 23,625 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 8,030 performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company. Also includes 442 shares owned by Ms. Dennis’ spouse.

(13)	Includes (i) 95,399 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008, (ii) 25,127 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 8,030 performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(14)	Includes (i) 1,088,104 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2008, (ii) 3,825 shares of vested deferred stock, (iii) 447,419 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iv) 150,930 performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(15)	This information is based solely on a Schedule 13G filed by Franklin Mutual Advisers, LLC with the Securities and Exchange Commission (“SEC”) on April 8, 2008.

(16)	This information is based solely on an Amendment No. 2 to Schedule 13G filed by Franklin Resources, Inc. with the SEC on February 4, 2008. The Schedule 13G also was filed with respect to all or a portion of such shares by Charles B. Johnson and Rupert H. Johnson, Jr., each with the same address as Franklin Resources, Inc., and by Franklin Advisory Services, LLC, One Parker Plaza, 9th Floor, Fort Lee, NJ 07024.

(17)	This information is based solely on a Schedule 13G filed by Bank of America Corporation with the SEC on February 7, 2008. The Schedule 13G also was filed with respect to all or a portion of such shares by NB Holdings Corporation, Bank of America N.A., United States Trust Company, N.A., Banc of America Securities Holdings Corporation, Banc of America Securities LLC, Columbia Management Group, LLC, Columbia Management Advisors, LLC and Banc of America Investment Advisors, Inc, each with the same address as Bank of America Corporation.

(18)	This information is based solely on a Schedule 13G filed by FMR LLC with the SEC on February 14, 2008. The Schedule 13G also was filed with respect to such shares by Edward C. Johnson 3d, with the same address as FMR LLC.

(19)	This information is based solely on a Schedule 13G filed by HealthCor Management, L.P. with the SEC on August 15, 2008. The Schedule 13G also was filed with respect to all or a portion of such shares by HealthCor Associates, LLC, HealthCor Offshore, Ltd., HealthCor Hybrid Offshore, Ltd., HealthCor Group LLC, HealthCor Capital, L.P., HealthCor, L.P. and Joseph Healey, each with the same address as HealthCor Management, L.P., and by Arthur Cohen, 12 South Main Street, #203, Norwalk, CT 06854.

(20)	This information is based solely on a Schedule 13D filed by Breeden Capital Management, LLC with the SEC on August 18, 2008. The Schedule 13D also was filed with respect to all or a portion of such shares by Breeden Partners (California) L.P., Breeden Partners (California) II, L.P., Breeden Partners L.P., Breeden Capital Partners LLC and Richard C. Breeden, each with the same address as Breeden Capital Management, LLC, and by Breeden Partners Holdco Ltd. and Breeden Partners (Cayman) Ltd., c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands KY1-9002.
     Rolf A. Classon became Chairman of the Board of the Company on March 20, 2006. He served as Interim President and Chief Executive Officer of the Company from May 11, 2005 until March 20, 2006 and as Vice Chairman of the Board from December 4, 2003 until his election as Interim President and Chief Executive Officer. He was Chairman of the Executive Committee of Bayer HealthCare, a sub group of Bayer AG, from October 2002 to July 2004, and was President of Bayer Health Care L.L.C., a subsidiary of Bayer AG, from October 2002 to July 2004. Previously, he had been President of Bayer’s Diagnostic Division and head of Bayer’s Worldwide Business Group – Diagnostics since 1995. Bayer is an international research-based company active in life sciences, polymers and chemicals. A native of Sweden, Mr. Classon joined Bayer’s Miles Diagnostics business in 1991 as Executive Vice President, worldwide marketing, sales and service. During his career, Mr. Classon has held management positions with Pharmacia AB, Sweden; Swedish Match Group; and Asbjorn Habberstad AB. Prior to joining Bayer, he was President and Chief Operating officer of Pharmacia Biosystems AB. Mr. Classon currently serves on the Boards of Directors of Enzon Pharmaceuticals, Inc., a company focused on oncology and antivirus pharmaceuticals, Millipore Corporation, a bioscience company that provides technologies, tools and services for the discovery, development and production of therapeutic drugs and for other purposes, PharmaNet Development Group, Inc., an international drug development services company, Auxilium Pharmaceuticals, Inc., a specialty pharmaceutical company in the fields of urology and men’s health, and Eurand N.V., a specialty pharmaceutical company.
     Peter H. Soderberg was elected as President and Chief Executive Officer of the Company effective March 20, 2006. Mr. Soderberg, a Company board member since 2002, was most recently President and Chief Executive Officer of Welch Allyn, Inc., Skaneateles Falls, N.Y. He held that position since January, 2000. Mr. Soderberg was previously Group Vice President and Chief Operating Officer of Welch Allyn, Inc. His prior experience includes 23 years at Johnson & Johnson where he served in a variety of operations, marketing and management positions in four of its over-the-counter and professional product companies. Most recently, he was President of Johnson & Johnson Health Management, a Johnson & Johnson portfolio company. His career also includes roles as President and Chief Executive Officer of an industrial technology company and the founder and President of a venture capital business. He is on the Boards of Directors of Greatbatch, Inc. (NYSE:GB), Constellation Brands, Inc. (NYSE:STZ), the Advanced Medical Technology Association (AdvaMed), and, before his recent move to Indiana, was on the boards of the Syracuse Symphony Orchestra (as its Vice Chairman), the Metropolitan Development Authority of Central New York (as its Vice Chairman) and CNYMedtech (as its Chairman).
     Charles E. Golden has served as director of the Company since 2002. He retired as Executive Vice President and Chief Financial Officer for, and as a member of the Board of Directors of, Eli Lilly and Company, Indianapolis, Indiana, a global provider of pharmaceutical products and health care information, in April 2006. He joined Eli Lilly in those capacities in 1996. Prior to joining Eli Lilly, Mr. Golden served as a corporate Vice President of General Motors and Chairman of General Motors’ vehicle operations in the United Kingdom from 1993 to 1996. He joined General Motors as part of its treasurer’s office in 1970 and subsequently held positions in domestic and international operations, ultimately becoming Treasurer of GM. He serves on the Boards of Directors of Unilever N.V., Unilever PLC, Eaton Corporation, Clarian Health Partners, Lilly Endowment and Crossroads of America Council (Boy Scouts of America) (as past President), and on the Finance Committee of the Indianapolis Museum of Art, and as a Board member and Secretary/Treasurer of the Indiana Stadium and Convention Building Authority.
     W August Hillenbrand has served as a director of the Company since 1972 and served as Chief Executive Officer of the Company from 1989 until 2000. Mr. Hillenbrand also served as President of the Company from 1981 until 1999. Prior to his retirement in December 2000, the Company had employed Mr. Hillenbrand throughout his business career. Mr. Hillenbrand is the Chief Executive Officer of Hillenbrand Capital Partners, an unaffiliated family investment partnership. He is on the Board of Directors of Hillenbrand, Inc., which the Company spun-off during 2008. Mr. Hillenbrand retired from the Boards of Directors of DPL Inc. of Dayton, Ohio and Pella Corporation of Pella, Iowa during 2008.
     Ronald A. Malone has served as a director of the Company since July 2007. He has been Chief Executive Officer and Chairman of the Board of Directors of Gentiva Health Services, Inc. since June 2002. He served as Executive Vice President of Gentiva from March 2000 to June 2002 and as President of Gentiva’s home health services division from January 2001 to June 2002. Prior to joining Gentiva, he served in various positions with Olsten Corporation including Executive Vice President of Olsten Corporation and President, Olsten Staffing Services, United States and Canada, from January 1999 to March 2000. From 1994 to December 1998, he served successively as Olsten’s Senior Vice President, Southeast Division; Senior Vice President, Operations; and Executive Vice President, Operations.
     Eduardo R. Menascé has served as a director of the Company since 2004. He is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc., New York City, New York. Prior to the merger of Bell Atlantic and GTE Corporation, which created

Verizon Communications, he was the President and Chief Executive Officer of CTI MOVIL S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000. Mr. Menascé has also held senior positions at CANTV in Venezuela and Wagner Lockheed and Alcatel in Brazil and from 1981 to 1992 served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France. He earned a Bachelor’s degree in Industrial Engineering from Universidad Pontificia Catolica de Rio de Janeiro and a Master’s degree in Business Administration from Columbia University. Mr. Menascé currently serves on the Boards of Directors of Pitney Bowes Inc., a global provider of integrated mail and document management solutions, John Wiley & Sons, Inc., a developer, publisher and seller of products in print and electronic media for educational, professional, scientific, technical, medical, and consumer markets, KeyCorp, one of the nation’s leading bank-based financial service companies, and Hillenbrand, Inc.
     Patrick T. Ryan has been a director of the Company since July 2007. He served as Chief Executive Officer and a director of PolyMedica Corporation from September 2004 until its acquisition by Medco Health Solutions, Inc. in October 2007. He has been in the healthcare field since 1980, with specific experience in operations, strategic development, service, sales and finance. Prior to his service with PolyMedica, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis, Inc. From its inception in 2000, Mr. Ryan led Physicians Dialysis, Inc. through several rounds of financing and created a nationwide network of 24 dialysis clinics. Physicians Dialysis was the nation’s sixth largest dialysis provider when it was acquired in September 2004. Previously, Mr. Ryan served as President and Chief Executive Officer of Principalcare Inc., a company specializing in women’s healthcare. Mr. Ryan also served as President and Chief Executive Officer of ImageAmerica Inc., a publicly-traded company that provided multi-modality medical diagnostic imaging services. Mr. Ryan has served as a director for numerous private companies and three public companies, and is currently serving as a director at Affiliated Managers Group, Inc and Beth Israel Deaconess Medical Center.
     Joanne C. Smith, M.D. has served as a director of the Company since 2003 and as Vice Chairperson of the Board of Directors of the Company since 2005. She was elected as President and Chief Executive Officer of the Rehabilitation Institute of Chicago in October 2006. She had been the President of the National Division of the Rehabilitation Institute of Chicago since November 2005. Prior to that, Dr. Smith had been the Senior Vice President, Corporate Strategy and Business Development for the Rehabilitation Institute of Chicago since April 2002. Since 1992 she has been an attending physician at the same institution. From 1997 through April 2002, Dr. Smith was the Senior Vice President and Chief Operating Officer of the Corporate Partnership Division of the Rehabilitation Institute of Chicago and from 1992 to 1997 she held various management positions there. She also serves on the Boards of Directors of AptarGroup, Inc., a leading supplier of personal care, cosmetics, pharmaceutical, food and beverage dispensing systems, and the AON Memorial Education Fund, a fund dedicated to supporting the educational needs of the children who suffered the loss of a parent in the World Trade Center attack.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, its executive officers and any person holding more than ten percent of the Company’s common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. The Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended September 30,

2008. Based solely on a review of filings furnished to the Company and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers and ten percent beneficial owners, except that Richard G. Keller filed a late report with respect to a stock award and each of Peter H. Soderberg, Gregory N. Miller, Patrick D. de Maynadier, John H. Dickey, Richard G. Keller and Sheri H. Edison filed a late report with respect to a “founders grant” of thirty deferred stock shares (otherwise known as restricted stock units) made to each Company employee at the time of the spin-off of the Company’s funeral services business.

ABOUT THE BOARD OF DIRECTORS
(INCLUDING DIRECTOR COMPENSATION)
     The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and oversees and monitors its performance.
Board’s Role in Strategic Planning
     The Board of Directors has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independent decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s three standing committees, the Board is fully involved in the Company’s strategic planning process.
     Each year, typically in the spring, summer and fall, senior management sets aside specific periods to develop, discuss and refine the Company’s long-range operating plan and overall corporate strategy. Specific operating priorities are developed to effectuate the Company’s long-range plan. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the insights and conclusions reached at its meetings with the Board over the course of several Board meetings and seeks approval of the overall corporate strategy and long-range operating plan at Board meetings that usually occur in the summer and fall, including a two to three day offsite retreat in July dedicated to strategic planning. These meetings are focused on corporate strategy and involve both management presentations and input from the Board regarding the assumptions, priorities and objectives that will form the basis for management’s strategies and operating plans. To the extent necessary to support strategy, the Board, with assistance from outside advisors, also from time to time evaluates other matters such as the Company’s corporate and capital structure.
     At subsequent Board meetings, the Board continues to substantively review the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations.
     In addition, Board meetings held throughout the year target specific strategies and critical areas for extended, focused Board input and discussion.
     The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these processes, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Functioning of the Board
     The Board and Board committees agenda setting process generally involves all directors. The Chairman of the Board, Chief Executive Officer and Secretary initially develop a proposed agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chief Executive Officer for review and/or decision. For example, the Board reviews the annual corporate budget. Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chair of that committee with the Secretary. After initial agendas are developed, the Chairman of the Board, Chief Executive Officer and Secretary discuss coordination of the agendas and make further modifications, as appropriate. Board and committee agendas and materials related to agenda items are provided to Board members sufficiently, typically one to two weeks, in advance of regular meetings to allow the directors to review and provide feedback on the agendas and related materials and to prepare for discussion of the items at the meetings.
     At the invitation of the Board and its committees, members of senior management attend Board and committee meetings or portions thereof for the purpose of participating in discussions. Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate in their discretion, the Board and its committees may, and do, consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.
     The chairs of the committees of the Board each preside over the portion of the Board meetings at which the principal items to be considered are within the scope of the authority of their respective committees. The chair of each committee determines the frequency, length and agenda of meetings of that committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the committee members sufficiently, typically one to two weeks, in advance of regular meetings to allow the members to prepare for discussion of the items at the meeting.
     Executive sessions or meetings of outside directors without management present are held regularly after Board and committee meetings. The Chairman of the Board generally presides at executive sessions of non-management directors, except that the chairs of the committees of the Board preside at executive sessions of non-management directors held following meetings of their committees or at which the principal items to be considered are within the scope or authority of their committees.
Communications with Directors
     In order to provide the Company’s security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted and implemented the following procedures for communications to directors.
•	Security holders of the Company and other interested persons may communicate with the Chairman of the Board, the chairs of the Company’s Nominating/Corporate Governance Committee, Audit Committee or

Compensation and Management Development Committee or the non-management directors of the Company as a group by sending an email to investors@hill-rom.com. The email should specify which of the foregoing is the intended recipient.
•	All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department and General Counsel. The Investor Relations Department will relay all such communications to the appropriate director or directors unless the Investor Relations Department and General Counsel determine that the communication:
•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.
•	The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

•	The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

•	The Nominating/Corporate Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
     The Company has not established a formal policy regarding director attendance at its annual meetings of shareholders, but the Company’s directors generally do attend the annual meetings. The Chairman of the Board presides at the annual meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of shareholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the annual meeting. All members of the Board at the time of the Company’s 2008 annual meeting of shareholders attended that meeting, except for one member who was unable to attend.

Other Corporate Governance Matters
     Both the Board of Directors and management of the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. Director compensation has always been comprised of cash and stock based compensation. A non-Chief Executive Officer director has held the position of Chairman of the Board since April 1989. In early 2001, efforts to modify the composition of the Board began, with an emphasis on independence and the mix of characteristics, experiences and diverse perspectives and skills most appropriate for the Company. The Board has established position specifications, including performance criteria, for itself, the Chairman of the Board, the Vice Chairperson of the Board and the Chief Executive Officer, and, since May 2002, as part of the planned transition of the membership of our Board, the Company has welcomed to the Board seven of the Company’s current directors, all of whom are proven leaders, six of whom are independent and six of whom have significant experience in the health care industry. There have been more non-Hillenbrand family directors than family members on the Board since May 2002, and the Board has had a majority of independent directors since December 4, 2003.
     Since September 2002, the Board of Directors of the Company has taken additional measures to ensure continued high standards for corporate governance. Specifically, the Board has taken the following actions, among others:
•	The Board approved Corporate Governance Standards for the Board of Directors in September 2002 and has revised these Standards on several occasions as warranted by changes in New York Stock Exchange governance standards and other developments. Among other matters, these Standards:
•	confirm that the Board of Directors has established standing committees, each with a charter approved by the Board, to address certain key areas. These committees are the Audit Committee, Compensation and Management Development Committee and Nominating/Corporate Governance Committee;

•	provide that at least a majority of the directors of the Company shall be independent;

•	provide for an annual determination by the Board of Directors regarding the independence of each director;

•	provide that the Audit Committee, Nominating/Corporate Governance Committee and Compensation and Management Development Committee will consist entirely of independent directors;

•	provide for an annual assessment by the Nominating/Corporate Governance Committee of the Board’s effectiveness as a whole as well as the effectiveness of the individual directors and the Board’s various committees, including a review of the mix of skills, core competencies and qualifications of members of the Board;

•	provide that the non-management directors shall conduct executive sessions without participation by any employees of the Company at each regularly scheduled meeting of the Board;

•	limit the number of public company boards on which a director may sit to four without Board approval;

•	provide that no more than half of the members of the Board may be over seventy years of age; and

•	provide that all proposed related party transactions between the Company or any of its subsidiaries and any director or executive officer of the Company must be reviewed and approved by the Nominating/Corporate Governance Committee in advance.
•	The Board determined the independence of each of the Company’s directors based on the standards set forth in the Corporate Governance Standards described above and elected only independent directors as members of the Audit Committee, Nominating/Corporate Governance Committee and Compensation and Management Development Committee. See “Determinations with Respect to Independence of Directors” below.

•	On December 2, 2008, the Nominating/Corporate Governance Committee of the Board completed a formal evaluation of the effectiveness of the incumbent directors who are being nominated for election at the Company’s 2009 annual meeting of shareholders, the Board as a whole and the Board’s various committees, in light of Board and Board committee goals established for 2008. The evaluation included a review of the mix of skills, core competencies and qualifications of members of the Board. The Nominating/Corporate Governance Committee also reviewed a summary of its findings with the Board.

•	In September 2002, the Board overhauled its committee structure and adopted revised charters for each of its committees, which have been further amended as warranted by changes in NYSE listing standards, SEC rules and other developments.

•	The Board adopted a revised Code of Ethical Business Conduct covering, among other matters, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of the Company’s assets, fair dealing, compliance with laws, including insider trading laws, accuracy and reliability of the Company’s books and records and reporting of illegal or unethical behavior. This Code applies to all directors, officers and other employees of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Board periodically reviews and makes changes to the Code based on recommendations made by the Audit Committee of the Board. The Company’s Code of Ethical Business Conduct constitutes a “code of ethics” within the meaning of Item 406 of the SEC’s Regulation S-K.

•	All employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are required to participate in ethics training and abide by the Code of Ethical Business Conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. All members of the Board of Directors and all officers of the Company and its subsidiaries are required annually to certify their compliance with the Code and disclose any exceptions to compliance.

•	Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethical Business Conduct. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place and has effectively and independently addressed concerns raised by employees and others.

•	Hill-Rom has adopted a Code of Conduct that is consistent with the Advanced Medical Technology Association’s (AdvaMed) Code of Ethics on Interactions with Health Care Professionals. AdvaMed is a medical technology association, representing members that produce nearly 90 percent of the health care technology purchased annually in the United States and more than 50 percent purchased annually around the world. The AdvaMed Code is a voluntary code of ethics to facilitate members’ ethical interactions with those individuals or entities that purchase, lease, recommend, use, arrange for the purchase or lease of, or prescribe members’ medical technology products in the United States. The Company is a member of AdvaMed. The AdvaMed Code can be accessed at www.advamed.org/MemberPortal/About/code/codeofethics.htm.

•	Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

•	The Board approved a policy mandating that the Company’s outside independent registered public accounting firm not perform any prohibited non-audit services under the Sarbanes-Oxley Act of 2002 and the related SEC rules. In addition, the Audit Committee approved a policy requiring that all services from the outside independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate (i.e., the Audit Committee Chairman).

•	The Board adopted stock ownership guidelines for the Company’s directors and executive officers. In general, these standards require non-employee directors to hold deferred stock shares (otherwise known as restricted stock units) granted to them until six months after they cease to be directors and that executive officers of the Company must achieve and maintain a minimum level of stock ownership as discussed further under “Executive Compensation—Compensation Discussion and Analysis.” The stock ownership guidelines are included in the Corporate Governance Standards.

•	As part of directors’ education, which includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee sponsored financial literacy and legal and regulatory compliance training, and participation in Company and industry trade events, the Board requires each director to attend an outside governance or director related seminar at least once every three years.

•	Pursuant to the Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002, the Company monitors and enforces policies, and implements a system of internal controls, designed to detect and prevent money laundering, corruption and bribery. Supporting processes include ethics training and certification regarding, among other things, compliance with the Foreign Corrupt Practices Act, documentation, training and testing, new hire criminal background checks and internal audit procedures.
Consistent with the Company’s commitment to corporate governance, the Board and management believe that the foregoing measures, and others that have been taken, place the Company in compliance with listing requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and related rules of the SEC. Copies of the Company’s Corporate Governance Standards, Code of Ethical Business Conduct and Board committee charters are available on the Company’s website at www.hill-rom.com or in print to any shareholder who requests copies through the Company’s Investor Relations office. Also available on the Company’s website are position specifications adopted by the Board for the positions of Chief Executive Officer, Chairman of the Board of Directors, Vice Chairperson of the Board of Directors, Vice Chairperson of each of the committees of the Board of Directors and other members of the Board of Directors.
Determinations with Respect to Independence of Directors
     As noted above, the Corporate Governance Standards adopted by the Board of Directors require the Board of Directors to make an annual determination regarding the independence of each of the Company’s directors and provide standards for making these determinations which are consistent with the listing standards of the New York Stock Exchange. The Board made these determinations for each member of the Board on December 3, 2008, based on an annual evaluation performed by and recommendations made by the Nominating/Corporate Governance Committee, consistent with past practices.
     As set forth in the Company’s Corporate Governance Standards, a director will be independent only if the Board of Directors determines, based on a consideration of all relevant facts and circumstances, that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In assessing the materiality of a director’s relationship with the Company and each director’s independence, the Board must consider the issue of materiality not only from the standpoint of the director but also from that of the persons or organizations with which the director has an affiliation. Material relationships can include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. In assessing a director’s independence, the Board must also consider the director’s ownership, or affiliation with the owner, of less than a controlling amount of voting securities of the Company. The Board cannot conclude that a director is independent in the following circumstances:
•	The director is, or has been within the last three years, an employee of the Company or any of its subsidiaries, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company (but employment as an interim executive officer will not disqualify a director from being considered independent following that employment).

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 per year in direct compensation from the Company or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	(A) The director is a current partner or employee of a firm that is the internal or external auditor of the Company or any of its subsidiaries; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries within that time.

•	The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director owns, or is affiliated with the owner of, a controlling amount of voting stock of the Company.
     To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence, and the General Counsel and Secretary of the Company conducted follow up interviews with certain directors. On the basis of these materials and the standards described above, the Board determined that each of Rolf A. Classon, Charles E. Golden, Ronald A. Malone, Eduardo R. Menascé, Patrick T. Ryan and Joanne C. Smith is independent.
     With respect to Rolf A. Classon, the Board considered the fact that Mr. Classon served as Interim President and Chief Executive Officer of the Company from May 11, 2005 to March 20, 2006 and received compensation from the Company for serving in that capacity. In determining that this relationship was not material, the Board considered that Mr. Classon served as Interim President and Chief Executive Officer for a period of only approximately ten months and received compensation that the Board believed was reasonable and appropriate for his service in that capacity. Further, the Board noted that the NYSE listing standards and the Company’s Corporate Governance Standards expressly acknowledge that service as an executive officer in an interim capacity, and compensation received for that service, do not disqualify a director from being considered independent.
     The Board considered that Charles E. Golden is a member of the Board of Directors of Clarian Health Partners, which purchased approximately $3.0 million, $3.5 million and $3.2 million of products and services from the Company in the fiscal years 2006, 2007 and 2008, respectively. In determining that this relationship was not material, the Board considered that Mr. Golden is not an executive officer of Clarian Health Partners and that the amount of products and services purchased from the Company by Clarian Heath Partners in the last three years has been substantially below 2% of the consolidated gross revenues of Clarian Health Partners in those years.
     With respect to each of Eduardo R. Menascé and Patrick T. Ryan, the Board considered the Company’s payment to or receipt from entities of which one of these individuals serves as a director of de minimis amounts for goods and services in the ordinary course of business. In addition, the Board considered that the Company has had ordinary course of business banking and financial services relationships with Key Corp., for which Mr. Menascé serves as a director. In determining that these relationships were not material, the Board considered that these directors were not executive officers of any of the entities to or from which the Company made or received payments and that the payments have not exceeded $1,000,000 in any of the last three years.
     With respect to Joanne C. Smith, the Board considered the fact that the Rehabilitation Institute of Chicago, of which Dr. Smith has served as President and Chief Executive Officer since October 2006 and served as Senior Vice President of Strategy and Business Development from April 2002 through November 2005 and as President of its National Division from November 2005 through October 2006, has purchased approximately $50,000, $57,000 and $419,000 of products and services from the Company in fiscal years 2006, 2007 and 2008, respectively. In evaluating this relationship, the Board considered that the amount of purchases by the Rehabilitation Institute of Chicago in the last three years constituted significantly less than 2% of the gross revenues of the Rehabilitation Institute of Chicago in those years and that Dr. Smith had no authority with respect to the purchasing decisions of the Rehabilitation Institute of Chicago prior to November 2005 and no direct authority for purchasing decisions since November 2005. On the basis of these factors, the Board determined that this relationship was not material.
     The Board concluded that, based on all of the relevant facts and circumstances, none of these relationships constituted a material relationship with the Company that represents a potential conflict of interest or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management and the Company.
     Also on the basis of the standards described above and the materials submitted by the directors, the Board determined that W August Hillenbrand does not meet the standards for independence. Peter H. Soderberg also does not meet the independence standards because of his current service as President and Chief Executive Officer of the Company. Accordingly, neither of these non-independent directors serves on the Audit, Compensation and Management Development or Nominating/Corporate Governance Committees of the Board of Directors.
Meetings and Committees of the Board of Directors
     It is the general policy of the Company that all significant decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these committees are the Audit Committee, Compensation and Management Development Committee and Nominating/Corporate Governance Committee, each

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of which has a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee recommends the members and chairs of these committees to the Board. The Audit Committee, Compensation and Management Development Committee and Nominating/Corporate Governance Committee are made up of only independent directors. The current charter for each of the Board’s standing committees is available on the Company’s website at www.hill-rom.com and is available in print to any shareholder who requests it through the Company’s Investor Relations office. Until February 2008, the Board had a Finance Committee that assisted the Board in matters related to the capital structure of the Company and had responsibility for overseeing the investment of the Company’s assets pending utilization in the Company’s operations. The Finance Committee was disbanded in February 2008, and its former responsibilities are now carried out by the full Board of Directors.
     In furtherance of its policy of having significant decisions made by the Board as a whole, the Company has an orientation and continuing education process for Board members that includes extensive materials, meetings with key management, visits to Company facilities and Company and industry events. Moreover, as part of directors’ education, which includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee sponsored financial literacy and legal and regulatory compliance training, and participation in Company and industry trade events, the Board requires each director to attend an outside governance or director related seminar at least once every three years.
     During the fiscal year ended September 30, 2008, the Board of Directors of the Company held nine meetings. During this period, no incumbent member of the Board of Directors attended fewer than 75% of the aggregate of the number of meetings of the full Board of Directors and the number of meetings of the committees on which he or she served.
     The following table shows the composition of the committees of the Board of Directors.

		Nominating	Compensation
		and	and
		Corporate	Management
	Audit	Governance	Development
Director	Committee	Committee	Committee
Rolf A. Classon (Board Chairman) (I)	✓	VC
Charles E. Golden (I)	C	✓
W August Hillenbrand
Ronald A. Malone (I)			C
Eduardo R. Menascé (I)	VC	✓
Patrick T. Ryan (I)			✓
Joanne C. Smith, M.D. (Board Vice Chairperson) (I)		C	VC
Peter H. Soderberg

I = Independent Director

C = Committee Chair

VC = Committee Vice Chair

     The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls. It annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal and regulatory compliance and ethics that management or the Board has established and the internal and external audit processes of the Company. The Audit Committee consists of Charles E. Golden (Chairman), Eduardo R. Menascé (Vice Chairman) and Rolf A. Classon. Jose A. Mejia and Ray J. Hillenbrand also served on the Audit Committee until their resignations on December 13, 2007 and March 31, 2008, respectively. During the fiscal year ended September 30, 2008, the Audit Committee held fourteen meetings. Each member of the Audit Committee is independent under Rule 10A-3 of the SEC and NYSE listing standards and meets the financial literacy guidelines established by the Board in the Audit Committee Charter. The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. The Board of Directors has determined that each member of the audit committee is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K of the SEC.
     The Compensation and Management Development Committee assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, supplemental compensation and other benefits that are internally equitable and externally competitive. The Committee is also responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of the Company. The Compensation and Management Development Committee consists of Ronald A. Malone (Chairman), Joanne C. Smith (Vice Chair) and Patrick T. Ryan. Rolf A. Classon also served as a member of the Committee and as its Chairman from May 31, 2007 to May 27, 2008. During the fiscal year ended September 30, 2008, the Compensation and Management Development Committee held five meetings. Each member of the Compensation and Management Development Committee is independent as defined by the New York Stock Exchange listing standards.
     The Nominating/Corporate Governance Committee consists of Joanne C. Smith (Chairperson), Rolf A. Classon (Vice Chairman), Charles E. Golden, and Eduardo R. Menascé. Ray J. Hillenbrand also served as a member of the Nominating/Corporate Governance Committee until his resignation on March 31, 2008. The Nominating/Corporate Governance Committee held eight meetings during the fiscal year ended September 30, 2008. Each member of the Nominating/Corporate Governance Committee is independent as defined by the New York Stock Exchange listing standards.
     The charter for the Nominating/Corporate Governance Committee of the Board of Directors provides that the primary function of this Committee is to assist the Board of Directors in ensuring that the Company is operated in accordance with prudent and practical corporate governance standards, ensuring that the Board achieves its objective of having a majority of its members be independent in accordance with New York Stock Exchange and other regulations and identifying candidates for the Board of Directors. The charter provides that this Committee must consist of at least three members of the Board of Directors, all of whom must be independent. The charter provides that, to fulfill its duties and responsibilities, the Committee must:

•	Review from time to time and, if appropriate, recommend to the Board changes to the corporate governance standards for the Board of Directors of the Company and its committees, including committee charters;

•	Review from time to time, and, if appropriate, make changes to the statement setting forth the responsibilities of directors and the qualifications for new nominees for election to the Board;

•	Review from time to time, and, if appropriate, make changes to the statement setting forth the responsibilities of and the qualifications for the Chairman of the Board and the Vice Chairperson of the Board;

•	Annually assess the Board’s effectiveness as a whole as well as the effectiveness of the individual directors and the Board’s various committees, including a review of the mix of skills, core competencies and qualifications of members of the Board;

•	Assess, at least annually, the compensation package for the members of the Board of Directors and, if appropriate, recommend changes to the Board of Directors;

•	Make recommendations with respect to the composition of Board committees;

•	If deemed necessary, select and retain an executive search firm to identify qualified candidates to serve as members of the Board, considering effectiveness, responsiveness and other relevant factors, and approve the fees and other compensation to be paid to the executive search firm;

•	Review the performance of the executive search firm and approve any proposed discharge of the executive search firm when circumstances warrant;

•	Select and recommend to the Board director nominees for election at each annual meeting of shareholders, as well as director nominees to fill vacancies arising between annual meetings of shareholders;

•	When deemed necessary or appropriate, make recommendations to the Board regarding the appointment or replacement of the Chairman of the Board and the Vice Chairperson of the Board;

•	Recommend to the Board annually, based on a consideration of all relevant facts and circumstances, whether each director is independent (as that term is defined in the Corporate Governance Standards for the Board of Directors).

•	Assess the adequacy of and make recommendations to the Board regarding directors’ and officers’ insurance coverage;

•	Review and make recommendations to the Board regarding any shareholder proposals;

•	Pre-approve any related party transactions between the Company or any of its subsidiaries and any director or executive officer;

•	Determine requirements for, and means of, director orientation and training; and

•	Review the charter for the Committee and assess the performance of the members of the Committee at least annually and recommend updates and changes to the Board as conditions warrant.

•	With respect to ethical, legal and regulatory compliance:
•	Review and assess periodically the Company’s Code of Ethical Business Conduct, recommend changes in the Code of Ethical Business Conduct as conditions warrant and confirm that management has established a system to monitor compliance with the Code of Ethical Business Conduct by officers and relevant employees of the Company;

•	Promote an organizational culture that encourages commitment to compliance with the law and use good faith efforts to assure that corporate information and reporting systems exist that are adequate to assure that appropriate information as to compliance matters comes to its attention in a timely manner as a matter of ordinary operations; and
•	Together with the Audit Committee assist the Board in its oversight of legal and regulatory compliance, other than matters of financial compliance (accounting, auditing, financial reporting, and investor disclosures), as to which the Audit Committee has sole oversight.
     The Board of Directors has adopted position specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Nominating/Corporate Governance Committee must meet the qualifications set forth in these position specifications. The specifications provide that a candidate for director should not ever (i) have been the subject of an SEC enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor, (ii) had any license suspended or revoked due to misconduct of any type or (iii) violated any fiduciary duty to the Company or its Code of Ethical Business Conduct, and should exhibit the following characteristics:
•	Have a reputation for industry, integrity, honesty, candor, fairness and discretion;

•	Be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;

•	Be knowledgeable, or willing and able to become so quickly, in the critical aspects of the Company’s businesses and operations; and

•	Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation.
In addition, as specified in the charter for the Nominating/Corporate Governance Committee, nominees for the Board of Directors recommended by the Nominating/Corporate Governance Committee should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, product and technology development, healthcare, manufacturing, services businesses, sales and market development, international operations, international governance, mergers and acquisitions related business development, strategic oversight, government relations, investor relations, executive leadership development, public company governance, and executive compensation design and processes.
     The Nominating/Corporate Governance Committee reviews incumbent directors against the position specifications applicable to members of the Board of Directors and independence standards set forth in the New York Stock Exchange listing standards. Additionally, since 2003, the Board as a whole, the Board committees and the individual incumbent directors who are being nominated for election at the next annual meeting of shareholders are formally evaluated annually by the Nominating/Corporate Governance Committee, whose findings are reviewed with the Board. The Nominating/Corporate Governance Committee retains a nationally recognized consulting firm to assist it with the evaluation process and retains a nationally recognized executive search firm to assist it with the identification and evaluation of new directors.
     The Nominating/Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates. Any such recommendations should be communicated to the Chairman of the Nominating/Corporate Governance Committee in the manner described above in “Communications with Directors” and should be accompanied by substantially the same types of information as are required under the Company’s Code of By-laws for shareholder nominees.
     The Company’s Code of By-Laws provides that nominations of persons for election to the Board of Directors of the Company may be made at any meeting of shareholders by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of members of the Board of Directors at the meeting. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any nominee must satisfy the qualifications established by the Board of Directors of the Company from time to time as contained in the proxy statement of the Company for the immediately preceding annual meeting or posted on the Website of the Company at www.hill-rom.com. To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date. The notice given by a shareholder must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (v) the consent in writing of each nominee to serve as a director of the Company if so elected, and (vi) a description of the qualifications of such nominee to serve as a director of the Company.
Compensation of Non-Employee Directors
     In setting non-employee director compensation, the Board of Directors, based on recommendations from the Nominating/Corporate Governance Committee, considers the significant amount of time that directors expend in fulfilling their duties to Hill-Rom as well as the skill-level required for members of the Board. Directors who are also employees of Hill-Rom receive no additional remuneration for services as a director. Of our current Board members, only Mr. Soderberg is a salaried employee of the Company. All other directors receive separate compensation for Board service.
     Our compensation package for non-employee members of our Board is comprised of cash (annual retainers and committee meeting fees) and deferred stock shares (otherwise known as restricted stock unit) awards. Directors are also entitled to reimbursement of expenses incurred in connection with attendance at board and/or committee meetings. Our director pay package is designed to attract and retain highly-qualified, independent professionals to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. Our Nominating/Corporate Governance Committee generally reviews our non-employee director compensation program, or elements thereof, on an annual basis, with the assistance of the compensation consulting firm used by the Compensation and Management Development Committee. Actual annual pay varies among directors based on committee memberships, committee chair responsibilities and meeting attendance.
     Directors receive an annual retainer of $25,000 for their service as directors, together with a $3,500 fee for each Board meeting attended. The Chairman of the Board of Directors’ annual retainer is $150,000. For any Board meeting lasting longer than one day, each director who attends receives $1,000 for each additional day. Directors who attend a Board meeting or standing committee meeting by telephone receive fifty percent (50%) of the usual meeting fee. Each director who is a member of the Nominating/Corporate Governance, Audit or Compensation and Management Development Committee receives a fee of $1,500 for each committee meeting attended. Prior to the elimination of the Finance Committee effective March 31, 2008, each member of that committee also received a fee of $1,500 for each meeting attended.
     The Chairs of the Audit, Compensation and Management Development and Nominating/Corporate Governance Committees receive an additional $10,000, $8,000, and $7,000 annual retainer, respectively. Prior to the elimination of the Finance Committee, the Chair of that committee received an additional $5,000 annual retainer. Directors who attend meetings of committees of which they are not members receive no fees for their attendance.
     In addition to earning cash retainers, each non-employee director is also awarded on the first trading day following the close of each of our annual meeting of shareholders, deferred stock shares (otherwise known as restricted stock units) under our Stock Incentive Plan. A new director receives a pro-rata portion of the annual award representing the time served during the fiscal year of joining the Board of Directors. Delivery of shares underlying such deferred stock shares occurs on the later of one year and one day from the date of the grant or the six month anniversary of the date that the applicable director ceases to be a member of the Board of Directors.
     In 2008, the annual grant consisted of 1,800 deferred stock shares for each non-employee director and 3,500 deferred stock shares for the Chairman of the Board. In connection with the spin-off of our funeral services business, the deferred stock shares granted in 2008 to directors who serve only on the Board of Hill-Rom following the spin-off were adjusted to 3,331 Hill-Rom deferred stock shares for each non-employee director and 6,476 Hill-Rom deferred stock shares for the Chairman of the Board utilizing a conversion factor designed to provide the director equivalent value both before and after the spin-off. The deferred stock shares granted in 2008 to W August Hillenbrand and Eduardo R. Menascé, who serve on the Boards of both Hill-Rom and Hillenbrand, Inc. following the spin-off, were adjusted to constitute 1,800 deferred stock shares in each company. Dividends paid on our common stock are deemed to have been paid with regard to the deferred stock shares awarded and deemed to be reinvested in our common stock at the market value on the date of such dividend, and will be paid in additional shares on the distribution date of the underlying award.
     The following table sets forth the compensation paid to our non-employee directors during the fiscal year ended September 30, 2008.

Director Compensation Table For Fiscal Year Ending September 30, 2008

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in Pension
					Value and Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	$ (1)	$ (2)	$ (3)	$	$ (4)	$ (5)	$

Rolf A. Classon – Chairman	$205,750	$185,605	$51,426			$232	$443,013
Charles E. Golden	$88,750	$95,454	$51,426			$35	$235,665
John A. Hillenbrand II (6)	$21,000		$53,315			$46	$74,361
Ray J. Hillenbrand (7)	$33,500	$95,454				$74	$129,028
W August Hillenbrand (8)	$59,250	$95,454	$223,688		$3,655	$603,443	$985,490
Ronald A. Malone	$62,500	$95,454				$223	$158,177
Jose A. Mejia (9)	$4,000					$7	$4,007
Eduardo R. Menascé	$71,000	$95,454				$232	$166,686
Patrick T. Ryan	$56,250	$95,454				$223	$151,927
Joanne C. Smith	$66,500	$95,454				$232	$162,186

(1)	The amounts in this column include the annual retainer and the amounts earned by each non-employee director for attending Board and/or committee meetings in person and/or by teleconference that were not held in conjunction with a meeting of our full Board. For the Chairman of each of our Audit Committee, Compensation and Management Development Committee, Nominating/Corporate Governance Committee and Finance Committee, the additional annual retainer is also included.

(2)	The amounts indicated represent the aggregate grant date fair value, which was also the dollar amount of compensation expense recognized in our consolidated financial statements during the year ended September 30, 2008, of deferred stock share awards (otherwise known as restricted stock units) granted to our non-employee directors during the fiscal year. The determination of this expense is based on the methodology set forth in Notes 1 and 11 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2008, which was filed with the SEC on November 26, 2008.

The aggregate number of vested deferred stock shares (otherwise known as restricted stock units) held by each of our current non-employee directors at September 30, 2008, including dividend reinvestment, was as follows: Rolf A. Classon: 26,247 shares; Charles E. Golden: 16,768 shares; W August Hillenbrand: 9,062 shares; Ronald A. Malone: 4,227 shares; Eduardo R. Menascé: 7,524 shares; Patrick T. Ryan: 4,227 shares; and Joanne C. Smith: 16,768 shares. Delivery of shares underlying such deferred stock shares occurs on the later of one year and one day from the date of the grant or the six month anniversary of the date that the applicable director ceases to be a member of the Board of Directors.

(3)	The amounts indicated represent the increase in fair value of the non-employee director’s vested stock options due to the March 2008 stock option modification charge resulting from the spin-off of our funeral services business. This charge was recorded in the consolidated financial statements in our Annual Report on Form 10-K for the year ended September 30, 2008 in accordance with SFAS No. 123(R).

Certain of our non-employee directors had the following shares of our common stock underlying stock options outstanding as of September 30, 2008: Rolf A. Classon: 14,800 shares; Charles E. Golden: 14,800 shares; and W August Hillenbrand: 132,000 shares.

(4)	Consists of above market nonqualified deferred compensation earnings. Members of the Board of Directors, who are not employees, may participate in the Hill-Rom Holdings, Inc. Board of Directors Deferred Compensation Plan in which members may elect to defer receipt of fees earned. Upon election, the participant may invest fees earned in either a cash investment which bears interest at a prime rate in effect from time to time or at other rates determined by the Company, or common stock to be paid at the end of the deferral period. As of September 30, 2008 the following members are participating and have balances in the Board of Directors Deferred Compensation Program:

	Deferred
	Cash	Vested Deferred Stock
	$	#	$
W August Hillenbrand(a)	$34,647
Charles E. Golden		3,825	$115,936
Ronald A. Malone	$54,794

(a)	In connection with the spin-off of our funeral services business, Mr. Hillenbrand’s deferred cash compensation balance at March 31, 2008, which was $487,169 including interest, was transferred to Hillenbrand, Inc. The amount indicated in the table above represents the ending balance of Mr. Hillenbrand’s Hill-Rom board of director fees earned and deferred during the period April 1, 2008 through September 30, 2008.
(5)	Consists of pension benefits, incremental cost of aircraft usage, security expenses, Company paid life insurance and other personal benefits provided by the Company. All Other Compensation earned or allocated during the fiscal year ended September 30, 2008 is as follows:

	Aircraft			Company Paid	Gross-up/Tax	Supp DB
Name	Usage (a)	Security	Health Care	Life Insurance	Reimbursement	Pension
Rolf A. Classon
Charles E. Golden
John A. Hillenbrand II
Ray J. Hillenbrand
W August Hillenbrand	$30,182	$17,374	$6,298	$178,242	$115,887	$205,586
Ronald A. Malone
Jose A. Mejia
Eduardo R. Menascé
Patrick T. Ryan
Joanne C. Smith

	Co. Provided	Pers. Asst.		Misc.
Name	Term Life Ins.(b)	Sal & Benefits	Communications	Benefits	Total
Rolf A. Classon	$232				$232
Charles E. Golden	$35				$35
John A. Hillenbrand II	$46				$46
Ray J. Hillenbrand	$74				$74
W August Hillenbrand	$232	$32,870	$10,015	$6,757	$603,443
Ronald A. Malone	$223				$223
Jose A. Mejia	$7				$7
Eduardo R. Menascé	$232				$232
Patrick T. Ryan	$223				$223
Joanne C. Smith	$232				$232

(a)	The Company does not charge for the personal use of its aircraft, but it does report amounts related to such use as taxable income to the IRS. The value of the use of Company aircraft disclosed in the Director Compensation Table is based upon the variable cost of operating the aircraft ($2,671 per flight hour for fiscal year 2008), which includes trip-related expenses such as fuel, aircraft maintenance, crew travel expenses, on-board catering, landing and parking fees, and also takes into account flights without passengers. We do not include fixed costs that do not change based on personal usage such as pilot salaries and depreciation expense. W August Hillenbrand used approximately eight occupied flight hours during fiscal 2008. Accordingly, included in the table above is $30,182, representing the aggregate incremental cost to the Company for Mr. Hillenbrand’s personal use of the Company’s aircraft for fiscal 2008 and is not the value reported to the IRS.
(b) Amounts represent the dollar value of insurance premiums paid by the Company during fiscal 2008. Participation in the life insurance program is voluntary and may be declined. The value of the insurance premiums paid disclosed in the Director Compensation Table is not the value reported to the IRS.
(6)	John A. Hillenbrand II retired from the Board effective February 8, 2008.

(7)	Ray J. Hillenbrand resigned from the Board effective March 31, 2008.

(8)	W August Hillenbrand and the Company entered into an agreement relating to Mr. Hillenbrand’s retirement as Chief Executive Officer of the Company on December 2, 2000. That agreement entitled Mr. Hillenbrand to receive a package of benefits from the Company, including payment of life and health insurance premiums which are grossed up for tax purposes, reimbursement of medical expenses not covered by insurance, an office, a secretary, reimbursement of miscellaneous expenses, supplemental pension fund benefit payments and limited use of the Company’s corporate aircraft for personal purposes on the same basis as the Company’s Chief Executive Officer. In connection with the spin-off of the Company’s funeral services business, the Company’s obligations under this agreement were assumed by Hillenbrand, Inc. effective March 31, 2008. During the period from October 1, 2007 to March 31, 2008, these benefits aggregated approximately $585,837. Additionally, during fiscal year 2008 the Company paid $17,374 for legal and security measures to address certain security threats to Mr. Hillenbrand and the Company as well as $232 for Company provided term life insurance.

(9)	Jose A. Mejia resigned from the Board effective December 13, 2007.
Transactions with Related Persons
     The Corporate Governance Standards for the Board require that all new proposed related party transactions involving executive officers or directors must be reviewed and approved by the Nominating/Corporate Governance Committee in advance. The Corporate Governance Standards do not specify the standards to be applied by the Nominating/Corporate Governance Committee in reviewing transactions with related persons. However, we expect that in general the Nominating/Corporate Governance Committee will consider all of the relevant facts and circumstances, including, if applicable, but not limited to: the benefits to us; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.
     During fiscal 2008, there were no related person transactions that are required to be disclosed in this proxy statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Background
     Our current executive officers who qualify as “named executive officers” for compensation disclosure purposes are Peter H. Soderberg, President and Chief Executive Officer; Gregory N. Miller, Senior Vice President, Chief Financial Officer and Treasurer; Patrick D. de Maynadier, Senior Vice President, General Counsel and Secretary; Kimberly K. Dennis, Group Vice President, North America Post-Acute Care; and John H. Dickey, Senior Vice President, Human Resources. In addition, Kenneth A. Camp, former Senior Vice President of the Company and President of our former Batesville Casket Company subsidiary, qualifies as a “named executive officer”. These individuals are referred to as the “Named Executive Officers.”
     On March 31, 2008, we completed the spin-off to our shareholders of our Batesville Casket funeral services business. Effective upon completion of the spin-off, Mr. Camp ceased to be an executive officer of the Company, and his employment agreement and other agreements with the Company were terminated.
     In connection with the spin-off, equitable adjustments were made to all outstanding stock option and deferred stock share (otherwise known as restricted stock unit) awards related to our common stock to the extent necessary to maintain the equivalent value of such awards upon completion of the spin-off. Pursuant to these adjustments, stock options and deferred stock shares held by funeral services business employees, including Mr. Camp, were converted to stock based awards of Hillenbrand, Inc., the new holding company for the spun-off business. Additionally, the vesting of certain outstanding deferred stock shares held by employees of the funeral services business, including Mr. Camp, was accelerated pursuant to provisions triggered by the spin-off. Stock options and deferred stock shares held by employees who continued with Hill-Rom remained as stock options and deferred stock shares of Hill-Rom and were adjusted. The outstanding stock options and deferred stock shares were converted and/or adjusted using an adjustment ratio based on the closing market price of the Company’s shares and Hillenbrand, Inc. “when issued” shares on March 31, 2008, thus maintaining the same intrinsic value for the awards that existed immediately before the spin-off. Information in this proxy statement regarding equity compensation awards gives effect to the adjustments made in connection with the spin-off, except where noted in the case of Mr. Camp.
     The elements and amounts of the compensation of the Named Executive Officers have been determined by the Compensation and Management Development Committee of our Board of Directors (the “Compensation Committee”). Hill-Rom’s compensation programs have been designed by the Compensation Committee in collaboration with management and approved by Hill-Rom’s Board of Directors.
     Objectives and Principles of Hill-Rom’s Executive Compensation Program
     The objectives of Hill-Rom’s executive compensation program are to ensure officers and key management personnel are effectively compensated in terms of base salary, supplemental compensation and other benefits that are internally equitable and externally competitive and advance the long term interests of Hill-Rom’s shareholders. Hill-Rom’s compensation program is designed to reward individual performance relative to predefined duties and responsibilities

(which may appropriately change as circumstances change). The compensation program also considers business performance at enterprise and business unit levels and long-term shareholder value creation.
     Hill-Rom’s compensation program is based on the following guiding principles, which support Hill-Rom’s commitment to maintain a compensation program that fosters performance and the creation of long-term shareholder value:
•	Aligning management’s interests with those of shareholders;

•	Motivating and providing incentive for employees to achieve superior results;

•	Assuring clear accountabilities and providing rewards for producing results;

•	Ensuring competitive compensation in order to attract and retain superior talent; and

•	Ensuring simplicity and transparency in compensation structure.
     To attract and retain high-caliber executive officers, Hill-Rom’s total compensation packages for the Named Executive Officers are intended to be “in line” with what is offered by companies with which it competes for executive talent. Hill-Rom also analyzes overall compensation carefully to ensure it recognizes other factors such as length of service, the level of experience and responsibility, complexity of position, internal pay equity within Hill-Rom and the degree of replacement difficulty. Hill-Rom also analyzes individual performance, including such qualities as leadership, strategic vision and execution of corporate initiatives. In addition to compensation being competitive and aligned with individual performance, significant portions of executive compensation should be tied to both the achievement of Hill-Rom’s key operational and financial performance goals and the value of Hill-Rom stock, thereby aligning executive compensation with both the success of Hill-Rom’s business strategy and objectives as well as the returns realized by its shareholders. To that end, Hill-Rom management has been granted opportunities for both short-term and long-term incentives that are tied to the achievement of key operational and financial metrics that drive Hill-Rom’s business strategy. Furthermore, Hill-Rom grants time-based stock options and deferred stock shares (also referred to as restricted stock units) and performance based deferred stock shares and non-qualified stock options to ensure alignment with the interests of Hill-Rom’s shareholders.
     Hill-Rom’s executives’ fixed compensation (which primarily includes base salaries, benefits and limited perquisites), as well as executives’ short-term and long-term performance based compensation at target levels of performance, have generally been designed to fall at approximately the 50th percentile of compensation paid by companies with which Hill-Rom competes for executive talent. Total compensation is paid above or below the 50th percentile of the applicable market when pre-established business and/or personal criteria targets are exceeded or are not achieved. Our executives’ short-term and long-term performance based compensation are each expressed as a percentage of their base salaries. Total direct compensation is targeted at the 50th percentile of the applicable market.
     To create an ongoing personal financial stake in Hill-Rom’s success for each officer, further align the interests of the officers and Hill-Rom’s shareholders and motivate officers to maximize shareholder value, Hill-Rom’s Board of Directors has adopted guidelines that require its executive officers to maintain specified stock ownership percentages.
     Process for Determining Compensation
     The Compensation Committee is charged with ensuring that Hill-Rom’s compensation programs meet the objectives outlined above. In that role, the Compensation Committee makes all executive compensation decisions, administers Hill-Rom’s compensation plans and keeps the Board of Directors informed regarding executive compensation matters. The Compensation Committee, in consultation with Hill-Rom’s compensation consultant, determines the compensation of the Chief Executive Officer. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of his direct reports, including Hill-Rom’s other Named Executive Officers. From time to time, Hill-Rom management also provides recommendations to the Compensation Committee regarding modifications to the elements and structure of Hill-Rom’s compensation program. The process and methodology for determining compensation for the Named Executive Officers is generally consistent for each Named Executive Officer, including the Chief Executive Officer, unless otherwise noted.
     The Compensation Committee has normally engaged nationally recognized independent compensation and benefits consulting firms (1) to evaluate independently and objectively the effectiveness of and assist with implementation of Hill-Rom’s compensation and benefit programs and (2) to provide the Compensation Committee with additional expertise in the evaluation of Hill-Rom’s compensation practices and of the recommendations developed by management and firms engaged by Hill-Rom. The consultants also provide information and insights relative to current and emerging compensation and benefits practices. Since April 2005, the Compensation Committee has retained Ernst & Young as its compensation and benefits consulting firm. For executive officers of Hill-Rom, Ernst & Young has provided peer group proxy and survey data regarding the amount, form and mix of compensation at the twenty-fifth percentile, median and seventy fifth percentile, which have been used by the Compensation Committee as one reference point in its decision making around compensation packages.
     Among the factors considered by the Compensation Committee in determining the elements and amounts of total compensation are peer group data, survey data, internal pay equity, external market conditions, individual factors, and aggregate compensation.
     Peer Group and Survey Data. As one of several factors in considering approval of elements of Hill-Rom’s compensation programs, the Compensation Committee has compared Hill-Rom’s compensation programs and performance against an approved peer group of companies. The compensation peer group, which is periodically reviewed and updated by the Compensation Committee, currently consists of twelve companies that are similar in size and in similar industries as Hill-Rom and with whom Hill-Rom may compete for executive talent. For the 2008 fiscal year, the companies comprising Hill-Rom’s compensation peer group, which was revised in December 2007 for the 2008 fiscal year, were:

Apria Healthcare Group, Inc.	Bard (C.R.), Inc.
Beckman Coulter, Inc.	Becton Dickinson & Co.
Conmed Corporation	DENTSPLY International, Inc.
Getinge AB	Hospira, Inc.
Invacare Corporation	Kinetic Concepts, Inc.
Mettler-Toledo International, Inc.	Respironics, Inc. (1)
Steris Corporation

(1)	Respironics, Inc. was acquired by another company during 2008 and therefore has been removed from the peer group.
     In addition to peer group data, the Compensation Committee considers survey data that include a broad sample of Fortune 1000 companies, focusing on data regarding companies with revenues within a reasonable range of Hill-Rom or its business units, companies in the manufacturing industry and companies with a comparable number of full time equivalent employees. The Compensation Committee uses data compiled from various compensation surveys (i.e., consolidated data averaged from at least three surveys) from human resource benefit firms such as Watson & Wyatt, Mercer and others as appropriate. The purpose of the survey data is to provide an additional source of market data to validate the findings under the proxy analysis. In particular, the survey data provide additional data based on the specific job responsibilities of the Named Executive Officers compared to the appropriate market.
     Internal Pay Equity. From time to time, the Compensation Committee has examined the relationship between the compensation paid to executives within each pay grade and within Hill-Rom as a whole to avoid any unjustified differences in compensation. In December 2007, the Compensation Committee compared the pay of the Company’s Chief Executive Officer to the next highest executive and to the average of its four other Named Executive Officers as part of its analysis and approval of the compensation program for fiscal year 2008. In light of this information (coupled with other information reviewed as described in more detail below), the Compensation Committee did not identify issues within this analysis that would warrant any changes in compensation strategy. The Compensation Committee intends to review internal pay equity again in the Fall of 2009 as part of a total compensation review for the Company’s Named Executive Officers.
     External Market Conditions and Individual Factors. The Compensation Committee is aware that it cannot establish total executive compensation levels solely on the basis of the median range of competitive benchmark survey data without additional analysis. Accordingly, the Compensation Committee also takes into account external market conditions and individual factors when establishing the total compensation of each executive. Some of these factors include the executive’s length of service, the level of experience and responsibility, complexity of position, individual performance, internal pay equity within Hill-Rom and the degree of replacement difficulty.
     Aggregate Compensation. For Named Executive Officers of Hill-Rom, the Compensation Committee has considered the aggregate value of base salary, short-term incentive compensation at target level and the estimated value of long-term incentive compensation. The Compensation Committee has compared the aggregate amount of these elements of compensation for the Named Executive Officers to the aggregate amount of the same elements of named executive officer compensation at other companies using peer group and survey data and targeted aggregate compensation of Hill-Rom’s Named Executive Officers at median levels.

     In addition, in December 2007, the Compensation Committee reviewed the total compensation of the Company’s Named Executive Officers in comparison to the total compensation of its peer group companies, in each case as reported under the SEC’s new disclosure rules for executive compensation. The purpose of this high level review was to look at all elements of compensation that are not typically captured within a total direct compensation analysis covering base salary, annual incentive, and long term incentive compensation and, if there were significant differences, to understand what elements of compensation gave rise to the differences. Based on its total compensation review, the Compensation Committee did not identify any issues that warranted a change to the existing strategy. The Compensation Committee has scheduled an updated total compensation review for the Company’s Named Executive Officers for the Fall of 2009.
     As a supplemental analytical tool for the review of the total compensation of the Named Executive Officers, the Compensation Committee also reviewed tally sheets for the Named Executive Officers in December 2007 and 2008. The tally sheets provided information not only relative to the total compensation of the Named Executive Officers, but also provided information on how changing one element of pay could impact other elements. The Compensation Committee did not identify any issues that would warrant a change in the current compensation strategy for any of the Named Executive Officers.
     Elements of Executive Compensation
     The three major components of Hill-Rom ‘s executive officer compensation are: (1) base salary, (2) variable cash incentive awards and (3) long-term, equity-based incentive awards. Each component of the program was developed in a “building block” approach, with the objective of developing a compensation package based on each element being competitive, based on peer group proxy statement and survey data, while also being competitive as a whole.
     Base Salary. Hill-Rom provides senior management with a fixed level of cash compensation in the form of base salary that is competitive and consistent with their skill level, experience, knowledge, length of service with Hill-Rom and the level of responsibility and complexity of their position. Base salary is intended to aid in the attraction and retention of talent in a competitive market. The target salary for Hill-Rom’s senior management has been based in part on the competitive market median of Hill-Rom’s peer group, supplemented by published survey data (the “competitive market”). Actual base salaries may differ from the competitive market median target as a result of various factors, including length of service, the level of experience and responsibility, complexity of their position, individual performance, internal pay equity within Hill-Rom and the degree of difficulty in replacing the individual. The base salaries of senior management are reviewed by the Compensation Committee on an annual basis, generally during the first quarter of the fiscal year, as well as at the time of promotion or significant changes in responsibility. Executives are eligible for merit based increases based on prior year performance. Individual performance is determined by use of a broad based internal performance management system, which differentiates individual achievement. Performance is ranked on a scale that ranges from “unacceptable” to “outstanding,” with a corresponding range of possible merit based increases in base salary. For 2008, the Named Executive Officers, other than Mr. Camp who received a 3.0% merit increase based on his performance, did not receive a merit increase in order to partially fund a “founders grant” of 30 deferred stock shares (otherwise known as restricted stock units) to each of approximately 6,000 Hill-Rom associates in connection with the spin-off of the funeral services business. For 2009, the recommended range of merit based increases was 0% to 6%, with a target increase of 3%. Our Named Executive

Officers received merit based increases for 2009 ranging from 0% to 5.8%. Base salaries also may increase based on changes in the competitive market. As a result of market review of Mr. Dickey’s base compensation, he was awarded, in addition to his merit increase, a market adjustment of $12,148 resulting in a final fiscal 2009 base salary of $268,000.
     When adjusting base salaries, the Compensation Committee also considers the effects of the adjustment on other elements of compensation that may be tied to or related to base salary, including annual cash incentive awards, pension and retirement plan benefits and severance and change in control benefits.
     The base salary paid to each of our Named Executive Officers during the year ended September 30, 2008 is set forth in the Summary Compensation Table under “—Compensation of Named Executive Officers” below. The Compensation Committee has approved the following base salaries for 2009: Mr. Soderberg — $840,000; Mr. Miller — $400,000; Mr. de Maynadier $363,000; Ms. Dennis — $297,000; and Mr. Dickey — $268,000. Variances from the target increase were based on individual performance.
     Annual Cash Incentives
     Overview. The payment of annual cash incentives is formula-based, with adjustments for achievement of individual performance goals, and is governed by Hill-Rom’s Short-Term Incentive Compensation Plan (“STIC Plan”). The objective of the STIC Plan is to provide a total level of cash compensation that is heavily weighted on the achievement of internal performance objectives, which takes into consideration the competitive market median total cash compensation.
     The STIC Plan is designed to motivate executives to perform and meet company and individual objectives, with significant compensation at risk. The program provides a mechanism to pay amounts above the market median (50th percentile) total cash compensation when Hill-Rom experiences above average financial success, is designed to encourage high individual and group performance and is based on the philosophy that employees should share in the success of Hill-Rom if above average value is created for Hill-Rom shareholders. The potential to be paid significant awards plays an important role in the attraction and retention of executives.
     Pool Funding Percentage. Under the terms of the STIC Plan, the Compensation Committee establishes specific financial objectives for the Company and its business units, and may also establish non-financial objectives. A STIC Plan pool is established for each of the Company and its business units and is funded based upon the achievement by the Company or the applicable business unit of the established performance objectives. Each STIC Plan pool is funded between 0% and 150% of the product of the target incentive compensation opportunity (expressed as a percentage of their base salary) for each STIC Plan participant times their base salary (“Pool Funding”). STIC Plan pools are funded at 100% when performance is at target levels and are funded up to 150% when performance exceeds target levels. In general, STIC Plan pools are not funded, and no short-term incentive compensation is payable, when minimum financial performance objectives are not met. However, in the event that minimum financial performance objectives are not met, the Hill-Rom pool is funded at a minimum funding level of 30% in order to provide the CEO a pool of dollars with which to award high performing associates or business units in his discretion.

     Short-term financial performance objectives are established annually at levels that typically reflect strong financial performance under then existing conditions. Fiscal year 2008 financial performance objectives were measured in terms of revenues and operating income for Hill-Rom and its business units, with each STIC Plan pool being funded 75% by operating income and 25% by revenues generated within the Company or the applicable business unit. Despite the performance objectives, however, the Compensation Committee has the discretion to exclude from the calculation of applicable revenue and operating income targets for purposes of funding STIC Plan pools, nonrecurring special charges and amounts. A list of categories of adjustments which may be considered was pre-approved by the Compensation Committee in 2005 and generally includes items such as significant litigation and settlement costs; restructuring charges; changes in accounting policies; acquisition and divestiture impacts; and major unbudgeted material expenses incurred by or at the direction of the Board. The target objectives are intended to represent stretch goals based on the business plan of Hill-Rom or the applicable business unit. The objectives are set with the intention that the relative level of difficulty in achieving the targets is consistent from year to year. In fiscal year 2006, the Company’s consolidated performance achievement was slightly below target. In fiscal year 2007, achievement by the Company was above the minimum financial performance objectives but below target. For fiscal 2008, Hill-Rom had the following revenue and operating income targets:

	Revenues	Operating Income
Hill-Rom	$1,455.1 million	$135.0 million
     The Company believes that it would be competitively harmful to disclose the business unit financial performance objectives as that would enable competitors to identify what the financial targets and business strategies are for certain specific operating businesses.
     At its December 2, 2008 meeting, the Compensation Committee reviewed the adjusted financial performance of the Company against the predetermined financial targets and determined that for fiscal 2008, achievement for funding of the Hill-Rom pool was 104% of target.
     Individual STIC Percentage. Each participant is entitled to participate in the STIC Plan pools determined by the Compensation Committee. In fiscal 2008, Mr. Soderberg, Mr. Miller, Mr. de Maynadier and Mr. Dickey participated in only the Hill-Rom pool and were eligible for payouts based 100% on the funding of that pool. The Hill-Rom pool funding was calculated based 50% on total Hill-Rom performance and 50% based on the weighted average performance of Hill-Rom’s three principal business units: North America Acute Care, North America Post-Acute Care, and International and Surgical. Ms. Dennis participated in both the Hill-Rom pool and the North America Post-Acute Care pool and was eligible for payouts based 50% on the funding of the Hill-Rom pool and 50% on the funding of the North America Post-Acute Care pool.
     Under the terms of the Plan for fiscal 2008, short term incentive compensation target opportunity, based on Hill-Rom or business unit performance, was equal to 90% of base salary in the case of Mr. Soderberg and 50% of base salary in the case of the other Named Executive Officers. The STIC Plan provides for individual short term incentive compensation payouts ranging up to a maximum of two times the executive’s short term incentive compensation target opportunity set forth above depending upon achievement of applicable Pool Funding and personal performance objectives (measured by a personal performance multiplier from 0% to

150%) determined, in the case of the President and Chief Executive Officer of Hill-Rom by the Compensation Committee, and, in the case of other Named Executive Officers and other employees, by the President and Chief Executive Officer of the Company and approved by the Compensation Committee. Individual performance is measured using the same performance factors used for determining merit based increases in base salary. Those personal performance factors are based on achievement of personal performance goals established for each individual, including each of the Named Executive Officers, at the beginning of each fiscal year. Those goals are both qualitative and quantitative in nature and, therefore, the evaluation of performance against those objectives by the Compensation Committee is, in part, subjective. Additionally, the Compensation Committee evaluates individual performance against objectives that arise during the course of the applicable fiscal year that were not considered when individual goals were determined at the beginning of the year.
     For 2008, the individual performance objectives established at the beginning of the year for our Named Executive Officers included the following:
•	Peter H. Soderberg: successful completion of the spin-off of the funeral services business; overseeing improvements in new product development and innovation; continuing to develop the Hill-Rom brand; executing on our plans to grow through acquisitions and business alliances; and enhancing our risk management processes.

•	Gregory N. Miller: successful completion of the spin-off of the funeral services business; continuing to improve and develop various aspects of the functions overseen by our Chief Financial Officer; and enhancing our risk management processes.

•	Patrick D. de Maynadier: successful completion of the spin-off of the funeral services business; supporting our business development projects, including acquisitions and alliances; managing significant litigation; improving our records management and document retention processes; and enhancing our risk management and compliance related processes.

•	Kimberly K. Dennis: achievement of the 2008 plan for the North America Post-Acute Care business segment; various objectives related to the execution of our strategy for North America Acute Care business segment, as described in our annual and quarterly reports filed with the SEC, including objectives related to new product introductions, alliances and acquisitions and development of the direct-to-consumer business; and development of a plan to mitigate risk in our third party payer business.

•	John H. Dickey: aligning the human resources function with our 2008 plan and 2009 budget; aligning the human resources team to support our strategic focus on people, processes and culture; successful completion of the spin-off of the funeral services business; enhancing the management and leadership talent within our organization; creating and sustaining an ownership culture within our organization; and assisting the Board of Directors and the Compensation and Management Development Committee in carrying out their duties through providing human resources expertise.

     After considering personal performance against the goals described above and other objectives that arose during the course of the year, and Company and business unit financial performance, the Compensation Committee awarded short-term incentive compensation to our Named Executive Officers for fiscal 2008 as set forth in the Summary Compensation Table under “—Compensation of Named Executive Officers” below.
     The following provides an example of the calculation of annual cash incentives, using Mr. Soderberg. As described above, Mr. Soderberg’s target short term incentive compensation opportunity for fiscal 2008 was 90% of base salary, or approximately $756,000. He was eligible for payouts based 100% on the funding of the Hill-Rom pool. Based on the performance levels described above for Hill-Rom and its three principal business units, the Hill-Rom pool was funded at 104% of target opportunity. Thus, the financial performance modifier for Mr. Soderberg based on these funding levels was approximately 104%. Based on his individual performance, Mr. Soderberg received an individual performance modifier of 110%. Accordingly, Mr. Soderberg’s annual cash incentive payment was equal to approximately 114% of his $756,000 target opportunity, or approximately $862,000.
     Short-term incentive compensation is calculated for each executive participant at the end of each fiscal year and is payable in cash. Payment of earned 2008 short-term incentive compensation was made during the first quarter of fiscal 2009. All or a portion of short term incentive compensation may be deferred by the executive and invested either in cash or common stock to be paid at the end of the deferral period.
     Section 162(m). Section 162(m) of the Internal Revenue Code (the “Code”) limits tax deductibility of certain executive compensation in excess of $1 million per year unless certain requirements are met. Section 162(m) was considered in developing the company’s STIC Plan, but the Company preferred to retain the flexibility of upward discretion. As a result, awards under the STIC Plan do not satisfy the performance based exception under Section 162(m) and therefore are subject to Section 162(m) and included in the $1 million dollar compensation cap in the year the awards are included in taxable income of the recipient.
     Long-Term Equity Awards
     Overview. Hill-Rom’s Stock Incentive Plan, which was approved by Hill-Rom’s shareholders in 2002 and is proposed to be amended as described elsewhere in this proxy statement, provides for the opportunity to grant stock options and other equity-based incentive awards to officers, other key employees and non-employee directors to help align those individuals’ interests with those of shareholders, to motivate executives to make strategic long-term decisions, and to better enable Hill-Rom to attract and retain capable directors and executive personnel.
     Time Based Equity Awards Overview. To better align the interests of executive officers with those of Hill-Rom’s shareholders, the Compensation Committee began in 2004 to substitute deferred stock shares (otherwise known as restricted stock units) under the Stock Incentive Plan for a portion of the stock option grants that would have previously been granted to executives. In September of 2005, after considering the Stock Incentive Plan burn rate, number of participants and potential aggregate target awards for participants, the Compensation Committee decided that the total value of time based equity grants should be divided equally between stock options and deferred stock shares because the Compensation Committee wanted to provide equity based incentives balanced between higher risk and opportunity stock options, which are potentially more dilutive to Hill-Rom’s Stock Incentive Plan, and outstanding equity with less risky and potentially less dilutive deferred stock shares, which are effective executive retention vehicles.
     An option’s value to an executive upon exercise of the option and sale of the underlying shares is tied to corporate performance because higher corporate performance leads to higher share price and options have no value if equity value does not increase over the grant date stock price. Deferred stock shares provide for long-term incentive opportunities that differ from stock options. Deferred stock shares can have value to the executive even if the issuer’s share price declines prior to vesting, increasing their value as a retention device. Although deferred stock shares offer less exposure to downside equity performance, there is also less opportunity related to upside equity performance with deferred stock shares when compared to stock options because a lower number of deferred stock shares are awarded to provide comparable grant date fair value to stock options. If an executive does not perform and is terminated before full vesting, he or she loses the value of unvested awards’ full potential award value, subject to certain early vesting events, such as a change in control, death, disability or retirement as described in more detail under "—Retirement, Change in Control Agreements and Severance” below.
     Consistent with Hill-Rom’s long term practices, time based equity awards are granted only by the Compensation Committee and are typically granted annually in November or December, following certification of Hill-Rom’s financial results from the immediately preceding fiscal year, regardless of the current trading price of Hill-Rom’s equity. Stock option exercise prices are the average of high and low equity price on the date of grant, which is the date the award is approved by the Compensation Committee. Stock options are typically granted for terms of ten years. Historically, stock options typically have vested one-third on each of the first three anniversaries of the date of grant, and deferred stock shares typically have vested in twenty percent, twenty-five percent, twenty-five percent and thirty percent increments on the day after the dates of each of the second, third, fourth and fifth anniversaries of grant. Beginning with the awards granted in December 2008, the Compensation Committee has changed the standard vesting terms of stock option and deferred stock share awards so that stock options vest twenty-five percent on each of the first four anniversaries of the date of grant, and deferred stock shares vest in fifty percent, twenty-five percent and twenty-five percent increments on the second, third and fourth anniversaries of the date of the grant, respectively. This change was made to bring Hill-Rom’s practices more in line with those of its peers and to simplify communication and accounting with respect to these awards.
     Time Based Equity Awards Granted in Fiscal 2008 for Fiscal 2007 Performance. These equity based awards were granted to executive officers in December of 2007 based on a grant range of between 0% and 200% of a standard grant amount. The standard grant amount is determined by the Compensation Committee as competitive market median awards for each executive grade level. The actual grant of awards, with potential grants up to 200% of standard grant, is made by considering the individual’s performance through the Hill-Rom performance management system, using the same performance factors as those used for merit based salary increases and short-term incentive compensation awards. While time based equity awards are focused primarily on motivating future performance, to the extent that the executive officers’ personal performance objectives for the most recently completed fiscal year have not been achieved, those individuals’ equity based grants may be made at levels that are lower on the standard range of grants available. Awards made in fiscal 2008 (December 2007) based on fiscal 2007 performance for our Named Executive Officers other than Mr. Soderberg were based on the following ranges of potential stock option and restricted stock unit awards (as adjusted for the spin-off of the funeral services business):

Deferred Stock Share
(otherwise known as
Restricted Stock
	Stock Option Range	Unit) Range
Gregory N. Miller	0 to 42,180	0 to 11,100
Kenneth A. Camp	0 to 51,800	0 to 13,690
Patrick D. de Maynadier	0 to 42,180	0 to 11,100
Kimberly K. Dennis	0 to 42,180	0 to 11,100
John H. Dickey	0 to 42,180	0 to 11,100
     Awards made to Mr. Soderberg in fiscal 2008 (December 2007) based on fiscal 2007 performance were determined by the Compensation Committee based on an assessment of Mr. Soderberg’s individual performance. Actual awards granted to the Named Executive Officers during the fiscal year ended September 30, 2008 are set forth in the Grants of Plan-Based Awards Table under “—Compensation of Named Executive Officers” below.
     As part of its analysis and approval of the fiscal 2008 long-term incentive awards, the Compensation Committee reviewed information relative to equity wealth accumulation based on previous grants. The purpose of this analysis was to determine whether prior and proposed grants are likely to be effective for retention and performance incentive to the Named Executive Officers, as well as to determine whether the accumulation of equity warranted continued participation in severance and change in control programs of the Company. Based on its analysis, the Compensation Committee did not identify any issues that would warrant a change in the existing long-term incentive strategy.
     Time Based Equity Awards Granted in Fiscal 2009 for Fiscal 2008 Performance. These equity based awards were granted to executive officers in December 2008 based on a multiple of the executive officer’s annual base salary. The awards could range from 0% to 200% of base salary, with a target of 100% of base salary, for Named Executive Officers other than the CEO. The awards for the CEO could range from 0% to 480% of base salary, with a target of 240% of base salary. The Company elected to use a process based on multiples of base salary for determining equity awards in order to more accurately target market median compensation levels and to have a clear and simple means of comparing equity awards to other elements of compensation. The target award amount is determined by the Compensation Committee as competitive market median. After considering the individual performance for the Named Executive Officers, the Compensation Committee granted the following equity awards in December 2008:

		Deferred Stock Shares
		(otherwise known as
	Stock Options	Restricted Stock Units)
Peter H. Soderberg	179,041	51,999
Gregory N. Miller	33,571	9,750
Patrick D. de Maynadier	31,286	9,087
Kimberly K. Dennis	25,578	7,429
John H. Dickey	22,061	6,408
     In addition to reviewing the equity accumulation information as part of the approval of fiscal 2008 awards for fiscal 2007 performance, the Compensation Committee also reviewed the overall share usage under its current stock incentive program prior to approving the fiscal 2009 awards for fiscal 2008 performance. The Compensation Committee determined that the Company’s overall dilution trends and its annual dilution rate, when compared to peer group and market data, were reasonable, and no changes were warranted.
     Performance Based Equity Awards. Beginning in the third quarter of fiscal 2007, Hill-Rom began granting performance based equity awards to its executive officers. These awards are consistent with our compensation program’s guiding principles and were designed to (1) align the executive officers’ interests with those of shareholders, (2) motivate and provide incentive to achieve superior results, (3) assure clear accountabilities and provide rewards for producing results, and (4) ensure competitive compensation. The award level of the performance based awards granted for fiscal year 2007 to fiscal year 2009 performance was calculated to place the Named Executive Officers total direct compensation at market median while subsequent performance based awards allow for above median compensation for above median performance.
     Vesting of the performance based equity awards is contingent upon achievement of three-year or one-year, two-year and three-year performance targets and corresponding service requirements. These performance measures reflect Hill-Rom’s confidential strategic plan and Hill-Rom does not disclose the amount publicly for competitive reasons. These measures were chosen based upon the importance of these objectives in the achievement of Hill-Rom’s strategic plan, providing quality earnings and creating value for Hill-Rom’s stockholders. In setting these performance targets, Hill-Rom also considered the performance of its peer group, market indices and customer base with the intent that these goals be set to represent stretch goals relative to Hill-Rom’s customers and peers. Achievement of these targets is believed to be a “challenging” goal. However, the first performance based awards were made in April of 2007, and, therefore, there is no historical precedent on which to assess the likelihood of achievement. These performance measures are subject to adjustment by the Compensation Committee based upon unusual or extraordinary items that were not contemplated when the performance measures were set and may be out of the control of management. These items are the same as those that are excluded in the calculation of performance measures for purposes of short-term incentive compensation.
     Performance Based Equity Awards Granted for Fiscal 2007 to Fiscal 2009 Performance. In April 2007, Hill-Rom granted performance based deferred stock shares (otherwise known as restricted stock units) to its executive officers including the Named Executive Officers. These performance based deferred stock shares are subject to any stock dividends, stock splits, and other similar rights inuring to common stock but, unlike the time based deferred stock shares described above, are not entitled to cash dividend reinvestment. The deferred stock shares vest based on the achievement of one-year, two-year, and three-year performance targets related to cumulative revenue, cumulative operating income and return on assets employed and corresponding service requirements. While there can be 100% vesting if the three year targets are met, when the annual targets are met 20% may vest in year one, 20% may vest in year two, and 60% may vest in year three. For the one-year performance targets related to fiscal 2007 performance, the objectives were not achieved and no interim vesting occurred. For the two-year performance targets related to fiscal 2008 performance, the cumulative revenue target was achieved and, under the plan rules, 20% of the grant related solely to that performance measure vested at the end of fiscal 2008. The other performance measures under this grant (return on assets employed and operating income) failed to meet the performance target and no vesting under these measures occurred.
     The second quarter 2007 performance based awards granted to the Named Executive Officers are set forth in the Outstanding Equity Awards Table under “—Compensation of Named Executive Officers” below.
     Performance Based Equity Awards Granted for Fiscal 2008 to Fiscal 2010 Performance. In the second quarter of 2008, Hill-Rom granted performance based stock option awards to its executive officers including the Named Executive Officers. The performance based stock option awards vest based on three-year performance targets related to cumulative revenue, cumulative earnings per share and free cash flow. If the performance goals are met at the maximum level, these performance based stock option awards will fully vest at the end of fiscal 2010.
     In the case of Mr. Soderberg’s performance based stock option award, due to reaching the annual stock option award limit as stated in our Stock Incentive Plan, his award is a combination of stock options (up to the annual stock option limit) and performance based deferred stock shares representing the excess dollar amount of options over the annual stock option limit. However, all performance based stock options must vest prior to the vesting of the performance based deferred stock shares.
     The performance based awards granted to the Named Executive Officers during the fiscal year ended September 30, 2008 are set forth in the Grants of Plan Based Awards and Outstanding Equity Awards Tables under “—Compensation of Named Executive Officers” below.
     Performance Based Equity Awards Granted for Fiscal 2009 to Fiscal 2011 Performance. During the first quarter of fiscal 2009, Hill-Rom granted performance based stock options to key employees, including each of our Named Executive Officers. The total award was divided evenly into two separate grants for accounting purposes. The first grant, representing 50% of the total award, vests based on three-year performance targets related to cumulative revenue and cumulative earnings per share. The second grant, representing the other 50% of the total award, vests based on three-year performance targets related to relative total shareholder return. All other terms of the two grants are the same. If the performance goals are met at the maximum level, these performance based stock option awards will fully vest at the end of fiscal 2011.
     The awards were in the following amounts for the Named Executive Officers:

		Performance Based
	Performance Based	Deferred
	Stock Options	Stock Shares
Peter H. Soderberg	191,055	48,510
Gregory N. Miller	140,143	NA
Patrick D. de Maynadier	103,375	NA
Kimberly K. Dennis	79,929	NA
John H. Dickey	66,182	NA
     Mr. Soderberg’s performance based stock option awards are a combination of stock options, up to the annual individual stock option limit under our Stock Incentive Plan, and performance based deferred stock shares (otherwise known as restricted stock units), representing the excess dollar amount of options over that limit. However, under each award, all performance based stock options must vest prior to the vesting of the performance based deferred stock shares.
     Other Equity Based Compensation. In addition to the equity awards described above, senior management may from time to time receive additional equity based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. These grants are typically in the form of stock options or deferred stock shares (otherwise known as restricted stock units) and are typically granted as a percentage of the respective employee’s base salary. There were no Other Equity Based Compensation awards made to the Named Executive Officers during fiscal year 2008.
     Share Ownership Guidelines. All executive officers and designated members of management of Hill-Rom are expected to own shares of Hill-Rom common stock. Specifically, our Chief Executive Officer, his executive officer direct reports, including the Named Executive Officers, from and after the later to occur of (1) February 13, 2006 or (2) the date on which any such individual first became an officer of Hill-Rom or any of its subsidiaries (“Start Date”) are required to hold shares of Hill-Rom common stock or equivalents described below at the following levels (“Required Ownership Level”):

Required Ownership Level
Position	(Expressed as Base Annual Salary Multiple)
Chief Executive Officer	4 x Base Annual Salary
Other Named Executive Officers	2 x Base Annual Salary
     Shares owned outright (including vested deferred shares) and deferred stock shares (otherwise known as restricted stock units), whether vested or unvested, count as share equivalents towards the Required Ownership Level. The Required Ownership Level must be achieved within five years from the Start Date. Failure to achieve or maintain the Required Ownership Level may result in (1) the applicable individual being required to hold all after tax vested deferred stock shares and after-tax shares acquired upon exercise of stock options or (2) suspension of future restricted stock or deferred stock share grants until the Required Ownership Level is achieved. The Compensation Committee (or its designee) may make exceptions, in its (his or her) sole discretion, in the event of disability or great financial hardship.

     Section 162(m). The Stock Incentive Plan is designed to provide for the grant of awards that meet the requirements of Section 162(m) of the Code and also enables the Compensation Committee to grant awards that do not satisfy the performance based pay exemption under the Section 162(m) requirements. For example, time-based vested deferred stock share (otherwise known as a restricted stock unit) awards do not satisfy the performance based exception under Section 162(m) and therefore are subject to Section 162(m) and included in the $1 million dollar compensation cap in the year the awards are included in taxable income of the recipient.
     Retirement, Change in Control Agreements and Severance
     Overview. Hill-Rom believes that it is in the best interests of it and its shareholders to have the unbiased dedication of its executives, without the distraction of personal uncertainties such as retirement or a change in control. Hill-Rom has designed its senior management retirement and other post-employment benefit programs to reduce such distraction. Hill-Rom believes that its programs allow for a “smooth” transition in the event of retirement or a change in control without providing “windfall” benefits to management. It also believes that these benefits are at market levels and competitive with those of other comparable companies.
     The components of Hill-Rom’s retirement benefits program are as follows:
•	Normal Retirement Guidelines

•	Deferred Compensation Program

•	Pension Plan

•	Savings Plan

•	Supplemental Executive Retirement Plan

•	Change in Control Agreements

•	Severance Pay Plan
     Normal Retirement Guidelines. Executives currently employed, including the Named Executive Officers who are at least 55 years of age and with 5 years length of service, are eligible to receive certain benefits under Hill-Rom’s Stock Incentive Plan. These guidelines are incorporated into each individual equity award agreement and have been approved by the Compensation Committee. The following is allowed:
•	accelerated vesting of outstanding time-based deferred stock awards and stock options, which have been held for at least one year;

•	partial vesting of outstanding performance based deferred stock awards, which have been held for at least one year; and

•	an extension of up to three years of the time to exercise eligible outstanding stock options.

     Executive Deferred Compensation Program. Under the Hill-Rom Holdings, Inc. Executive Deferred Compensation Program (the “Deferred Compensation Program”) certain executives, including the Named Executive Officers, who are chosen by the Compensation Committee may elect to defer all or a portion of their base compensation, payments under the STIC Plan and certain other benefits to be paid in years later than when such amounts are due. As of September 30, 2008, none of the Named Executive Officers participate or have balances in the Deferred Compensation Program.
     Pension Plan. The Hill-Rom Holdings, Inc. Pension Plan (the “Pension Plan”) covers officers and other employees of Hill-Rom and its subsidiaries. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. The principal terms of the Hill-Rom Pension Plan are described below.
     Contributions to the Pension Plan by Hill-Rom are made on an actuarial basis, and no specific contributions are determined or set aside for any individual. Effective June 30, 2003, the Pension Plan was closed to new participants. Existing participants, effective January 1, 2004 were given the choice to remain in the Pension Plan and to continue earning credited service or to freeze their accumulated benefit as of January 1, 2004 and to participate in an enhanced defined contribution savings plan, as described below.
     The Code limits the amount of benefits that may be paid under the Pension Plan. A supplemental pension benefit that makes up for the Code limitations is provided under the SERP described below. Benefits under the Pension Plan are not subject to deductions for Social Security or other offset amounts.
     Employees who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual calendar year eligible compensation earned over five consecutive years and the employee’s years of service.
     For information regarding the pension benefits payable to our Named Executive Officers, see the Pension Benefits at September 30, 2008 table under “—Compensation of Named Executive Officers” below.
     Savings Plan. Hill-Rom maintains the Hill-Rom Holdings, Inc. Savings Plan (the “Savings Plan”), which covers substantially all employees, including senior management. Under the Savings Plan, which is a tax-qualified retirement savings plan, participating employees may contribute up to 40 percent of compensation on a before-tax basis. Hill-Rom contributes a matching contribution to the Savings Plan, for those employees who are not active participants in the Pension Plan and for those employees hired on or after July 1, 2003, in an amount equal to fifty cents for each dollar contributed by participating employees on the first six percent of their compensation. Additionally, Hill-Rom annually contributes to the Savings Plan, (1) for employees who are active participants in the Pension Plan and employees who are paid commissions, an amount equal to three percent of such employees’ compensation, and (2) for employees who are not active participants in the Pension Plan and for those employees hired on or after July 1, 2003, an amount equal to four percent of such employees’ compensation.
     During 2008, the Savings Plan limited the “additions” that can be made to a participating employee’s account to $46,000 per year. “Additions” include all Hill-Rom contributions and the before-tax contributions made by Hill-Rom at the request of the participating employee under Section 401(k) of the Code. Of those additions, the current maximum before-tax contribution made by a participating employee is $15,500 per year (or $20,500 per year for certain participants age 50 and over). In addition, no more than $230,000 of annual compensation may be taken into account in computing benefits under the Savings Plan. A supplemental savings plan benefit that makes up for these limitations is provided under the SERP as described below.
     Participants immediately vest in their own contributions and earnings. Matching contributions made by Hill-Rom cliff vest after three years of continuous employment and all subsequent matching contributions immediately vest thereafter.
     Each year Hill-Rom performs standard year-end coverage, nondiscrimination and compliance testing on the Savings Plan to ensure compliance with applicable Internal Revenue Service rules and regulations. In the event the plan does not meet the nondiscrimination requirements, a prorated portion of the contributions made by “Highly Compensated” employees will be returned to the respective employee in order to ensure compliance.
     For information regarding compensation paid to our Named Executive Officers under the Savings Plan, see the Summary Compensation Table and footnote 6 thereto under “—Compensation of Named Executive Officers” below.
     Supplemental Executive Retirement Plan. The Hill-Rom Holdings, Inc. Supplemental Executive Retirement Plan (the “SERP”) provides additional retirement benefits to certain employees selected by the Compensation Committee and the Chief Executive Officer of Hill-Rom whose retirement benefits under the Pension Plan and/or Savings Plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Code. The employees that have been selected to participate in this plan include all the Named Executive Officers and other senior executive officers of the Company and its subsidiaries.
     The additional retirement benefits provided by the SERP are (1) for certain Pension Plan participants chosen by the Compensation Committee, in an amount equal to the benefits under the Pension Plan which are so reduced, curtailed or limited by reason of the application of such limitation and/or (2) for certain Savings Plan participants chosen by the Compensation Committee, in an amount equal to the benefits under the Savings Plan which are so reduced, curtailed or limited by reason of the application of such limitation. Effective June 30, 2003, the Pension Plan and the Pension Plan portion of the SERP were closed to new participants. Additionally, certain participants in the SERP who are selected by the Compensation Committee may annually receive an additional benefit of a certain percentage of such participants’ Compensation (as defined below) for such year (the current percentage is three or four percent), and the amount of the retirement benefit shall equal the sum of such annual additional benefit plus additional earnings factor. “Compensation” under the SERP means the corresponding definition of compensation under the Pension Plan and the Savings Plan plus a percentage of a participant’s eligible compensation as determined under Hill-Rom’s Short-Term Incentive Compensation Program. Long-term incentive compensation is not included in the calculation of the SERP benefits.
     The retirement benefit to be paid under the SERP is from the general assets of Hill-Rom, and such benefits, except as otherwise required by Section 409A of the Code, are generally payable at the time and in the manner benefits are payable under the Pension Plan. Under the Savings Plan, a lump sum cash payment is available to the participant within one year of retirement or termination of employment. In the alternative a participant may defer receipt by electing a stream of equal annual payments for up to 15 years.

     For information regarding the pension benefits payable to our Named Executive Officers under the SERP, see the Pension Benefits at September 30, 2008 table under “—Compensation of Named Executive Officers” below.
     Change in Control Agreements. The Company has entered into a Change in Control Agreement (the “Change in Control Agreements”) with each Named Executive Officer. The Change in Control Agreements are intended to encourage continued employment by the Company of its key management personnel and to allow such personnel to be in a position to provide assessment and advice to the Board of Directors regarding any proposed Change in Control without concern that such personnel might be unduly distracted by the uncertainties and risks created by a proposed Change in Control.
     The Change in Control Agreements provide for payment of specified benefits upon the Company’s termination of the executive’s employment (other than on account of death, disability, retirement or “cause”) in anticipation of or within two years (three years in the case of the Chief Executive Officer) after a Change in Control, or upon the executive’s termination of employment for “good reason” within two years (three years in the case of the Chief Executive Officer) after a Change in Control. The Chief Executive Officer’s Change in Control Agreement also provides for the payment of the specified benefits in the event the Chief Executive Officer terminates employment for any reason during the 30-day period following the first anniversary of the Change in Control. The benefits to be provided by the Company upon a Change in Control under any of the above circumstances are:
•	a lump sum payment in cash equal to two times (three times in the case of the Chief Executive Officer) the executive’s annual base salary;

•	continued health and medical insurance for the executive and the executive’s dependents and continued life insurance coverage for the executive for 24 months (36 months in the case of the Chief Executive Officer), with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches retirement age;

•	a cash payment in lieu of certain perquisites, such as accrued and unpaid vacation; and

•	an increase to the defined benefit and defined contribution pension benefit otherwise payable to the executive calculated by giving him equivalent credit for two additional years of age and service (or, in the case of the Chief Executive Officer, three additional years of age and service credit).
     In addition, upon a Change in Control, whether or not the executive’s employment is terminated, all outstanding stock options, restricted stock and deferred stock shares (otherwise known as restricted stock units) will become fully vested and the executive will be deemed to have earned all outstanding short-term incentive compensation and performance share compensation awards to the extent such awards would have been earned if all performance targets for the relevant period were achieved. The Chief Executive Officer’s Change in Control Agreement provides that if the Chief Executive Officer receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Code, the Chief Executive Officer will be entitled to receive an additional “gross-up” payment in an amount necessary to put the Chief Executive Officer in the same after-tax position as if such excise tax had not been imposed. The Change in Control Agreements for the other above named executive officers provide for a similar “gross-up” payment, except that if the value of all “parachute payments” to an executive does not exceed 120% of the maximum “parachute payment” that could be paid to the Named Executive Officer without giving rise to the excise tax, the payments otherwise called for by the Change in Control Agreement will be reduced to the maximum amount which would not give rise to the excise tax.
     Under the Change in Control Agreements, a “Change in Control” is defined generally as (1) the acquisition of beneficial ownership of 35% or more of the voting power of all Hill-Rom voting securities by a person or group other than members of the Hillenbrand Family; (2) the consummation of certain mergers or consolidations; (3) the failure of a majority of the members of the Hill-Rom Board of Directors to consist of Current Directors (defined as any director on the date of the Change in Control Agreements and any director whose election was approved by a majority of the then-Current Directors); (4) the consummation of a sale of substantially all of the assets of Hill-Rom; or (5) the date of approval by the shareholders of Hill-Rom of a plan of complete liquidation of Hill-Rom.
     For information regarding the benefits that would have been payable to the Named Executive Officers as of September 30, 2008 under the Change in Control Agreements, see the Potential Payments Upon Termination or Change in Control tables under “—Compensation of Named Executive Officers” below.
     Severance Pay Plan. Under the Hill-Rom Holdings, Inc. Severance Pay Plan for Salaried Employees (the “Severance Plan”) post-employment severance benefits are provided to our employees who are terminated in connection with a reduction-in-force or corporate reorganization. Generally these benefit amounts are based upon length of service and position level with Hill-Rom. Generally, under the Severance Plan an eligible participant will receive one week’s pay for each year of service up to a maximum of twenty-six week’s pay. An additional two week’s pay will be made if the participant is age forty or older. Additional benefits may be provided by Hill-Rom if the participant is terminated as part of an Employer-designated reduction in force, determined in the sole discretion of Hill-Rom. In any case the total benefit payable under the Severance Plan will not exceed the amount of a participant’s annual compensation during the year immediately preceding the participant’s termination of employment.
     Generally, the employment agreements that we have entered into with the Named Executive Officers provide severance benefits that are greater than those provided under the Severance Plan. For information regarding the severance benefits payable to our Named Executive Officers under their employment agreements, see the Potential Payments Upon Termination or Change in Control tables under “—Compensation of Named Executive Officers” below.
     Other Personal Benefits
     In addition to the elements of compensation discussed above, we also provide senior level management with various other benefits as follows:
•	Tuition Reimbursement

•	Executive Financial Planning, Estate Planning and Tax Preparation Service

•	Executive Physical

•	Other Benefits
     Hill-Rom provides these benefits in order to remain competitive with the market and believes that these benefits help it to attract and retain qualified executives. These benefits also reduce the amount of time and attention that senior management must spend on personal matters and allows them to dedicate more time to the Company. Hill-Rom believes that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of Hill-Rom and its shareholders.
     Tuition Reimbursement Program. All employees are eligible to participate in Hill-Rom’s Tuition Reimbursement Program. This program is provided to support Hill-Rom’s innovation and commitment to improving its abilities. The Company believes that education will support the development of its employees for new positions and enhance their contributions to the achievement of its strategic goals. Under Hill-Rom’s Tuition Reimbursement Program, Hill-Rom reimburses tuition, registration fees and laboratory fees for all of its employees. All fulltime employees are eligible for 100% reimbursement on a course-by-course basis within a job related degree program; there is no maximum limit to reimbursement. Minimum academic achievement is required in order to receive reimbursement. This program is not currently being used by any of our Named Executive Officers.
     Executive Financial and/or Estate Planning and Tax Preparation Service Program. Senior level managers are eligible for reimbursement of financial and/or estate planning services and for income tax preparation services. Reimbursement is approved for dollar amounts of up to 50% of an executive’s out of pocket costs up to $2,000 per year. Qualified expenses include income tax preparation, estate planning and investment planning, among others.
     Executive Physical. Hill-Rom provides senior level managers with annual physicals. Hill-Rom covers 100% of the cost of this program. This program was developed to promote the physical well being and health of Hill-Rom’s senior level managers. Hill-Rom believes this program is in the best long-term interests of its shareholders.
     Other Benefits. Senior management also participates in other benefit plans that Hill-Rom fully or partially subsidizes. Their participation is on the same terms as other employees of Hill-Rom. Some of the more significant of these benefits include medical, dental, life and vision insurance, as well as relocation reimbursement; holiday and vacation benefits. All Named Executive Officers participate in Hill-Rom’s group term life insurance program which provides death benefit coverage of up to two times base salary or $500,000, whichever is lesser, and provides accidental death and dismemberment coverage of up to $200,000. In addition, beginning January 1, 2007 the Named Executive Officers were eligible to participate in the optional supplemental group term life insurance program in which participants may purchase up to the lesser of five times their base annual salary or $600,000 of additional term life insurance at their own expense.
     Employment Agreements
     We have entered into employment agreements with each of the Named Executive Officers of the Company. These agreements are summarized below.
     Peter H. Soderberg — The Company and Peter H. Soderberg entered into an amended Employment Agreement effective March 31, 2008 relating to Mr. Soderberg’s employment as

President and Chief Executive Officer of the Company. The agreement provides that the term of Mr. Soderberg’s employment began effective March 20, 2006. The agreement provides that Mr. Soderberg is entitled to receive a base salary of $840,000 per year and has the opportunity to earn an incentive compensation bonus. The agreement provides that Mr. Soderberg is eligible to participate in Hill-Rom’s 401(k) Savings Plan and Supplemental Executive Retirement Plan consistent with plans, programs and policies available to other executive officers of the Company. He will also participate in a nonqualified deferred compensation plan established for the benefit of Mr. Soderberg, pursuant to which Mr. Soderberg was credited with $75,000 within 30 days after March 20, 2006 and will be credited with $75,000 on each anniversary thereafter during Mr. Soderberg’s employment. Amounts credited to Mr. Soderberg’s account under this plan bear interest at a prime rate in effect from time to time or at other rates determined by the Compensation Committee. Mr. Soderberg will be fully vested in all amounts credited to his account under this plan and will be entitled to receive the balance of the account in a lump sum cash payment on or as soon as possible after the date that is six months after the date of the termination of Mr. Soderberg’s employment with Hill-Rom. Mr. Soderberg may also use the Company’s aircraft for personal travel to and from Mr. Soderberg’s primary and secondary residences up to a maximum of 100 occupied hours of flight time per calendar year. Mr. Soderberg will also be provided such additional compensation, benefits and perquisites, including participation in the Company’s health and welfare plans, as are available to other executive officers of the Company and as the Board of Directors may deem appropriate.
     The employment agreement is terminable by either the Company or Mr. Soderberg on sixty days’ notice, or pay in lieu of notice if terminated by the Company, and is terminable at any time by the Company for “cause” (defined in the same manner as in the employment agreements of the other Named Executive Officers as described below). If Mr. Soderberg is terminated by the Company other than for cause, including a termination by Mr. Soderberg for “good reason” (defined generally in the same manner as in the employment agreements of the other Named Executive Officers as described below), the Company is required to pay severance to Mr. Soderberg in an amount equal to twelve months of Mr. Soderberg’s base salary, with payments commencing six months after the time of termination. The employment agreement also contains a limited non-competition and non-solicitation agreement of Mr. Soderberg, which continues generally for a period of two years after the termination of Mr. Soderberg’s employment. The employment agreement also required the Company to pay Mr. Soderberg’s costs of entering into the employment agreement, including the reasonable fees and expenses of his legal counsel.
     Other Named Executive Officers — The Company or its subsidiaries have entered into an employment agreement with each of the other Named Executive Officers. We believe that it is appropriate for our senior executives to have employment agreements because they provide certain contractual protections to us that we might not otherwise have, including provisions relating to non-competition with us, non-solicitation of our employees and confidentiality of our proprietary information. Additionally, we believe that employment agreements are a useful tool in recruiting and retention of senior level employees. The current employment agreements set forth the basic duties of the executive officers and provide that each executive officer is entitled to receive, in addition to base salary, incentive compensation payable in our discretion and such additional compensation, benefits and perquisites as we may deem appropriate. The employment agreements are terminable by either us or the executive officer “without cause” on sixty (60) days’ written notice, or if terminated by us, pay in lieu of notice, and are terminable at any time by us for cause, as defined in each employment agreement. Generally “cause” is defined as (1) failure by the executive officer to comply with the terms of the employment agreement, specifically not complying with any reasonable instructions or orders issued by us, (2) illegal conduct, (3) violation of significant company policy, (4) improper disclosure of our confidential information, or (5) engaging in conduct that is contrary to our best interests. The executive officer may terminate his employment agreement and declare the agreement to have terminated “without cause” by us upon the occurrence without the executive officer’s consent of a “good reason” event. Generally, a “good reason” event is defined as any of the following (1) an assignment to the executive officer of duties lasting more than sixty days that are materially inconsistent with the executive officer’s then current position or a material change in the executive officer’s reporting relationship to the CEO or his/her successor; (2) the failure to elect or reelect the executive officer as Vice President or other officer of us (unless such failure is related in any way to our decision to terminate the executive officer for cause); (3) our failure to provide the executive officer with office space and support personnel commensurate with level of responsibilities and/or position; (4) a reduction by us in the amount of the executive officer’s base salary or the discontinuation or reduction by us of the executive officer’s participation in the same level of eligibility as compared to other peer employees in any incentive compensation, additional compensation, benefits, policies or perquisites; (5) the relocation of our principal executive offices or the executive officer’s place of work requiring a commuting change of more than fifty (50) miles; or (6) our failure to perform our obligations under the employment agreement. If an executive officer is terminated by us without cause or terminated by the executive officer upon the occurrence, without the executive officer’s consent, of a good reason event, we are required to pay severance to the executive in an amount equal to twelve months of the executive officer’s base salary, with payments commencing six months after the time of termination. The employment agreements also contain limited non-competition and non-solicitation agreements of the executive officers, which continue generally for a period of eighteen to twenty-four months after the termination of the executive officer’s employment.
     For information regarding the benefits payable to our Named Executive Officers under their employment agreements, see the Potential Payments Upon Termination or Change in Control tables under “—Compensation of Named Executive Officers” below.
Compensation and Management Development Committee Report
     The Compensation and Management Development Committee of the Board of Directors of Hill-Rom Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
     Submitted by the Compensation and Management Development Committee
Ronald A. Malone (Chairman)
Joanne C. Smith, M.D. (Vice Chairperson)
Patrick T. Ryan

Compensation of Named Executive Officers
     The following tables and notes set forth compensation information for the fiscal years ended September 30, 2008 and 2007 for our Named Executive Officers. All of the information in the following tables reflects compensation earned by the individuals for services with Hill-Rom and its subsidiaries. All references in the following tables to stock and stock options relate to awards of stock and stock options granted by Hill-Rom and give effect to the adjustments made in connection with the spin-off of the funeral services business.
     In connection with the spin-off, we entered into new employment agreements with each of the Named Executive Officers (other than Mr. Camp) – see the “Employment Agreements” section of the Compensation Discussion and Analysis for further discussion. The Named Executive Officers were not entitled to receive payments that would be characterized as “Bonus” payments for the fiscal years ended September 30, 2008 and 2007.
     Total cash compensation, which includes salary and non-equity incentive plan compensation, is based on individual performance as well as the overall performance of Hill-Rom as described in the “Base Salary” and “Annual Cash Incentives” sections of the Compensation Discussion and Analysis. Generally, the emphasis that is placed on stock-based compensation increases as the level of responsibility of the individual employee increases.
Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	$ (1)	$	$ (2)	$ (3)	$ (4)	$ (5)	$ (6)	$

PETER H. SODERBERG	2008	$840,000	None	$851,169	$1,713,045	$862,369	$2,635	$522,031	$4,791,249
President and Chief Executive Officer, Member Board of Directors	2007	$830,575	None	$1,445,305	$531,680	$711,245	$6,004	$517,394	$4,042,203

GREGORY N. MILLER	2008	$378,000	None	$261,238	$663,729	$235,217	$486	$39,539	$1,578,209
Senior Vice President, Chief Financial Officer and Treasurer	2007	$371,403	None	$300,702	$125,508	$174,828	$1,267	$38,893	$1,012,601

KENNETH A. CAMP (7)	2008	$218,183	None	$873,415	$362,276	N/A	$32,776	$24,634	$1,511,284
Former Senior Vice President of the Company and President and Chief Executive Officer, Batesville Casket Company, Inc.	2007	$424,102	None	$745,077	$279,017	$202,881	$338,345	$42,210	$2,031,632

PATRICK D. DE MAYNADIER	2008	$352,273	None	$263,748	$795,994	$210,075	$688	$31,742	$1,654,520
Senior Vice President, General Counsel and Secretary	2007	$347,268	None	$301,091	$104,468	$163,447	$23,316	$31,720	$971,310

KIMBERLY K. DENNIS (8)	2008	$288,000	None	$210,749	$672,876	$153,982	$108	$13,343	$1,339,058
Group Vice President, North America Post-Acute Care

JOHN H. DICKEY	2008	$248,400	None	$324,083	$577,694	$154,571	$10,130	$11,532	$1,326,410
Senior Vice President, Human Resources	2007	$246,421	None	$275,991	$108,310	$125,011	$63,867	$10,820	$830,420

(1)	The amounts indicated represent the dollar value of base salary earned during fiscal year 2008 and 2007.

(2)	The amounts indicated represent the aggregate dollar amount of compensation expense recognized in our Consolidated Financial Statements during the applicable year, excluding the reduction for risk of forfeiture, related to deferred stock share (otherwise known as restricted stock unit) and performance based deferred stock share awards held by our Named Executive Officers The determination of this expense is based on the methodology set forth in Notes 1 and 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2008, which was filed with the SEC on November 26, 2008.

(3)	The amounts indicated represent the aggregate dollar amount of compensation expense recognized in our Consolidated Financial Statements during the applicable year, excluding the reduction for risk of forfeiture, related to stock option and performance based stock option awards held by our Named Executive Officers. The determination of this expense is based on the methodology set forth in Notes 1 and 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2008, which was filed with the SEC on November 26, 2008. The amounts for fiscal 2008 also include the increase in fair value of each Named Executive Officer’s stock options due to the modification charge recorded in our Consolidated Financial Statements for the year ended September 30, 2008, as a result of the spin-off our funeral services business.

(4)	The amounts indicated represent cash awards earned for fiscal year 2008 and 2007 and paid in fiscal years 2009 and 2008, respectively, under our STIC Plan. See the “Annual Cash Incentives” section of the Compensation Discussion and Analysis.

(5)	Change in Pension Value and Nonqualified Deferred Compensation earned or allocated during the fiscal year ended September 30, 2008 is as follows:

	Change in Actuarial Present Value of	Above Market Nonqualified
	Accumulated Pension Benefit (a)	Deferred Compensation Earnings	Total
Peter H. Soderberg	N/A	$2,635	$2,635
Gregory N. Miller		$486	$486
Kenneth A. Camp (b)	$31,510	$1,266	$32,776
Patrick D. de Maynadier		$688	$688
Kimberly K. Dennis		$108	$108
John H. Dickey	$10,044	$86	$10,130
(a)	See the Pension Benefits table below for additional information, including present value assumptions used in this calculation.

(b)	The change in actuarial present value of accumulated pension benefit amount for Mr. Camp is calculated as of March 31, 2008.
(6)	Consists of the incremental cost of aircraft usage, Company provided contributions for the savings plan, the savings plan portion of the SERP and supplemental retirement benefits. Also includes the incremental cost of professional services for tax preparation and financial planning services, and other personal benefits provided by the Company. All Other Compensation earned or allocated during the fiscal year ended September 30, 2008 is as follows:

	Aircaft	Company Contribution		Supp	Financial Planning
Name	Usage(a)	401(K)	Supp 401(k)	Retirement	and Tax Preparation	Home Security	Total
Peter H. Soderberg	$287,133	$16,100	$143,588	$75,000		$210	$522,031
Gregory N. Miller		$15,860	$23,679				$39,539
Kenneth A. Camp		$3,581	$19,523		$1,530		$24,634
Patrick D. de Maynadier		$6,900	$24,842				$31,742
Kimberly K. Dennis		$7,082	$6,098		$163		$13,343
John H. Dickey		$7,037	$4,317		$178		$11,532

(a)	The Company has agreed to permit the Chief Executive Officer to use the Company’s aircraft for travel to and from Mr. Soderberg’s primary and secondary residences up to a maximum of 100 occupied hours of flight time per calendar year. Mr. Soderberg used approximately 58 occupied flight hours during calendar year 2008. The value of the use of Company aircraft disclosed in the Summary Compensation Table is based upon the variable cost of operating the aircraft ($2,671 per flight hour for fiscal 2008), which includes trip-related expenses such as fuel, aircraft maintenance, crew travel expenses, on-board catering, landing and parking fees, and also takes into account flights without passengers. We do not include fixed costs that do not change based on personal usage such as pilot salaries and depreciation expense. Accordingly, included in the table above is $287,133, representing the aggregate incremental cost to the Company for Mr. Soderberg’s personal use of the Company’s aircraft for fiscal 2008. Mr. Soderberg used approximately 62 occupied flight hours during fiscal year 2008. While the Company does not charge for the personal use of its aircraft, it does report amounts related to such use as taxable income to the IRS.
(7)	Mr. Camp resigned as an officer of the Company effective March 31, 2008 in connection with the spin-off of the funeral services business.

(8)	Prior to April 1, 2008, Ms. Dennis was an employee of the Company but not an executive officer. Accordingly, compensation information is presented for Ms. Dennis for 2008 only.

Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2008
     The following table summarizes the grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended September 30, 2008. All stock-based awards in fiscal year 2008 were granted under our Stock Incentive Plan.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
								All Other	All Other		Closing
								Stock	Option		Market
								Awards:	Awards:		Price of	Grant Date
		Estimated Future Payouts Under						Number	Number of	Exercise or	Underlying	Fair Value
		Non-Equity Incentive			Estimated Future Payouts Under			of Shares of	Securities	Base Price of	Securities	of Stock
		Plan Awards (1)			Equity Incentive Plan Awards (2)			Stock or	Underlying	Option	on Date	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	of Grant	Awards
Name	Date	$	$	$	#	#	#	# (3)	# (4)	$/sh (5)	$/sh (5)	$ (6)

Peter H. Soderberg		$0	$756,000	$1,512,000
	12/6/2007								149,204	$29.33	$29.46	$1,005,796
	12/6/2007							37,010				$1,085,409
	4/1/2008				0	171,528	220,853			$25.37	$26.51	$1,590,142
	4/1/2008						10,341					$262,351
	4/1/2008							30 (7)				$761

Gregory N. Miller		$0	$189,000	$378,000
	12/5/2007								24,605	$29.22	$29.31	$165,206
	12/5/2007							8,326				$243,225
	4/1/2008				0	73,611	110,417			$25.37	$26.51	$795,000
	4/1/2008							30 (7)				$761

Kenneth A. Camp (8)		$0	$163,637	$327,274
	12/5/2007								37,000	$29.22	$29.31	$248,431
	12/5/2007							7,400				$216,200

Patrick D. de Maynadier		$0	$176,136	$352,272
	12/5/2007								23,125	$29.22	$29.31	$155,269
	12/5/2007							6,476				$189,175
	4/1/2008				0	58,333	87,500			$25.37	$26.51	$630,000
	4/1/2008							30 (7)				$761

Kimberly K. Dennis		$0	$144,000	$288,000
	12/5/2007								23,125	$29.22	$29.31	$155,269
	12/5/2007							5,551				$162,150
	4/1/2008				0	38,194	57,292			$25.37	$26.51	$412,502
	4/1/2008							30 (7)				$761

John H. Dickey		$0	$124,200	$248,400
	12/5/2007								23,125	$29.22	$29.31	$155,269
	12/5/2007							6,476				$189,175
	4/1/2008				0	38,194	57,292			$25.37	$26.51	$412,502
	4/1/2008							30 (7)				$761

(1)	The amounts indicated represent potential cash awards that could be paid under our STIC Program. Awards can range from 0% to 200% of the target amount. See “Annual Cash Incentives” section of the Compensation Discussion and Analysis for discussion of this program. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts earned, which were paid in December 2008.

(2)	Performance Based Stock Option awards were granted pursuant to Hill-Rom’s Stock Incentive Plan for the fiscal year ended September 30, 2008. These awards were granted at maximum levels of which the vesting schedules, upon satisfying performance criteria, for incentive stock option awards granted during the fiscal year 2008 are disclosed by individual in the footnotes in the following Outstanding Equity Awards table. In the case of Mr. Soderberg’s performance based stock option award, due to potentially reaching the annual stock option award limit as permitted by our Stock Incentive Plan, his award is a combination of stock options (up to the annual stock option limit) and performance based restricted stock units representing the excess dollar amount of options over the annual stock option limit. However, all performance based stock options must vest prior to the vesting of the performance based restricted stock units.
(3)	Deferred stock share (otherwise known as a restricted stock unit) awards were granted pursuant to Hill-Rom’s Stock Incentive Plan during the fiscal year ended September 30, 2008 related to fiscal 2007 performance. Dividends paid on Hill-Rom common stock will be deemed to have been paid with regard to the deferred stock shares awarded and deemed to be reinvested in Hill-Rom common stock at the market value on the date of such dividend, and will be paid in additional shares on the vesting date of the underlying award. The vesting schedules for deferred stock share awards granted during the fiscal year 2008 are disclosed by individual in the footnotes in the following Outstanding Equity Awards table.

(4)	Options were granted pursuant to Hill-Rom’s Stock Incentive Plan during the fiscal year ended September 30, 2008 related to fiscal 2007 performance. The options expire in ten years from date of grant and will vest for exercise purposes in equal increments during the first three years of the option life. Stock awards and options are granted at the discretion of the Compensation and Management Development Committee of the Board of Directors.

(5)	The Compensation Committee set the exercise price of stock options at the fair market value on the date of grant. Our Stock Incentive Plan defines “fair market value” as the average of the high and low selling prices of our common stock on the New York Stock Exchange on the date of grant or if the grant date is a non-trading day, then the next trading day thereafter. As a result, in certain instances the exercise price was less than the closing price of our common stock on the date of grant. The closing prices of our common stock presented for grant dates prior to March 31, 2008 have been adjusted to give effect to the spin-off of our funeral services business.

(6)	The valuation of stock options, deferred stock shares and performance based deferred stock shares (otherwise known as restricted stock units) is based on the methodology set forth in Notes 1 and 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2008, which was filed with the SEC on November 26, 2008.

(7)	Amount represents a Founders Grant, a deferred stock share (otherwise known as a restricted stock unit) award granted to all eligible employees, including the Named Executive Officers (other than Mr. Camp), in connection with the spin-off of our funeral services business and the beginning of our history as the new Hill-Rom. The vesting schedule is disclosed by individual in the footnotes to the following Outstanding Equity Awards table.

(8)	In connection with the spin-off of our funeral services business, Mr. Camp’s stock option and deferred stock shares granted during fiscal 2008 were converted to Hillenbrand, Inc. stock option awards and deferred stock shares. The amounts above represent the equivalent Hill-Rom awards Mr. Camp would have received had he remained employed by us through September 30, 2008.

Outstanding Equity Awards at September 30, 2008
     The following table summarizes the number and terms of stock option, deferred stock share (otherwise known as a restricted stock unit) and performance based deferred stock share awards outstanding for each of the Named Executive Officers as of September 30, 2008.
(table on following page)

(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)		(j)
	Option Awards							Stock Awards
				Equity							Equity		Equity Incentive
				Incentive							Incentive Plan		Plan Awards:
				Plan Awards:							Awards:		Market or
	Number of	Number of		Number of							Number of		Payout Value of
	Securities	Securities		Securities				Number of		Market Value	Unearned		Unearned
	Underlying	Underlying		Underlying				Shares or Units		of Shares or	Shares, Units or		Shares, Units or
	Unexercised	Unexercised		Unexercised		Option		of Stock That		Units of Stock	Other Rights		Other Rights
	Options	Options		Unearned		Exercise	Option	Have Not		That Have Not	That Have Not		That Have Not
	#	#		Options		Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		#		$	Date	# (14)		$ (1)	# (15)		$ (1)

Peter H. Soderberg	7,400					$33.28	5/17/2012
	7,400					$26.22	2/13/2013
	72,539	36,269	(2)			$29.60	3/20/2016
	41,388	82,775	(3)			$32.51	12/14/2016
		149,204	(16)			$29.33	12/6/2017
				220,853	(13)	$25.37	4/1/2018	98,073	(7)	$2,972,593	27,642	(13),(15)	$837,829

Gregory N. Miller	7,400					$27.09	11/9/2011
	4,625					$33.24	4/9/2012
	7,400					$25.67	12/4/2012
	2,775					$26.22	2/13/2013
	9,250					$31.48	12/3/2013
	14,800					$30.04	12/15/2014
	22,447	11,223	(4)			$26.46	11/30/2015
	8,202	16,403	(5)			$31.30	11/30/2016
		24,605	(17)			$29.22	12/5/2017
				110,417	(13)	$25.37	4/1/2018	26,973	(8)	$817,552	14,248	(15)	$431,857

Kenneth A. Camp (9)

Patrick D. de Maynadier	27,750					$30.85	2/1/2012
	9,250					$33.24	4/9/2012
	9,250					$25.67	12/4/2012
	33,300					$31.48	12/3/2013
	33,300					$30.04	12/15/2014
	18,278	9,139	(4)			$26.46	11/30/2015
	7,030	14,060	(5)			$31.30	11/30/2016
		23,125	(17)			$29.22	12/5/2017
				87,500	(13)	$25.37	4/1/2018	24,928	(10)	$755,568	12,120	(15)	$367,357

Kimberly K. Dennis	616					$16.20	8/23/2009
	925					$19.63	1/17/2010
	4,316					$24.51	1/15/2011
	7,400					$27.09	11/9/2011
	3,700					$33.24	4/9/2012
	7,400					$25.67	12/4/2012
	27,750					$31.48	12/3/2013
	29,600					$30.04	12/15/2014
	18,278	9,139	(4)			$26.46	11/30/2015
	7,030	14,060	(5)			$31.30	11/30/2016
		23,125	(17)			$29.22	12/5/2017
				57,292	(13)	$25.37	4/1/2018	21,888	(11)	$663,425	8,604	(15)	$260,787

John H. Dickey	1,850					$28.19	1/18/2009
	3,700					$24.51	1/15/2011
	7,400					$27.09	11/9/2011
	3,700					$33.24	4/9/2012
	7,400					$25.67	12/4/2012
	9,250					$31.48	12/3/2013
	12,950					$30.04	12/15/2014
	7,400	3,700	(4)			$26.46	11/30/2015
	10,854	5,426	(6)			$26.47	1/31/2016
	7,030	14,060	(5)			$31.30	11/30/2016
		23,125	(17)			$29.22	12/5/2017
				57,292	(13)	$25.37	4/1/2018	23,578	(12)	$714,649	8,604	(15)	$260,787

(1)	Market Value is based on the closing price of Hill-Rom common stock of $30.31 on September 30, 2008 as reported on the New York Stock Exchange.

(2)	The options were granted on March 20, 2006. Remaining unexercisable options will vest on March 20, 2009.

(3)	The options were granted on December 14, 2006. Remaining unexercisable options will vest in two equal installments on December 14, 2008 and 2009.

(4)	The options were granted on November 30, 2005. Remaining unexercisable options will vest on November 30, 2008.

(5)	The options granted on November 30, 2006. Remaining unexercisable options will vest in two equal installments on November 30, 2008 and 2009.

(6)	The options were granted on January 31, 2006. Remaining unexercisable options will vest on January 31, 2009.

(7)	Mr. Soderberg has been awarded the following deferred stock awards:

			Deferred
			Stock Shares
			Not Vested as
	Deferred		of September
	Stock		30, 2008 (with
	Shares		Dividend
Award Date	Awarded	Vesting Schedule	Reinvestment)
April 1, 2008	30	100% on April 2, 2010.	30
December 6, 2007	37,010	20%, 25%, 25% and 30% on December 7, 2009, 2010, 2011 and 2012, respectively.	37,691
December 14, 2006	30,767	20%, 25%, 25% and 30% on December 15, 2008, 2009, 2010 and 2011, respectively.	31,943
March 20, 2006	33,791	25%, 25% and 30% on March 21, 2009, 2010 and 2011, respectively.	28,409

			98,073
(8)	Mr. Miller has been awarded the following deferred stock awards:

			Deferred
			Stock Shares
			Not Vested as
	Deferred		of September
	Stock		30, 2008 (with
	Shares		Dividend
Award Date	Awarded	Vesting Schedule	Reinvestment)
April 1, 2008	30	100% on April 2, 2010.	30
December 5, 2007	8,326	20%, 25%, 25% and 30% on December 6, 2009, 2010, 2011 and 2012, respectively.	8,480
November 30, 2006	8,326	20%, 25%, 25% and 30% on December 1, 2008, 2009, 2010 and 2011, respectively.	8,645
November 30, 2005	8,900	25%, 25% and 30% on December 1, 2008, 2009, and 2010, respectively.	7,552
December 15, 2004	2,775	25% and 30% on December 16, 2008, and 2009, respectively.	1,655
December 3, 2003	1,850	100% on December 4, 2008.	611

			26,973
(9)	All equity awards held by Mr. Camp were converted to equity awards of Hillenbrand, Inc. in connection with the spin-off of the funeral services business effective March 31, 2008.

(10)	Mr. de Maynadier has been awarded the following deferred stock awards:

			Deferred
			Stock Shares
			Not Vested as
	Deferred		of September
	Stock		30, 2008 (with
	Shares		Dividend
Award Date	Awarded	Vesting Schedule	Reinvestment)
April 1, 2008	30	100% on April 2, 2010.	30
December 5, 2007	6,476	20%, 25%, 25% and 30% on December 6, 2009, 2010, 2011 and 2012, respectively.	6,596
November 30, 2006	6,476	20%, 25%, 25% and 30% on December 1, 2008, 2009, 2010 and 2011, respectively.	6,724
November 30, 2005	7,216	25%, 25% and 30% on December 1, 2008, 2009, and 2010, respectively.	6,124
December 15, 2004	5,551	25% and 30% on December 16, 2008, and 2009, respectively.	3,311
December 3, 2003	6,476	100% on December 4, 2008.	2,143

			24,928
(11)	Ms. Dennis has been awarded the following deferred stock awards:

			Deferred
			Stock Shares
			Not Vested as
	Deferred		of September
	Stock		30, 2008 (with
	Shares		Dividend
Award Date	Awarded	Vesting Schedule	Reinvestment)
April 1, 2008	30	100% on April 2, 2010.	30
December 5, 2007	5,551	20%, 25%, 25% and 30% on December 6, 2009, 2010, 2011 and 2012, respectively.	5,654
November 30, 2006	5,551	20%, 25%, 25% and 30% on December 1, 2008, 2009, 2010 and 2011, respectively.	5,764
November 30, 2005	7,216	25%, 25% and 30% on December 1, 2008, 2009, and 2010, respectively.	6,124
December 15, 2004	5,181	25% and 30% on December 16, 2008, and 2009, respectively.	3,092
December 3, 2003	3,701	100% on December 4, 2008.	1,224

			21,888
(12)	Mr. Dickey has been awarded the following deferred stock awards:

			Deferred
			Stock Shares
			Not Vested as
	Deferred		of September
	Stock		30, 2008 (with
	Shares		Dividend
Award Date	Awarded	Vesting Schedule	Reinvestment)
April 1, 2008	30	100% on April 2, 2010.	30
December 5, 2007	6,476	20%, 25%, 25% and 30% on December 6, 2009, 2010, 2011 and 2012, respectively.	6,596
November 30, 2006	5,551	20%, 25%, 25% and 30% on December 1, 2008, 2009, 2010 and 2011, respectively.	5,764
January 31, 2006	4,163	25%, 25% and 30% on February 1, 2009, 2010, and 2011, respectively.	3,513
November 30, 2005	3,701	25%, 25% and 30% on December 1, 2008, 2009, and 2010, respectively.	3,141
December 15, 2004	3,701	25% and 30% on December 16, 2008, and 2009, respectively.	2,208
December 15, 2004	1,850	25% and 30% on December 16, 2008, and 2009, respectively.	1,103
December 3, 2003	3,701	100% on December 4, 2008.	1,223

			23,578
(13)	Performance based stock options (and in the case of Mr. Soderberg performance based options and deferred stock shares in excess of the annual stock option limit) were granted on April 1, 2008. Vesting of the grants is contingent upon the achievement of cumulative three-year performance targets and corresponding service requirements. Performance targets operate independently and each is set at a threshold, target and maximum level, with the number of options ultimately vesting increasing at each level of performance attained. Threshold is the minimum level of performance required for partial vesting of the option. In the case of Mr. Soderberg, all performance based stock options must vest prior to the vesting of performance based deferred stock shares.
(14)	Dividends paid on Hill-Rom common stock will be deemed to have been paid with regard to the deferred stock shares (otherwise known as restricted stock units) awarded and deemed to be reinvested in Hill-Rom common stock at the market value on the date of such dividend, and will be paid in additional shares on the vesting date of the underlying award. Generally, vesting is contingent upon continued employment. In the case of retirement, death or disability, vesting may be accelerated for options and deferred stock awards held over one year from issue date of award.
(15)	Performance based deferred stock shares (otherwise known as restricted stock units) were awarded on April 5, 2007. Vesting of the grants is contingent upon achievement of certain one, two, and three-year performance targets and corresponding service requirements, except in the case of retirement, death or disability for awards over one year from issue date of award.
(16)	The options were granted on December 6, 2007 and will vest in three equal annual installments on December 6, 2008, 2009 and 2010.
(17)	The options were granted on December 5, 2007 and will vest in three equal annual installments on December 5, 2008, 2009 and 2010.

Option Exercises and Stock Vested For Fiscal Year Ended September 30, 2008
     The following table summarizes the number of stock option awards exercised and the value realized upon exercise during the fiscal year ended September 30, 2008 for the Named Executive Officers, as well as the number of stock awards vested and the value realized upon vesting.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	#	$ (1)	# (2)	$ (3)

Peter H. Soderberg	N/A	N/A	22,297	$588,748

Gregory N. Miller	N/A	N/A	3,098	$89,861

Kenneth A. Camp (4)	8,000	$22,751	58,839	$1,479,059

Patrick D. de Maynadier	N/A	N/A	4,741	$137,462

Kimberly K. Dennis	N/A	N/A	3,888	$112,796

John H. Dickey	N/A	N/A	4,123	$118,814

(1)	In the case of Mr. Camp, the amount indicated is based upon the difference between the price of our common stock on the New York Stock Exchange at the time of exercise and the exercise price for the stock options exercised.

(2)	The amounts indicated include a portion of dividends accrued and paid on the date the stock awards vest or if the vesting date is a non-trading day, then the next trading day thereafter. Except for Mr. Camp, the vesting schedules for stock awards are disclosed in the footnotes in the previous Outstanding Equity Awards table.

(3)	Except for Mr. Camp, the value realized on vesting was based upon the average of the high and low price of Hill-Rom common stock on the New York Stock Exchange on the date the stock awards vest or if the vesting date is a non-trading day, then the next trading day thereafter (as adjusted to give effect to the spin-off of the funeral services business).

(4)	Mr. Camp’s option exercises and stock awards acquired on vesting and the related value realized primarily represented option exercises and awards that vested during 2008 prior to the spin-off. In connection with the spin-off, the vesting of certain deferred stock shares held by Mr. Camp was accelerated according to provisions triggered by the spin-off. As a result, the value realized for these certain deferred stock shares were based on a Hillenbrand, Inc. adjustment ratio and the average of the high and low stock price of Hillenbrand, Inc. common stock.

Pension Benefits at September 30, 2008
     The following table quantifies the pension benefits expected to be paid from the Hill-Rom Holdings, Inc. Pension Plan (“Pension Plan”) and the Hill-Rom Holdings, Inc. Supplemental Executive Retirement Plan (“SERP”). The terms of each are described below.

(a)	(b)	(c)	(d)	(e)
		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
	Plan Name	Service	Benefit	Fiscal Year
Name	(1) (2)	# (3)	$ (4)	$
Peter H. Soderberg (5)	N/A	N/A	N/A	N/A

Gregory N. Miller (6)	Pension Plan	3	$12,620	$0

Kenneth A. Camp (7)	N/A	N/A	N/A	$0

Patrick D. de Maynadier	Pension Plan	6	$53,654	$0
	SERP	6	$83,661	$0

Kimberly K. Dennis	Pension Plan	19	$102,933	$0
	SERP	19	$61,720	$0

John H. Dickey	Pension Plan	27	$341,582	$0
	SERP	27	$134,892	$0

(1)	The Pension Plan covers officers, including the Named Executive Officers, of Hill-Rom and other employees. Contributions to the Pension Plan by Hill-Rom are made on an actuarial basis, and no specific contributions are determined or set aside for any individual. Effective June 30, 2003, the Pension Plan was closed to new participants. Existing participants, effective January 1, 2004 were given the choice of remaining in the Pension Plan and to continue earning credited service or to freeze their accumulated benefit as of January 1, 2004 and to participate in an enhanced defined contribution savings plan. Benefits under the Pension Plan are not subject to deductions for Social Security or other offset amounts. Employees, including officers of Hill-Rom, who retire under the Pension Plan, receive fixed benefits calculated by means of a formula that takes into account the highest average annual calendar year eligible compensation earned over five consecutive years and the employee’s years of service.

The Pension Plan permits participants with 5 or more years of credited service to retire as early as age 55 but with a reduction in the amount of their monthly benefit. The reduction is .25% for each month the actual retirement date precedes the participant’s normal retirement date at age 65 up to a maximum of 30%.

(2)	Hill-Rom maintains the Pension Plan portion of the SERP to provide additional retirement benefits to certain employees selected by the Compensation Committee or the Chief Executive Officer of Hill-Rom whose retirement benefits under the Pension Plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Code. The additional retirement benefits provided by the SERP are for certain Pension Plan participants chosen by the Compensation Committee, in an amount equal to the benefits under the Pension Plan which are so reduced, curtailed or limited by reason of the application of such limitation. “Compensation” under the SERP means the corresponding definition of compensation under the Pension Plan plus a percentage of a participant’s eligible compensation as determined under Hill-Rom’s Short-Term Incentive Compensation Program. The retirement benefit to be paid under the SERP is from the general assets of Hill-Rom, and such benefits are generally payable at the time and in the manner benefits are payable under the Pension Plan.

(3)	This column represents the years of service as of September 30, 2008.

(4)	This column represents the total discounted value of the monthly single life annuity benefit earned as of September 30, 2008 assuming the executive leaves Hill-Rom at this date and retires at age 65. The present value is not the monthly or annual lifetime benefit that would be paid to the executive. The present values are based on a 7.50 percent discount rate at September 30, 2008, assume no pre-retirement mortality and utilize the IRS 430 Static Annuitant (projected to 2015) Mortality Table.

(5)	Mr. Soderberg does not participate in the Pension Plan or the Pension Plan portion of the SERP, since the pension plans were closed to new participants effective June 30, 2003. Mr. Soderberg participates in the Savings Plan and the Savings Plan portion of the SERP and has accumulated three years of vested service in those plans.

(6)	Mr. Miller has three years credited service in the Pension Plan, in which his accumulated benefit was frozen as of January 1, 2004. Mr. Miller participates in the Savings Plan and the Savings Plan portion of the SERP and has accumulated seven years of vested service in those plans.

(7)	Mr. Camp ceased to participate in the Pension and the SERP when he resigned in connection with the spin-off of the funeral services business on March 31, 2008. Therefore, Mr. Camp’s balance was zero as of September 30, 2008.

Nonqualified Deferred Compensation for Fiscal Year Ending September 30, 2008

(a)		(b)	(c)	(d)	(e)	(f)
		Executive	Registrant	Aggregate		Aggregate
		Contributions in	Contributions in	Earnings in	Aggregate	Balance at
		Last Fiscal	Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
		Year	Year	Year	Distributions	Year End
Name	Plan	$ (1)	$ (2)	$ (3)	$	$ (4)

Peter H. Soderberg	SERP (5)	N/A	$143,588	$18,459	None	$390,372
	Supp. Ret. Acct. (6)	N/A	$75,000	$12,196	None	$250,486
	Vested Deferred Stock (7)	None	None	$3,266	None	$195,166

Gregory N. Miller	SERP (5)	N/A	$23,679	$5,110	None	$99,033

Kenneth A. Camp(8)	SERP (5)	N/A	$19,523	$6,048	None	$0

Patrick D. de Maynadier	SERP (5)	N/A	$24,842	$6,995	None	$131,343

Kimberly K. Dennis	SERP (5)	N/A	$6,098	$1,162	None	$22,912

John H. Dickey	SERP (5)	N/A	$4,317	$903	None	$17,576

(1)	Under the Hill-Rom Holdings, Inc. Executive Deferred Compensation Program (“Deferred Compensation Program”) certain executives of Hill-Rom who are chosen by the Compensation Committee may elect to defer all or a portion of their base salary compensation, payments under the Short-Term Incentive Compensation Program and certain other benefits to be paid in years later than when such amounts are due. All or a portion of short term incentive compensation may be deferred by the executive and invested either in cash, which will bear interest at a prime rate in effect from time to time or at other rates determined by the Compensation Committee, or common stock to be paid at the end of the deferral period. As of September 30, 2008 none of the Named Executive Officers are participating or have balances in the Deferred Compensation Program.

(2)	The amounts indicated are reported as compensation to the Named Executive Officer in the Summary Compensation Table under the column entitled “All Other Compensation” and further disclosed in Footnote 6 thereto.

(3)	The above-market or preferential earnings portion of these amounts are reported as compensation to the Named Executive Officers in the Summary Compensation Table under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and further disclosed in Footnote 5 thereto.

(4)	Of the amounts shown in this column related to the SERP and, in the case of Mr. Soderberg, the Supplemental Retirement Account, the following amounts representing Company contributions and above market interest were previously reported in the Summary Compensation Table in prior proxy statements:

		Aggregate Amount
		Reported in the Summary
		Compensation Table of
	Plan	Prior Proxy Statements
Peter H. Soderberg	SERP (5)	$217,640
	Supp. Ret. Acct. (6)	$152,877
Gregory N. Miller	SERP (5)	$57,207
Patrick D. de Maynadier	SERP (5)	$90,566
Kimberly K. Dennis	SERP (5)	$4,641
John H. Dickey	SERP (5)	$4,590
(5)	Hill-Rom maintains the Savings Plan portion of the SERP to provide additional retirement benefits to certain employees selected by the Compensation Committee or the Chief Executive Officer of Hill-Rom whose retirement benefits under the Savings Plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Code. The additional retirement benefits provided by the SERP are for certain Savings Plan participants chosen by the Compensation Committee, in an amount equal to the benefits under the Savings Plan which are so reduced, curtailed or limited by reason of the application of such limitation. Additionally, certain participants in the SERP who are selected by the Compensation Committee may annually receive an additional benefit of a certain percentage of such participants’ Compensation (as defined below) for such year (the current percentage is three or four percent), and the amount of the retirement benefit shall equal the sum of such annual additional benefit plus additional earnings based on the monthly prime rate in effect from time to time or at other rates determined by the Compensation Committee.

“Compensation” under the SERP means the corresponding definition of compensation under the Savings Plan plus a percentage of a participant’s eligible compensation as determined under Hill-Rom’s Short-Term Incentive Compensation Program. Amounts reported here are also reported as Supplemental 401(k) and Supplemental Retirement in the Summary Compensation Table under the column entitled “All Other Compensation” and further disclosed in Footnote 6 thereto. A lump sum cash payment is available to the participant within one year of retirement or termination of employment. In the alternative a participant may defer receipt by electing a stream of equal annual payments for up to 15 years.

(6)	Mr. Soderberg participates in a nonqualified deferred compensation plan established for the benefit of Mr. Soderberg, pursuant to which Mr. Soderberg was credited with $75,000 within 30 days after March 20, 2006 and will be credited with $75,000 on each anniversary thereafter during Mr. Soderberg’s employment. Amounts credited to Mr. Soderberg’s account under this plan bear interest at a prime rate in effect from time to time or at other rates determined by the Compensation Committee. Mr. Soderberg will be fully vested in all amounts credited to his account under this plan and will be entitled to receive the balance of the account in a lump sum cash payment on or as soon as possible after the date that is six months after the date of the termination of Mr. Soderberg’s employment with Hill-Rom.

(7)	Vested deferred stock shares (otherwise known as restricted stock units) were awarded to Peter H. Soderberg as an outside member of the Company’s Board of Directors in fiscal years 2004 and 2005. Dividends paid on Hill-Rom common stock will be deemed to have been paid with regard to the vested deferred stock shares awarded and deemed to be reinvested in Company common stock at the market value on the date of such dividend, and will be paid in additional shares on the delivery date of the underlying award. The aggregate number of director deferred stock shares Mr. Soderberg held as of September 30, 2008 was 6,439 deferred stock shares. Delivery of these shares occurs on the six month anniversary of the date Mr. Soderberg ceases to be a member of the Board of Directors of the Company. The value is based on the closing price of Hill-Rom common stock of $30.31 on September 30, 2008 as reported on the New York Stock Exchange.
(8)	Mr. Camp ceased to participate in the Hill-Rom SERP Plan when he resigned in connection with the spin-off of our funeral services business on March 31, 2008. As a result, Mr. Camp’s SERP balance as of March 31, 2008, $179,857, was transferred to Hillenbrand, Inc. Therefore, Mr. Camp’s balance in the Hill-Rom SERP Plan was zero as of September 30, 2008.
Potential Payments Upon Termination or Change in Control
     The following tables present the benefits that would be received, as of September 30, 2008, by each of the Named Executive Officers (other than Mr. Camp) (1) under the executives’ Employment Agreements in the event of a hypothetical termination and (2) under the executives’ Change in Control Agreements in the event of a hypothetical Change in Control, with or without termination. For information regarding the Employment Agreements, see “—Compensation Discussion and Analysis—Employment Agreements” above. For information regarding the Change in Control Agreements, see “—Compensation Discussion and Analysis—Retirement, Change in Control Agreements and Severance—Change in Control Agreements” above.
Benefits Payable Upon Termination Under Employment Agreements
Peter H. Soderberg

		Accelerated	Accelerated	Continuance
	Salary & Other	Vesting of	Vesting of	Of Health &
Event	Cash Payments	Stock Options	Stock Awards	Welfare Benefits	Total
Permanent Disability	$711,971	$25,751	$2,353,662	$10,319	$3,101,703

Death	$532,308	$25,751	$2,353,662	$3,331	$2,915,052

Termination without Cause	$872,308			$10,319	$882,627

Resignation with Good Reason	$872,308			$10,319	$882,627

Termination for Cause	$32,308				$32,308

Resignation without Good Reason	$32,308				$32,308

Retirement	$32,308				$32,308

Gregory N. Miller

		Accelerated	Accelerated	Continuance
	Salary & Other	Vesting of	Vesting of	Of Health &
Event	Cash Payments	Stock Options	Stock Awards	Welfare Benefits	Total
Permanent Disability	$2,003,799	$43,209	$991,470	$12,022	$3,050,500

Death	$521,808	$43,209	$991,470	$6,243	$1,562,730

Termination without Cause	$399,808			$12,022	$411,830

Resignation with Good Reason	$399,808			$12,022	$411,830

Termination for Cause	$21,808				$21,808

Resignation without Good Reason	$21,808				$21,808

Retirement	$21,808				$21,808
Patrick D. de Maynadier

		Accelerated	Accelerated	Continuance
	Salary & Other	Vesting of	Vesting of	Of Health &
Event	Cash Payments	Stock Options	Stock Awards	Welfare Benefits	Total
Permanent Disability	$1,850,545	$35,185	$922,091	$7,259	$2,815,080

Death	$520,323	$35,185	$922,091	$3,331	$1,480,930

Termination without Cause	$372,596			$7,259	$379,855

Resignation with Good Reason	$372,596			$7,259	$379,855

Termination for Cause	$20,323				$20,323

Resignation without Good Reason	$20,323				$20,323

Retirement	$20,323				$20,323

Kimberly K. Dennis

		Accelerated	Accelerated	Continuance
	Salary & Other	Vesting of	Vesting of	Of Health &
Event	Cash Payments	Stock Options	Stock Awards	Welfare Benefits	Total
Permanent Disability	$2,031,904	$35,185	$751,930	$12,340	$2,831,359

Death	$522,154	$35,185	$751,930	$6,805	$1,316,074

Termination without Cause	$310,154			$12,340	$322,494

Resignation with Good Reason	$310,154			$12,340	$322,494

Termination for Cause	$22,154				$22,154

Resignation without Good Reason	$22,154				$22,154

Retirement	$22,154				$22,154
John H. Dickey

		Accelerated	Accelerated	Continuance
	Salary & Other	Vesting of	Vesting of	Of Health &
Event	Cash Payments	Stock Options	Stock Awards	Welfare Benefits	Total
Permanent Disability	$1,181,887	$50,406	$774,602	$8,674	$2,015,569

Death	$515,908	$50,406	$774,602	$3,736	$1,344,652

Termination without Cause	$267,508			$8,674	$276,182

Resignation with Good Reason	$267,508			$8,674	$276,182

Termination for Cause	$19,108				$19,108

Resignation without Good Reason	$19,108				$19,108

Retirement	$19,108				$19,108
Benefits Payable Under Change in Control Agreements
     Based upon a hypothetical Change in Control date of September 30, 2008, the Change in Control benefits with and without a termination of employment would be as follows:

							Acceleration of
							Stock Based Awards
			Continuance	Vacation		Retirement			Perform-
			Of Heath &	And		Savings		Restricted	ance
		Incentive	Welfare	Insurance	Pension	Plan	Stock	Stock	Based	Tax
	Salary	Comp.(1)	Benefits	Benefits	Benefits(2)	Benefit	Options(3)	Units(4)	Awards(4)	Gross-Up(5)	Total(6)
Peter H. Soderberg
With termination	$2,520,000	$756,000	$30,957	$32,308	N/A	$655,764	$1,262,985	$2,972,593	$837,829	$2,379,378	$11,447,814
Without termination	$0	$756,000	$0	$0	N/A	$0	$1,262,985	$2,972,593	$837,829	None	$5,829,407

Gregory N. Miller
With termination	$756,000	$189,000	$24,044	$21,808	N/A	$47,358	$615,488	$817,552	$431,867	$894,254	$3,797,361
Without termination	$0	$123,646	$0	$0	N/A	$0	$615,488	$817,552	$431,867	None	$1,988,543

Patrick D. de Maynadier
With termination	$404,922	$176,136	$14,518	$20,323	$67,591	$49,684	$492,641	$755,568	$367,357	None	$2,348,740
Without termination	$0	$176,136	$0	$0	$0	$0	$492,641	$755,568	$367,357	None	$1,791,702

Kimberly K. Dennis
With termination	$576,000	$144,000	$24,681	$22,154	$80,891	$12,196	$343,414	$663,425	$260,787	$603,097	$2,730,645
Without termination	$0	$144,000	$0	$0	$0	$0	$343,414	$663,425	$260,787	None	$1,411,626

John H. Dickey
With termination	$496,800	$124,200	$17,438	$19,108	$191,229	$8,634	$343,310	$714,649	$260,787	$630,519	$2,806,584
Without termination	$0	$124,200	$0	$0	$0	$0	$343,310	$714,649	$260,787	None	$1,442,946

(1)	We assumed the Incentive Compensation paid out at 100% performance at target. We have assumed such payment is fully contingent on the Change in Control and thus fully included in the Change in Control calculations. However, it is possible that all or a portion of the Incentive Compensation would have been earned as of the date of the Change in Control.

(2)	The pension benefit for a termination upon a Change in Control is the excess of the monthly pension amount the executive would have received starting at age 62 calculated as if the executive had earned two additional years of service and pay at the executive’s Annual Base Salary over the monthly Pension Plan annuity benefit and the monthly SERP annuity benefit.

(3)	The amounts indicated represent the intrinsic value of all unvested non-qualified stock options and performance-based stock options that would have become immediately vested and exercisable upon termination upon a Change in Control, with or without termination. For purposes of these disclosures, we assumed that the unvested stock options were cashed out based on the closing price per share of the Company’s common stock on the New York Stock Exchange on September 30, 2008, which was $30.31. Whether the options would be cashed out or converted into stock of a buyer in an actual transaction would depend on the structure of the deal. However, if the options were converted into stock by the buyer, the excise tax, and thus the gross-up payments required under the agreements could be higher.

(4)	The amounts indicated represent the value of all unvested deferred stock shares and performance based deferred stock shares that would have vested immediately and been distributed upon a Change in Control, with or without termination, based on the closing price per share of the Company’s common stock on the New York Stock Exchange on September 30, 2008, which was $30.31.

(5)	Computed based upon the assumption that equity awards are paid out in cash using the closing price per share of the Company’s common stock on the New York Stock Exchange on September 30, 2008, which was $30.31. We assumed an excise tax rate under Code Section 280G of 20 percent, a 35 percent federal income tax rate, a 1.45 percent Medicare tax rate and from 4.0 to 4.78 percent state and local income tax rate based on resident tax location of the executive.

Although Mr. Miller’s hypothetical Change in Control benefits (without termination) and Mr. de Maynadier’s hypothetical Change in Control benefits (with termination) did exceed the threshold, the benefits in both cases did not exceed 120% of the amount to give rise to the excise tax, and therefore the benefits are reduced as required by the agreement to the extent necessary to avoid the potential excise tax.

(6)	The Change in Control Agreements for the Named Executive Officers (other than Mr. Camp) are subject to non-compete provisions and other restrictive covenants for three years following termination of employment. These restrictive covenants are valuable to the Company, and are in part consideration for the benefits payable under the Agreements. However, for purposes of this hypothetical Change in Control, no value or payments under the agreements have been assigned to the restrictive covenants, which would have the effect of reducing the excise tax and thus gross-up payments under the agreements.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2008:

			Number of securities
			remaining available for
	Number of securities to	Weighted-average exercise	issuance under equity
	be issued upon exercise	price of outstanding	compensation plans
	of outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights ($)	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,573,095	$22.68	2,669,545

Equity compensation plans not approved by security holders(1)(2)	11,526	$0.00	0

Total	4,584,621	$22.62	2,669,545

(1)	Under the Hill-Rom Holdings Stock Award Program, which has not been approved by security holders, shares of common stock have been granted to certain key employees. All shares granted under this program are contingent upon continued employment over specified terms. Dividends, payable in stock accrue on the grants and are subject to the same specified terms as the original grants. A total of 7,701 deferred shares were vested as of September 30, 2008 under this program and will be issuable at a future date.

(2)	Members of the Board of Directors may elect to defer fees earned and invest them in common stock of the Company under the Hill-Rom Holdings Directors’ Deferred Compensation Plan, which has not been approved by security holders. A total of 3,825 deferred shares were vested as of September 30, 2008 under this program and will be issuable at a future date.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended September 30, 2008, the following directors served on the Compensation and Management Development Committee: Joanne C. Smith, Rolf A. Classon, Ronald A. Malone and Patrick T. Ryan. The Compensation and Management Development Committee had no interlocks or insider participation.

APPROVAL OF HILL-ROM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN
     At the annual meeting, we seek approval by our shareholders of a new Employee Stock Purchase Plan (the “ESPP”) and the reservation of 1,000,000 shares of our common stock for issuance under the ESPP (representing approximately 1.6% of our outstanding common stock as of December 17, 2008). The ESPP was adopted by our Board on September 18, 2008 and will become effective April 1, 2009, subject to shareholder approval. The first Purchase Period (as defined below) under the ESPP will begin on April 1, 2009. The terms of the ESPP are summarized below.
     The purpose of the ESPP is to provide our employees and employees of our designated subsidiaries with the ability to acquire shares of our common stock at a discount to the purchase date fair market value through accumulated payroll deductions. We believe this plan will help us retain employees and align the interests of our employees with those of our shareholders.
     If our shareholders approve the ESPP, this approval will satisfy the shareholder approval requirements under Section 423 of the Code and so permit certain participants to receive special tax treatment under Code Section 423 with respect to the purchase and sale of the shares purchased under the plan. The ESPP also allows us the flexibility to create sub-plans which are designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States and which are not required to comply with the requirements of Code Section 423. We believe this feature expands our ability to design global compensation programs by facilitating participation by employees of Hill-Rom or our subsidiaries or affiliates who are foreign nationals or employed or reside outside the United States. If the ESPP is not approved by our shareholders, the ESPP will not become effective, and we would not be able to offer to eligible employees this means of acquiring our common stock.
     The following is a summary of the principal provisions of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is filed with the SEC as an appendix to this proxy statement.
Summary of the Employee Stock Purchase Plan
     General
     The ESPP reserves 1,000,000 shares of common stock, subject to adjustment under certain circumstances as described below, for issuance to employees. It will be administered by the Compensation and Management Development Committee of the Board (the “Committee”). It is governed by Indiana law to the extent not governed by the Code, and all questions of interpretation or application of the ESPP are determined by the Committee.
     Purchase Periods
     The ESPP will operate by offering eligible employees the right to purchase stock through a series of successive quarterly purchase periods (each a “Purchase Period”). The initial Purchase Period will commence on April 1, 2009. Each Purchase Period will end on the last trading day of each calendar quarter, and the next Purchase Period will commence on the first day of the next calendar quarter. The purchase date for each Purchase Period will occur on the last day of the Purchase Period, at which time all accrued payroll deductions of each participant will be applied to the purchase of shares on the purchase terms described below.
     Eligibility and Participation
     Employees (including officers and employee directors) of Hill-Rom and its subsidiaries designated from time to time by the Board who are employed for more than twenty hours per week and more than five months in any calendar year are eligible to participate in the ESPP, subject to certain limitations imposed by Section 423(b) of the Code, applicable local law for locations outside of the United States and the plan itself. For example, an employee who owns directly or indirectly 5% or more of the total voting power or value of all classes of stock of Hill-Rom or our subsidiaries may not participate in the ESPP. As of December 17, 2008, approximately 4,750 employees (including officers and employee directors) would have been eligible to participate in the ESPP. As a result of such eligibility, each executive officer of Hill-Rom has an interest in the proposal to approve the ESPP.
     Eligible employees become participants in the ESPP by submitting an enrollment form authorizing payroll deductions prior to the beginning of a Purchase Period (unless payroll deductions are not permitted under local law, in which case payments will be made by such other payment methods as we may approve). Once a participant enrolls in a Purchase Period under the ESPP, he or she is automatically enrolled in subsequent Purchase Periods unless he or she withdraws from or becomes ineligible to participate in the ESPP. Once an employee has enrolled in the ESPP, amounts are withheld from his or her compensation during each payroll period as described below. An employee may elect to have not less than 1% nor more than 10% of his or her compensation during a Purchase Period withheld to be used to purchase shares under the ESPP and can change the level of withholding at any time. Eligible compensation is defined in the ESPP to include regular salary and wages, commissions, overtime and shift differentials but excluding bonus payments, incentive compensation, reimbursement payments, severance payments or any other form of additional earnings.
     Grant and Exercise of Option; Purchase Price
     By enrolling in the ESPP for a Purchase Period, each participant is granted an option to purchase up to that number of shares determined by dividing his or her payroll deductions accumulated during the Purchase Period as of the last trading day of the Purchase Period by the purchase price applicable for that Purchase Period. The purchase price for each Purchase Period will be 90% of the fair market value of a share of our common stock on the last day of the Purchase Period (the “Date of Purchase”). For purposes of the ESPP, “fair market value” means the value determined in good faith by the Committee, by formula or otherwise; provided that, unless the Committee determines to use a different measure, “fair market value” shall be the average of the high and low sales prices for the common stock on the primary market for the common stock on the date in question. The Board, without shareholder approval, may amend the the ESPP to, among other things, change the discount to fair market value at which shares are purchased or include a look-back provision pursuant to which the purchase price will be based on the fair market value of a share of common stock on the first day of the Purchase Period or the last day of the Purchase Period, whichever is lower.
     Certain limitations on the number of shares that a participant may purchase apply. The option granted to an employee may not permit him or her to purchase stock under the ESPP at a rate which exceeds $25,000 in fair market value of such stock (determined as of the first day of the Purchase Period in which the stock was purchased) for each calendar year. For each Purchase Period, the maximum number of shares that a participant may purchase is determined by subtracting the aggregate fair market value of shares purchased by the participant in previous Purchase Periods during the same calendar year (determined as of the first day of the Purchase Period in which each share was purchased) from $25,000, and dividing the result by the fair market value of a share of our common stock on the first day of the Purchase Period. In addition, if the total number of shares that would otherwise be purchased on a Purchase Date by all participants exceeds the number of shares remaining available under the ESPP, the Committee may allocate the available shares among participants in a manner it deems fair and equitable.
     Provided the employee continues participating in the ESPP through the end of a Purchase Period, his or her option to purchase shares will be exercised automatically at the end of the Purchase Period, and the maximum number of shares that may be purchased with accumulated payroll amounts at the applicable purchase price, including fractional shares, will be issued to the employee.
     Rights to purchase stock under the ESPP are not transferable by the employee.
     Termination of Employment; Cessation of Participation
     Termination of a participant’s employment for any reason, including death, voluntary resignation, retirement or involuntary termination, with or without cause, cancels his or her option to purchase and terminates his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to his or her estate or beneficiary.
     If a participant discontinues his or her payroll deduction or ceases to be eligible to participate in the ESPP (but remains an employee), all payroll deductions during the pending Purchase Period will be applied to purchase shares at the end of the Purchase Period, and the employee must re-enroll in the ESPP to participate in future Purchase Periods.
     Adjustments upon Changes in Capitalization; Change of Control
     In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the common stock such that an adjustment is determined by the Committee in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the ESPP, then the Committee shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares of common stock reserved for issuance under the ESPP, and (ii) the number and kind of shares which may be purchased by any individual in any calendar year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the common stock subject to the ESPP, the number and kind of shares of common stock or other securities subject to the ESPP or subject to any outstanding offering under the ESPP, the number of shares of common stock to be purchased, and the purchase price, shall be appropriately and equitably adjusted by the Committee so as to maintain the proportionate number of shares of common stock or other securities without changing the aggregate Purchase Price.

     In the event of a Change in Control of the Company (as defined in the ESPP), the Committee shall provide for the assumption or substitution of each option to purchase common stock under the ESPP by the successor or surviving corporation, or a parent or subsidiary thereof, unless the Committee decides to take such other action as it deems appropriate, including, without limitation, providing for the termination of the ESPP and either refunding accrued payroll deductions or providing for a Date of Purchase to occur on the date determined by the Committee.
     Amendment and Termination of the ESPP
     The Board may at any time amend or terminate the ESPP without the approval of shareholders or employees. We will seek shareholder approval of any plan amendment where shareholder approval is required under applicable law or stock exchange rules, including if we seek to increase the number of shares of common stock reserved for issuance under the ESPP.
Plan Benefits
     Because benefits under the ESPP will depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by our shareholders.
U.S. Federal Income Tax Consequences
     The following is a brief summary of the general U.S. federal income tax consequences to U.S. taxpayers and Hill-Rom of shares purchased under the ESPP. This summary is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.
     The ESPP and the options granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code.
     Amounts of a participant’s compensation withheld for the purchase of shares of our common stock under the ESPP will be subject to regular income and employment tax withholding as if such amounts were actually received by the employee. Other than this, no income will be taxable to a participant until sale or other disposition of the acquired shares. Under current law, no other withholding obligation applies to the events under the ESPP.
     Tax treatment upon transfer of the purchased shares depends on how long the participant holds the shares from the Date of Purchase to the transfer date. If the stock is disposed of more than two years after the offering date (the first day of the applicable Purchase Period), and more than one year after the Date of Purchase for the stock being transferred, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the offering date over the purchase price (determined as if the stock were purchased on the offering date) will be treated as ordinary income. Any further gain will be taxed as a long-term capital gain. Under current law, long-term capital gains are generally subject to lower tax rates than ordinary income. If the fair market value of the stock on the date of the disposition is less than the purchase price paid for the shares, there will be no ordinary income, and any loss recognized will be a capital loss.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Date of Purchase for the shares over the purchase price will be treated as ordinary income at the time of the sale or disposition. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its Date of Purchase fair market value, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Date of Purchase. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.
     There are no U.S. federal income tax consequences to Hill-Rom by reason of the grant or exercise of options under the ESPP. Hill-Rom is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant in the event of disposition before the satisfaction of the required holding periods.
     Hill-Rom may also grant options under sub-plans that do not qualify under Section 423 of the Code (“Non-Statutory Plans”). The specific terms of any such Non-Statutory Plans are not yet known; accordingly, it is not possible to discuss with certainty the relevant tax consequences of these Non-Statutory Plans. The Non-Statutory Plans will be sub-plans of the ESPP that are generally not intended to qualify under the provisions of Sections 421 and 423 of the Code. Therefore, it is likely that at the time of the exercise of an option under a Non-Statutory Plan, an employee subject to tax under the Code would recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise and the purchase price, Hill-Rom would be able to claim a tax deduction equal to this difference, and Hill-Rom would be required to withhold employment taxes and income tax at the time of the purchase.
Accounting Treatment
     Based on SFAS No. 123(R), Hill-Rom recognizes compensation expense in connection with options outstanding under the ESPP. So long as Hill-Rom continues issuing shares under the ESPP with a purchase price at a discount to the fair market value of its stock, Hill-Rom will recognize compensation expense which will be determined by the level of participation in the ESPP.
     The Board of Directors recommends that the shareholders vote FOR approval of the Employee Stock Purchase Plan.

APPROVAL OF AMENDMENT OF HILL-ROM
HOLDINGS, INC. STOCK INCENTIVE PLAN
TO RESERVE ADDITIONAL SHARES
     Shareholders are being asked to approve the amendment of the Hill-Rom Holdings, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) to reserve an additional 5,500,000 shares of Hill-Rom’s common stock for issuance thereunder (representing approximately 8.8% of Hill-Rom’s outstanding common stock as of December 17, 2008). The Stock Incentive Plan was originally approved at the 2002 annual meeting of Hill-Rom’s shareholders. The Board approved this amendment of the Stock Incentive Plan on December 3, 2008, subject to shareholder approval at the annual meeting.
     We seek to increase the number of shares reserved for issuance under the Stock Incentive Plan by 5,500,000 shares. As amended, the Stock Incentive Plan will provide that, of these additional shares reserved for issuance, no more than 2,500,000 shares may be used for full share awards, such as deferred stock shares, restricted stock or bonus stock. There will no limit on the portion of the additional shares that may be used for stock options or stock appreciation rights. Our shareholders previously approved the reservation of an aggregate of 9,797,578 shares for issuance under the Stock Incentive Plan (after giving effect to adjustments made in connection with the spin-off of the funeral services business on March 31, 2008). Our usage of shares under the Stock Incentive Plan as of December 17, 2008 is as follows:
•	2,740,041 shares are issued and outstanding as a result of option exercises and settlement of deferred stock shares (otherwise known as restricted stock units) and are therefore not available for future grant;

•	6,988,356 shares are subject to outstanding options and deferred stock shares; and

•	69,181 shares are available for future issuance.
     The use of equity compensation has historically been a significant part of Hill-Rom’s overall compensation philosophy and is a practice that Hill-Rom plans to continue. The Stock Incentive Plan serves as an important part of this practice and is a critical part of the compensation package that we offer our personnel. We believe that the use of stock options, deferred stock shares and other equity-based incentives are critical for us to attract and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices. In addition, awards under the Stock Incentive Plan provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this alignment with our shareholders’ interests creates a strong incentive to work hard for our growth and success.
     In connection with the amendment to reserve additional shares, the Stock Incentive Plan also is being amended to prohibit repricing of stock options without shareholder approval.
Proposed Increase in Reserved Shares
     As of December 17, 2008, options to purchase a total of 5,950,417 shares of our common stock were outstanding under all of our equity compensation plans at a weighted average exercise price of $26.26 and with a weighted average remaining life of approximately eight years. There were also a total of 1,037,939 shares subject to issuance upon vesting and settlement of outstanding deferred stock share awards (excluding reinvestment of dividends) issued under our equity compensation plans. The Stock Incentive Plan is the only plan under which we currently have authority to grant options or stock awards.
     One of the important factors that we consider in administering our equity compensation programs is our “burn rate,” meaning the number of shares that we utilize under the Stock Incentive Plan each year. The reservation of an additional 5,500,000 shares for issuance under the Stock Incentive Plan is consistent with our anticipated burn rate over at least the next 2 years.
     The closing market price of our common stock on December 17, 2008 was $18.12 per share.
Principal Provisions of the Stock Incentive Plan
     The following summary of the Stock Incentive Plan, as amended, is qualified in its entirety by reference to the full text of the Stock Incentive Plan filed with the SEC as an appendix to this proxy statement.
     Shares. Shares awarded under the Stock Incentive Plan may be authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a stock appreciation right for cash or the payment of any award in cash shall not count against the Stock Incentive Plan’s share limit. To the extent a stock option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award will be available for future awards under the Stock Incentive Plan. In addition, shares surrendered to the Company in payment of the option price or withheld by the Company to satisfy the award holder’s tax liability with respect to an award will count against the share limit.
     Administration. The Stock Incentive Plan is administered with respect to awards to employees by either the full Board or a committee of the Board, and with respect to awards to non-employee directors, by the full Board. (The Board or Committee so acting is referred to in this description as the “Administrator.”) The Administrator is authorized to, among other things, grant and set the terms of awards under the Stock Incentive Plan; amend such awards (other than in a manner that would constitute a repricing); waive compliance with the terms of such awards; interpret the terms and provisions of the Stock Incentive Plan and awards granted under it; adopt administrative rules and practices governing the Stock Incentive Plan; and make all factual and other determinations needed for administration of the Stock Incentive Plan. The terms of an award under the Stock Incentive Plan may vary from participant to participant.
     Eligibility. Awards under the Stock Incentive Plan may be made by the Administrator, in its discretion, to all employees, officers, and directors of the Company and of any entity which is more than 50% owned, directly or indirectly, by the Company. As a result of such eligibility, each executive officer and director has an interest in the proposal to approve the amendment of the Stock Incentive Plan. Awards may also be made to prospective employees, officers, and directors, to become effective only upon their commencement of employment or service. Generally, awards under the Stock Incentive Plan are made only to employees designated as director-level or senior, of whom there were approximately 275 as of December 17, 2008, and to non-employee directors, of whom there were 7 as of December 17, 2008. However, awards also can be made under the plan to other employees, of whom there were approximately 6,800 as of December 17, 2008. Award recipients are selected by the Administrator, in its sole discretion, from among those eligible. Under the Stock Incentive Plan, as amended, the maximum number of shares which may be subject to awards granted to an employee in any fiscal year will be 500,000 shares of common stock with respect to the aggregate of stock options and stock appreciation rights, and an additional 250,000 shares with respect to the aggregate of restricted stock, deferred stock, and bonus stock awards.
     Discretionary Awards. The Stock Incentive Plan authorizes the Administrator to grant awards to employees, including officers, and non-employee directors on such terms as it may determine in its sole discretion. Awards may be granted alone or in tandem with other types of awards under the Stock Incentive Plan. A summary of the types of awards available under the Stock Incentive Plan is set forth below.
     1 Stock Options. Incentive stock options (“ISOs”) and non-qualified stock options may be granted for such number of shares of common stock as the Administrator determines. A stock option will be exercisable and vest at such times, over such term and subject to such terms and conditions as the Administrator determines, at an exercise price determined by the Administrator. (ISOs are subject to restrictions as to exercise period and price as required by the Code and may be granted only to employees.) Payment of the exercise price may be made in such manner as the Administrator may provide, including cash, delivery of shares of common stock already owned, broker-assisted “cashless exercise,” or any other manner determined by the Administrator. The Administrator may provide that the stock options will be transferable. Upon an optionee’s termination of service, the option will be exercisable to the extent determined by the Administrator, either in the initial grant or an amendment thereto. The Administrator may provide that an option which is outstanding on the date of an optionee’s death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would have expired earlier under its terms.
     2. Stock Appreciation Rights (“SARs”). Upon the exercise of an SAR, the Company will pay to the holder in cash, common stock or a combination thereof (the method of payment to be at the discretion of the Administrator), an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the common stock on the date of SAR grant, multiplied by the number of SARs being exercised. The Administrator may also grant “limited SARs” that will be exercisable only within the 60 days after a “Change in Control” of the Company (as defined in the Plan). The Administrator may provide that in the event of a Change in Control, SARs or limited SARs will be paid on the basis of the “Change in Control Price” (as defined in the Plan).
     3. Restricted Stock. Restricted stock is stock which has been issued, subject to forfeiture. In making an award of restricted stock, the Administrator will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock (i.e., the point at which it becomes non-forfeitable) may be conditioned upon the completion of a specified period of service with the Company or a subsidiary, the attainment of specific performance goals, or such other criteria as the Administrator may determine. During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Administrator. The certificate evidencing the restricted stock will be registered in the holder’s name, although the Administrator may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Administrator, upon the termination of the award holder’s service for any reason during the period before the restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be forfeited and the Administrator may provide that any purchase price paid by the holder, or an amount equal to the restricted stock’s fair market value on the date of forfeiture, if lower, shall be paid to the holder. During the restricted period, the holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Administrator. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Administrator.
     4. Deferred Stock. A deferred stock award represents the Company’s agreement to deliver shares of common stock (or their cash equivalent) at a specified future time. Such delivery may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals or such other criteria as the Administrator may determine, or may provide for the unconditional delivery of shares (or their cash equivalent) on the specified date. In making an award of deferred stock the Administrator will determine the period during which receipt of the common stock will be deferred, and the period, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. At the end of the deferral period, and assuming the satisfaction of any condition(s) to vesting of the award, the award will be settled in shares of common stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Administrator. During the deferral period set by the Administrator, the award holder may not sell, transfer, pledge or assign the deferred stock award. In the event of termination of service before the deferred stock award has vested, the award will be forfeited, except as may be provided by the Administrator. Deferred stock will carry no voting rights until such time as shares of common stock are actually issued. The Administrator has the right to determine whether and when dividend equivalents will be paid with respect to a deferred stock award.
     5. Bonus Stock. A bonus stock award is a grant of stock to the recipient without payment of money, or the sale of stock at a discounted price. The Administrator may condition the award of bonus stock upon the attainment of specified performance objectives or upon such other criteria as the Administrator may determine. However, once the shares are issued, they are not subject to vesting conditions.
     Performance Awards. The Administrator may designate any awards under the Stock Incentive Plan as “Performance Awards” which are intended to be granted and administered in a manner which would qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Either the granting or vesting of a Performance Award will be subject to the achievement of performance objectives specified by the Administrator. The performance objectives specified for a particular award may be based on one or more of the following criteria, which the Administrator may apply to the Company on a consolidated basis and/or to a business unit, and which the Administrator may use either as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.
     Although the Administrator generally has the power to amend awards and to waive conditions to the vesting of awards, this power may be exercised with respect to Performance

Awards only to the extent that it would not cause the award to fail to qualify under Section 162(m).
     Deferrals of Awards. The Administrator may permit an award recipient to elect to defer receipt of any award for a specified period or until a specified event, upon such terms as are determined by the Administrator.
     Change in Control Provisions. If there is a Change in Control of the Company, unless otherwise determined by the Administrator, all stock options and SARs which are not then exercisable will become fully exercisable and vested; the restrictions and vesting conditions applicable to restricted stock and deferred stock will lapse and such shares and awards will be deemed fully vested; and the Administrator, in its sole discretion, may accelerate the payment date of all restricted stock and deferred stock. Unless the Administrator provides otherwise, to the extent the cash payment of any award is based on the fair market value of common stock, such fair market value shall be the Change in Control Price. A “Change in Control” is defined in the Plan in the same manner as in the Change in Control Agreements with the named executive officers. (See “Executive Compensation — Compensation Discussion and Analysis” above.) The “Change in Control Price” is generally the highest price per share paid for the Company’s common stock in the open market or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control.
     Amendment. The Stock Incentive Plan is of unlimited duration. The Stock Incentive Plan may be discontinued or amended by the Board of Directors, except that no amendment or discontinuation may adversely affect any outstanding award without the holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy stock exchange or regulatory requirements.
     Adjustment. In the case of certain changes in the Company’s structure affecting the common stock such that the Board determines that an adjustment is appropriate, in order to prevent dilution or enlargement of benefits, the Board will, in a manner as it deems equitable, adjust any or all of the number of shares reserved under the Stock Incentive Plan, and the number of shares as to which awards can be granted to any individual in any fiscal year. In the case of certain changes in the Company’s structure affecting the common stock subject to an award outstanding under the Stock Incentive Plan, the Board will appropriately and equitably adjust the number and kind of shares or other securities subject to the Stock Incentive Plan or subject to awards then outstanding under the Stock Incentive Plan and the exercise prices so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price. In addition, upon certain corporate transactions the Board may, in its discretion, (1) accelerate the vesting and/or payment date of awards, (2) cash-out outstanding awards, (3) provide for the assumption of outstanding awards by a surviving or transferee company, (4) provide that in lieu of shares of Company common stock, the award recipient will be entitled to receive the consideration he would have received for such shares in the transaction (or the value of such consideration in cash), and/or (5) require stock options to be either exercised prior to the transaction or forfeited.
Certain Federal Income Tax Consequences
     The following is a summary of certain federal income tax aspects of stock options which may be awarded under the Stock Incentive Plan based upon the laws in effect on the date hereof.

     Non-Qualified Stock Options. No income is recognized by the optionee at the time a non-qualified option is granted. Upon exercise of the option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain.
     Incentive Stock Options. An optionee generally will not recognize income upon the exercise of an Incentive Stock Option during the period of his/her employment with the Company or one of its subsidiaries or within three months after termination of employment. (The optionee also will not recognize income upon the exercise of an Incentive Stock Option within 12 months after the optionee’s termination of employment by reason of permanent and total disability, or within the remaining term of the option following the optionee’s death). However, the “spread” between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an Incentive Stock Option after the expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option.
     If the optionee holds the shares received throughout the “ISO holding period,” which is both the two-year period after the ISO was granted and the one-year period after the exercise of the ISO, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the ISO holding period, the disposition is a “disqualifying disposition” which causes the optionee to recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.
     Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or director recognizes ordinary income from awards under the Stock Incentive Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The Company will not, however, be entitled to a deduction with respect to payments which are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as “performance based” under Section 162(m) of the Code.
     The Board of Directors recommends that the shareholders vote FOR the approval of the amendment of the Stock Incentive Plan.

AUDIT COMMITTEE’S REPORT
     The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom is independent under SEC Rule 10A-3 and the NYSE’s listing standards. The Committee operates under a written charter adopted by the Board of Directors.
     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
     In this regard, the Committee meets separately at most regular committee meetings with management, the Vice President of Internal Audit and the Company’s outside independent registered public accounting firm. The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s outside independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), and pre-approves all audit and non-audit services to be performed by the firm.
     In this context, the Committee has reviewed and discussed the consolidated financial statements with management and PwC. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. PwC discussed with the Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 Audit Committee Communications. Management and the independent registered public accounting firm also made presentations to the committee throughout the year on specific topics of interest, including: (i) current developments and best practices for audit committees; (ii) updates on the substantive requirements of the Sarbanes-Oxley Act of 2002, including management’s responsibility for assessing the effectiveness of internal control over financial reporting; (iii) key elements of anti-fraud programs and controls; (iv) transparency of corporate financial reporting; (v) the Company’s critical accounting policies; (vi) the applicability of several new and proposed accounting releases; and (vii) numerous SEC accounting developments.
     PwC also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee regarding independence. PwC informed the Audit Committee that it was independent with respect to the Company within the meaning of the securities acts administered by the SEC and the requirements of the PCAOB, and PwC discussed with the Committee that firm’s independence with respect to the Company. In addition, the Committee considered whether non-audit consulting services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.

     Based upon the Committee’s discussions with management and PwC and the Committee’s review of the representations of management and the report of PwC to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008.
     In addition, the Committee has discussed with the Chief Executive Officer and the Chief Financial Officer of the Company the certifications required to be given by such officers in connection with the Company’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and SEC rules adopted there under, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with the giving of such certifications.
     Submitted by the Audit Committee
Charles E. Golden (Chairman)
Eduardo R. Menascé (Vice Chairman)
Rolf A. Classon (Each of whom the Board of Directors has determined is an independent director under applicable standards)
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2009. PwC served as the independent registered public accounting firm of the Company for the year ended September 30, 2008. A representative of PwC will be present at the annual meeting with an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.
     The Audit Committee has adopted a policy requiring that all services from the outside independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that non-audit related services, including tax consulting, tax compliance and tax preparation fees, should not exceed the total of audit and audit related fees. During fiscal 2008, PwC’s fees for non-audit related services fell within these guidelines.
Audit Fees
     Aggregate fees billed by PwC for professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, along with the review and audit of the application of new accounting pronouncements, SEC releases and accounting for unusual transactions, were $2,404,950 and $2,205,985 for the years ended September 30, 2007 and September 30, 2008, respectively.

Audit-Related Fees
     Aggregate fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not disclosed under “—Audit Fees” above were $2,200,150 and $1,277,450 for the years ended September 30, 2007 and September 30, 2008, respectively. In fiscal 2007 and 2008, these audit related services included primarily audit fees related to the separation of the Company’s medical technology and funeral services businesses and also included the statutory audits of European and other foreign entities.
Tax Fees
     Aggregate fees billed by PwC for professional services rendered to the Company for tax compliance, tax advice and tax planning were $1,300 and $25,000 for the years ended September 30, 2007 and September 30, 2008, respectively.
All Other Fees
     Aggregate fees billed by PwC for all other products and services provided to the Company were $33,000 and $1,500 for the years ended September 30, 2007 and September 30, 2008, respectively. These fees were for software and a subscription to PwC’s online accounting research tool.
     The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.
COST OF SOLICITATION
     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone, electronic communication and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.
SHAREHOLDER PROPOSALS
     In order for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the Company’s 2010 annual meeting of shareholders and included in the Company’s proxy statement and form of proxy relating to that meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal offices in Batesville, Indiana not later than September 9, 2009.
     In addition, the Company’s Amended and Restated Code of By-laws provides that for business to be brought before a shareholders’ meeting by a shareholder or for nominations to the Board of Directors to be made by a shareholder for consideration at a shareholders’ meeting, notice thereof must be received by the Secretary of the Company at the Company’s principal offices not later than 100 days prior to the anniversary of the immediately preceding annual meeting, or not later than November 5, 2009 for the 2010 annual meeting of shareholders. The notice must also provide certain information set forth in the Amended and Restated Code of By-laws.
INCORPORATION BY REFERENCE
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this proxy statement by reference, the Audit Committee’s Report and the Compensation and Management Development Committee’s Report shall not be incorporated by reference into any such filings.
January 7, 2009

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 13, 2009. Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/HRC
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
1. Election of Directors

			For	Withhold				For	Withhold				For	Withhold
01	-	Patrick T. Ryan	[ ]	[ ]	02	-	Rolf A. Classon	[ ]	[ ]	03	-	Eduardo R. Menascé	[ ]	[ ]
		(to serve a three-year term)					(to serve a three-year term)					(to serve a one-year term)

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the Hill-Rom Holdings, Inc. Employee Stock Purchase Plan.	[ ]	[ ]	[ ]	3.	Approval of the Amendment of the Hill-Rom Holdings, Inc. Stock Incentive Plan to reserve additional shares for issuance thereunder.	[ ]	[ ]	[ ]
		For	Against	Abstain
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	[ ]	[ ]	[ ]	5.	In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.
B Non-Voting Items
Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
IMPORTANT: This proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, partner, officer or guardian, please give your full title. If shares are held jointly, all holders must sign the proxy. No postage is required if mailed in the United States.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Hill-Rom Holdings, Inc.

Proxy for Annual Meeting Of Shareholders To Be Held February 13, 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Rolf A. Classon and Joanne C. Smith, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hill-Rom Holdings, Inc. (the “Company”) at the annual meeting of shareholders of the Company to be held at the offices of the Company, 1069 State Route 46 East, Batesville, Indiana 47006-7798, on February 13, 2009 at 10:00 a.m., local time (Eastern Standard Time), and at any adjournments of the meeting, on the matters listed on the reverse.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ABOVE, OR EITHER OF THEM.
This proxy may be revoked at any time before it is exercised.
Please sign name and title exactly as shown on label on this proxy card.
(continued and to be signed on reverse side)

APPENDIX I
HILL-ROM HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose. The purpose of this Employee Stock Purchase Plan is to encourage and enable eligible employees of Hill-Rom Holdings, Inc. and its designated Subsidiaries to acquire proprietary interests in the Company (as defined below) through the ownership of Common Stock (as defined below) in order to establish a closer identification of their interests with those of the Company by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of their Employers (as defined below). It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.
     2. Definitions. Unless the context clearly requires a different meaning, the following words or terms, when used herein, shall have the following respective meanings:
     (a) “1934 Act” means the Securities Exchange Act of 1934, as amended.
     (b) “Account” means the brokerage account maintained for each Participant under the Plan by the Plan Administrator.
     (c) “Active Participant” means an Eligible Employee who enrolls in the Plan in accordance with the provisions of Section 8 herein and who is currently making payroll deductions for the purchase of Common Stock. “Active Participant” shall also include an individual on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 11.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Code” means the Internal Revenue Code of 1986, as amended.
     (f) “Committee” means the Compensation and Management Development Committee of the Board.
     (g) “Common Stock” means the common stock of the Company, without par value.
     (h) “Company” means Hill-Rom Holdings, Inc. and its successors.
     (i) “Compensation” means, with respect to an Eligible Employee, all regular salary or wages, shift differentials, overtime, and commissions, but excluding all bonus payments, incentive compensation, reimbursement payments, severance pay or any other form of additional earnings.
     (j) “Date of Purchase” means the last day of each Purchase Period, on which date Common Stock for such Purchase Period shall be purchased.
     (k) “Eligible Employee” means any Employee except for the following:
     (1) an Employee whose customary employment is twenty (20) hours or less per week;
     (2) an Employee whose customary employment is for not more than five (5) months in any calendar year; and
     (3) an Employee who would, immediately upon enrollment or re-enrollment in the Plan, own directly or indirectly five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.
     For purposes of the determination in clause (3) above, (i) the Employee shall be deemed to own stock attributed to him or her under the attribution rules of Section 424(d) of the Code; and (ii) the Employee shall be considered to own any stock that the Employee could purchase through the exercise of any option or right to acquire stock held by the Employee (including a right to acquire stock under this Plan).
     (l) “Employee” means an individual regularly employed by an Employer. “Employee” shall not include a non-employee director of the Company. Whether an individual qualifies as an Employee shall be determined by the Committee, in its sole discretion. The Committee shall be guided by the provisions of Treasury Regulation Section 1.421-1(h) and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all “employees” within the meaning of those provisions other than those who are not eligible to participate in the Plan. Notwithstanding the foregoing, the Plan shall neither permit nor deny participation in the Plan contrary to requirements of the Code.
     (m) “Employer” means the Company and its Subsidiaries designated from time to time by the Board as covered by the Plan, as the employer of an Employee. As used in this Plan, the term “Employer” means collectively the Company and all such Subsidiaries, unless the context requires a different meaning.
     (n) “Enrollment Deadline” means, for each Purchase Period, the last day of the month immediately preceding the first day of such Purchase Period.
     (o) “Enrollment Form” means a statement signed by an Eligible Employee on a form provided by the Plan Administrator, or an election made through applicable electronic procedures, indicating the Eligible Employee elects to become a Participant and authorizing a payroll deduction for the purchase of Common Stock pursuant to the Plan.
     (p) “Fair Market Value” of Common Stock on a particular date means the value determined in good faith by the Committee, by formula or otherwise; provided, however, that unless the Committee determines to use a different measure, the Fair Market Value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).
     (q) “Inactive Participant” means an Employee who has purchased Common Stock pursuant to the Plan and who has an Account to which shares of Common Stock are credited, but who is not currently making payroll deductions for the purchase of Common Stock under the Plan (other than an individual on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 11).
     (r) “Participant” means an Active Participant or an Inactive Participant.
     (s) “Plan” means this Hill-Rom Holdings, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.
     (t) “Plan Administrator” means the Plan Administrator appointed by the Board to administer this Plan. The Plan Administrator shall initially be Fidelity Investments.
     (u) “Plan Supervisor” means the person(s) designated pursuant to Section 4 herein to assist Employees and/or Participants in Plan matters.
     (v) “Purchase Period” means the period set forth in Section 5.
     (w) “Purchase Price” means the price at which Common Stock shall be purchased, as set forth in Section 10.
     (x) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act.
     (y) “Subsidiary” means any “subsidiary corporation” of the Company, as defined in Code Section 424(f).
     3. Number of Shares of Common Stock Under the Plan. Subject to adjustment in accordance with Section 16, a total of 1,000,000 shares of Common Stock may be sold to Eligible Employees under this Plan. The Common Stock subject to this Plan shall consist of authorized but unissued Common Stock or previously issued Common Stock reacquired and held by the Company, and such number of shares of Common Stock shall be and is hereby reserved for sale for such purpose.

     4. Administration of the Plan. This Plan shall be administered by the Plan Administrator. The Plan Administrator is vested with full authority to administer the Plan with respect to Participants’ Accounts. The Committee is vested with full authority to administer payroll deductions under the Plan, to interpret the Plan, to make, interpret, amend and rescind such equitable rules and regulations regarding this Plan as it may deem advisable, and to make all other determinations deemed necessary or advisable for the operation of this Plan.
     To aid in fulfilling its responsibilities, the Committee may appoint one or more Plan Supervisors and the Committee may allocate to each person so appointed certain limited responsibilities to carry out the directives of the Committee in all phases of the operation of the Plan. Specifically, the Committee may delegate to such agent or agents any of its authority under the Plan except its authority to construe and interpret the provisions of the Plan.
     All actions taken by the Plan Administrator, and all actions taken, and all interpretations and determinations made by the Committee and the Plan Supervisor (including determinations of fair market value) shall be final and binding upon Employees, Participants, the Company and all other interested persons. Neither the Plan Administrator nor any member of the Committee nor the Plan Supervisor shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee and the Plan Supervisor shall be fully protected by the Company with respect to any such action, determination or interpretation.
     The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by appointment by the Board.
     The Company will pay all expenses incident to establishing and administering the Plan and purchasing or issuing Common Stock, provided that Participants will pay all costs associated with the issuance of certificates for Common Stock and all costs incurred in selling, disposing of, or transferring Common Stock acquired under the Plan, including transfers to a brokerage account or a direct registration system.
     5. Purchase Periods. The Plan will be implemented by Purchase Periods of calendar quarters. The last day of each Purchase Period shall be the last New York Stock Exchange trading day of each calendar quarter, and the next Purchase Period shall commence on the first day of the next calendar quarter. The first Purchase Period shall commence on April 1, 2009. Only one Purchase Period may be in effect at any one time. Participation in any Purchase Period under the Plan shall neither limit nor require participation in any other Purchase Period. The Board may, at any time and for any reason, terminate a Purchase Period, in which case all accumulated payroll deductions during such Purchase Period shall, in the Board’s discretion, be refunded to the Participants or used to purchase shares of Common Stock with the date of termination as the Date of Purchase.
     6. Number of Shares of Common Stock Which May Be Purchased. Each Active Participant shall be allowed to purchase as many shares of Common Stock as the amount of his accrued payroll deductions at the end of any Purchase Period can purchase, not to exceed the number of shares of Common Stock determined by dividing the total sum of his authorized payroll deductions for the Purchase Period by the Purchase Price per share of Common Stock (as set forth in Section 10). Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased by an Employee during a Purchase Period is the number determined by dividing (A) by (B), where (A) equals $25,000 less the aggregate Fair Market Value of Common Stock purchased by the Participant under this Plan in previous Purchase Periods during the same calendar year (determined as of the first day of the Purchase Period in which each share of Common Stock was purchased), and (B) equals the Fair Market Value of a share of Common Stock on the first day of the Purchase Period. Further, no Employee shall be granted an option to purchase Common Stock under this Plan which permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the stock determined as of the date the right to purchase is granted.
     In the event the total number of shares of Common Stock to be purchased pursuant to all Enrollment Forms with respect to any Purchase Period exceeds the available shares of Common Stock pursuant to Section 3, the Committee reserves the right to allocate the number of shares of Common Stock which Participants may purchase in such manner as it deems fair and equitable, and notify each Participant of such allocation.
     7. Grant of Option on Enrollment.
     (a) Enrollment or re-enrollment by a Participant in the Plan for a Purchase Period will constitute the grant by the Company to the Participant of an option to purchase shares of Common Stock from the Company under the Plan.
     (b) Each option granted under the Plan shall have the following terms, in addition to other terms set forth herein:
     (1) Each option granted under the Plan will have a term of not more than one calendar quarter; notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of (A) the completion of the purchase of shares on the Date of Purchase, or (B) the date on which the Participant’s employment with the Employer terminates;
     (2) Payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 8;
     (3) Purchase of shares upon exercise of the option will be effected only on the Date of Purchase in accordance with Section 9;
     (4) The Purchase Price per share under the option will be determined as provided in Section 10;

     (5) Subject to the limits set forth in Section 6, the number of shares available for purchase under an option will be determined by dividing (i) such Participant’s payroll deductions accumulated during the Purchase Period as of the Date of Purchase by (ii) the applicable Purchase Price determined in accordance with Section 10;
     (6) The option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee, in its sole discretion, from time to time.
     8. Participation in the Plan; Payroll Deductions.
     (a) An Eligible Employee may enroll in the Plan and become an Active Participant for a Purchase Period by completing an Enrollment Form and filing it with the Plan Administrator no later than the applicable Enrollment Deadline. An individual who first becomes an Eligible Employee (including a newly hired or re-hired Employee) after the Enrollment Deadline for a Purchase Period may not enroll in the Plan for such Purchase Period but may enroll in the Plan for the next following Purchase Period in accordance with the preceding sentence. Notwithstanding the foregoing, the Committee, in its discretion, may allow Eligible Employees to file Election Forms after an Enrollment Deadline for a particular Purchase Period, to be effective as of the first payroll period beginning after the Enrollment Form is filed. Such discretion, if exercised, must be applied to all Eligible Employees for such Purchase Period. Except as provided above, no Enrollment Form shall be honored for a Purchase Period with respect to any individual who is not an Eligible Employee as of the first day of the Purchase Period. An Eligible Employee who timely files an Enrollment Form will become an Active Participant and, except as provided above, payroll deductions shall commence with the first payroll period in the Purchase Period. Once an Eligible Employee has enrolled in the Plan, he will remain an Active Participant and will participate in subsequent Purchase Periods until (i) he discontinues his payroll deductions as provided below, or (ii) he ceases to be an Eligible Employee. A Participant who has discontinued his payroll deductions will be an Inactive Participant and will not participate in subsequent Purchase Periods until he re-enrolls in the Plan in accordance with this Section.
     (b) Payroll deductions for an Active Participant shall be made through the end of a Purchase Period unless sooner discontinued or terminated as provided in Sections 5, 8(e), 11 or 28 herein. Payroll deductions shall be specified in whole percentages (not to exceed 10%) of Compensation, in after-tax amounts. Such deductions shall be taken in conformity with the Employer’s payroll deduction schedule. Except as provided in Section 11, there shall be no rights of prepayment or payment of funds to be used for the purchase of Common Stock pursuant to the Plan through means other than payroll deductions.
     (c) Payroll deductions for each Active Participant shall be made by the Employer and provided to the Plan Administrator as provided herein.
     (d) An Active Participant may, at any time during a Purchase Period, increase or decrease the amount of his payroll deductions under his Enrollment Form (within the limitations set forth in paragraph (b) above), by completing and filing a new Enrollment Form with the Plan Administrator. Such change shall be prospective only and effective as soon as practicable. Payroll deductions elected by an Active Participant shall remain in effect from Purchase Period to Purchase Period until such Participant changes or discontinues the payroll deductions or ceases to be an Eligible Employee.
     (e) An Active Participant may discontinue his payroll deduction at any time during a Purchase Period by filing the prescribed form with the Plan Administrator. Such change shall be prospective only and effective as soon as practicable. Once discontinued, the Participant may resume payroll deductions at any time, including during the same Purchase Period, by re-enrolling in the Plan in accordance with this Section. All amounts deducted to the date of discontinuance will be applied to the purchase of Common Stock at the end of the Purchase Period. An Active Participant who has discontinued his payroll deductions (other than a Participant on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 11) will be an Inactive Participant and will not participate in subsequent Purchase Periods until he re-enrolls in the Plan in accordance with this Section. If, prior to the last day of a Purchase Period, an Active Participant ceases to be an Eligible Employee but does not terminate employment with the Company or a Subsidiary, the Participant shall be treated as if he has discontinued his payroll deductions in accordance with this paragraph, and such Participant may not re-enroll in the Plan until he again becomes an Eligible Employee.
     (f) If an Eligible Employee makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code which is sponsored, or participated in, by the Company or a Subsidiary, such Eligible Employee shall be automatically prohibited from making or electing to make payroll deductions under the Plan for a six (6) month period. All amounts deducted prior to such date will be applied to the purchase of Common Stock at the end of the Purchase Period in which the hardship withdrawal occurs. After the expiration of such six (6) month period, the Eligible Employee may re-enroll in the Plan by filing a new Enrollment Form.
     9. Purchase of Common Stock. Except as provided in Section 5, 8(e), 11 or 28, on each Date of Purchase, accrued payroll deductions made for each Participant for the applicable Purchase Period will be applied to the purchase of Common Stock, including fractional shares, at the Purchase Price determined under Section 10. Any amounts representing a fractional share that are withheld but not applied toward the purchase of Common Stock during a Purchase Period shall be carried forward to the next Purchase Period and, subject to Section 5, 8(e), 11 or 28, shall be applied toward the purchase of Common Stock during such Purchase Period. In no event shall any right to purchase Common Stock under the Plan be exercised for more than the available number of shares of Common Stock, and, after the available shares of Common Stock have been purchased, any remaining balance of any amount previously collected from Participants shall be refunded. The Common Stock purchased by a Participant shall be deposited into the Participant’s Account.
     10. Purchase Price. The Purchase Price per share of Common Stock shall be 90% of the Fair Market Value on the Date of Purchase.

     11. Termination of Employment; Leave of Absence. If, prior to the last day of a Purchase Period, a Participant ceases to be employed by the Employer for any reason (including death, voluntary resignation, retirement or involuntary termination, with or without cause), his Enrollment Form shall be deemed to have been canceled, effective immediately. The Participant’s payroll deductions made but not yet used for purchases will be distributed in cash to the Participant (or his estate or beneficiary, as applicable in the case of death) as soon as practicable after his termination of employment.
     If, prior to the last day of a Purchase Period, an Active Participant ceases to be actively employed because he commences a long-term leave of absence, then any accrued payroll deductions under the Plan during the Purchase Period to the date the Participant ceases to be actively employed shall be applied to the purchase of Common Stock for such Purchase Period on the Date of Purchase. Subject to any applicable rules or regulations established by the Plan Administrator, the Participant shall be entitled to elect to continue to participate in the Plan until his employment terminates, provided the Participant makes the necessary arrangements with the Employer and/or the Plan Administrator to pay the requisite amounts that would, but for the leave of absence, be paid under the Plan through the Participant’s payroll deductions. For purposes of this paragraph, “long-term leave of absence” means a leave of absence agreed to in writing by the Employer (i) which is for a period of not more than six (6) months, or (ii) with respect to which reemployment upon expiration of such leave is guaranteed by contract or applicable law.
     12. Interest on Payments. No interest shall accrue or be paid on sums withheld from a Participant’s pay for the purchase of Common Stock or with respect to any amount credited to a Participant’s Account.
     13. Rights as Shareholder. No Participant shall have any rights of a shareholder with respect to any shares of Common Stock until the shares have been purchased in accordance with Section 9 and issued by the Company, at which time the Participant will be treated as the owner of such shares. At any time a Participant may, subject to payment by the Participant of the Plan Administrator’s fees therefor, instruct the Plan Administrator, in accordance with its policies, to (i) transfer the Common Stock in his or her Account to another brokerage account specified by the Participant, (ii) sell such Common Stock for the Participant, or (iii) any combination of the foregoing. When the Plan Administrator takes any of the actions in clauses (i) through (iii) in accordance with this paragraph, the Common Stock involved shall be removed from the Participant’s Account.
     14. Rights Not Transferable. A Participant’s rights to purchase Common Stock pursuant to this Plan may not be sold, pledged, assigned or transferred in any manner, and shall be exercisable only during the Participant’s lifetime and only by the Participant. If this provision is violated, the right of the Participant to purchase Common Stock shall terminate and the only right remaining to such Participant under the Plan will be to have paid over to the person entitled thereto the amount of accrued payroll deductions then credited to such Participant and to give instructions to the Plan Administrator with respect to Common Stock in such Participant’s Account in the same manner as provided in Section 13.

     15. Purchase Period Limitation. In no event shall a Participant be permitted to complete payment for Common Stock after the expiration of the Purchase Period with respect to which such Common Stock is purchased.
     16. Changes in Capitalization.
     (a) The existence of the Plan and the rights to purchase Common Stock hereunder shall not affect in any way the right or power of the Board or the Company’s shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     (b) In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Committee in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, and (ii) the number and kind of shares which may be purchased by any individual in any calendar year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to this Plan, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any outstanding offering hereunder, the number of shares of Common Stock to be purchased, and the Purchase Price, shall be appropriately and equitably adjusted by the Committee so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggregate Purchase Price.
     (c) Except as hereinbefore expressly provided, the issuance by the Company of Common Stock of any class or securities convertible into Common Stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into Common Stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock to be purchased for a Purchase Period or the Purchase Price per share of Common Stock.
     17. Change in Control.
     (a) In the event of a Change in Control, the Committee shall provide for the assumption or substitution of each option to purchase Common Stock under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof, unless the Committee decides to take such other action as it deems appropriate, including, without limitation, providing for the termination of the Plan in accordance with Section 28, or a termination of the Plan and providing for a Date of Purchase to occur on the date determined by the Committee.
     (b) A “Change in Control” shall be deemed to occur on:
     (1) the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or. indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (x) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, (y) the acquisition of securities of the Company directly from the Company, or (z) the acquisition of securities of the Company by one or more members of the Hillenbrand Family (which term shall mean descendants of John A. Hillenbrand and their spouses, trusts primarily for their benefit or entities controlled by them);
     (2) the consummation of a merger or consolidation of the Company with another corporation unless:
     (A) the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;
     (B) no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and
     (C) the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

     (3) the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the date hereof and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);
     (4) the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or
     (5) the date of approval of the shareholders of the Company of a plan of complete liquidation of the Company.
     18. Application of Funds.
     (a) The Company will maintain payroll deduction records for each Eligible Employee who elects pursuant to the provisions of Section 8 herein to participate in a Purchase Period under the Plan on which all payroll deductions attributable to that Participant with respect to a Purchase Period will be accounted for.
     (b) Amounts thus accounted for will be under the control of the Company, need not be set apart from other funds of the Company, and, so long as funds in the applicable amount are provided to the Plan Administrator for each Purchase Period, may be used for any corporate purpose. Amounts credited for employees of Subsidiaries will be remitted to the Company from time to time by such Subsidiaries.
     (c) In the event that any law or regulation, in the opinion of counsel for the Company, may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including the deposit of any such funds in a bank account(s) opened for Participants.
     19. Governmental Approvals or Consents; Amendments or Termination. This Plan and any purchases by Participants under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board may make such changes in the Plan and its administration as may be necessary to desirable, in the opinion of the Company’s counsel, to comply with the rules or regulations of any governmental authority or any national securities exchange.
     20. Notices. All notices or other communications by an Employee or Participant to the Company or the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Company or the Plan Administrator in the form specified by the Company or the Plan Administrator. Any notice given by the Company or the Plan Administrator to an Employee or Participant directed to such individual at the address on file with the Company or the Plan Administrator shall be effective to bind the Employee or Participant and any other person who shall acquire rights hereunder.

     21. Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Code Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Code Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Code Section 423. This Section shall take precedence over any conflicting provisions in the Plan.
     22. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the 1934 Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.
     23. Effective Date. The Plan shall be effective April 1, 2009, subject to the approval of the Plan by the Company’s shareholders at the February 2009 shareholders meeting. If the Plan is not so approved by the Company’s shareholders, (a) the Plan shall not be effective, and (b) all amounts contributed by Participants shall be refunded.
     24. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Plan shall be deemed to be followed by the phrase “without limitation.”
     25. Headings. Headings at the beginning of paragraphs are for the convenience of reference, shall not be construed as a part of the Plan, and shall not influence its construction.
     26. Employment Not Guaranteed; No Other Rights. Nothing contained in this Plan, or the granting or exercise of any right to purchase Common Stock, or the payment of any other benefit hereunder, shall give any Employee, Participant or any beneficiary of an Employee or Participant any right to continue employment with the Employer, or any legal or equitable right against the Employer, its directors, officers, employees or agents, the Plan Administrator, or any other persons, except as expressly provided by the Plan.
     27. Tax Withholding. The Employer shall have the right to require payment by a Participant of any federal, state or local taxes which may be required to be withheld or paid in connection with a purchase hereunder or a disposition of shares of Common Stock purchased hereunder. The Employer shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Plan Administrator shall have the right to require payment by the Participant of any federal, state or local taxes which may be required to be withheld or paid in connection with any of the actions described in clauses (i)-(iv) of Section 13.

     28. Amendment and Termination. The Board may at any time and for any reason terminate, withdraw, suspend, modify, or amend the Plan; provided that the Board may not make any amendment which would require the approval of the Company’s shareholders to comply with any rule promulgated by the New York Stock Exchange, or any applicable laws, including but not limited to Code Section 423, without approval of the shareholders of the Company. The Company shall not be obligated to any Employee, Participant or other person whatsoever to continue the Plan or the ability to purchase Common Stock hereunder. Except as provided in Section 17, upon termination of the Plan, payroll deductions taken but not yet expended on purchases of Common Stock under the Plan shall be paid to the Participants with respect to whom such deductions were taken as soon as practicable.
     29. Governing Law. The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Indiana and construed in accordance therewith without giving effect to principles of conflicts of law.
     30. Severability. The provisions of this Plan shall be severable. If any provision is found to be unenforceable, the balance of the Plan shall remain in full force and effect.
     31. Foreign Employees. Without the amendment of this Plan, the Board may provide for the participation in the Plan by employees who are subject to the laws of foreign countries or jurisdictions, and such participation may be on such terms and conditions different from those specified in this Plan as may be administratively necessary or necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Board or its designee may make such modifications, amendments, procedures, subprograms and the like as may be necessary or advisable to comply with the provisions of laws of other countries or jurisdictions in which participating Employers operate or have employees.
     IN WITNESS WHEREOF, the Company has executed this Plan to be effective as of the date set forth in Section 23.

HILL-ROM HOLDINGS, INC.

By:

Name:

Title:

APPENDIX II
AMENDED AND RESTATED
HILL-ROM HOLDINGS, INC.
STOCK INCENTIVE PLAN
R E C I T A L S
     WHEREAS, in accordance with that certain Distribution Agreement (as defined below), Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc. and hereinafter referred to in these recitals as “RemainCo” or “Hill-Rom Holdings, Inc.”) distributed its entire ownership interest in Hillenbrand, Inc. (formerly Batesville Holdings, Inc. and hereinafter referred to in these recitals as “SpinCo or “Hillenbrand, Inc.”) through a pro-rata distribution of all of the outstanding shares of SpinCo common stock then owned by RemainCo to the holders of RemainCo common stock (“Distribution”); and
     WHEREAS, RemainCo and SpinCo have entered into that certain Employee Matters Agreement (as defined below) for the purpose of continuing benefits for the pre-Distribution directors, employees and consultants of RemainCo and its subsidiaries; and
     WHEREAS, several amendments have been made to the Plan (as defined below) in contemplation of the Distribution and several further amendments to the Plan have been approved by the Board (as defined below) and the shareholders of RemainCo, and it is intended by this restatement of the Plan to incorporate all such amendments into one plan document.
SECTION 1. Purpose and Types of Awards
          1.1 The purposes of the Hill-Rom Holdings, Inc. Stock Incentive Plan (the “Plan”) are to enable Hill-Rom Holdings, Inc., formerly Hillenbrand Industries, Inc., (the “Company”) to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.
          1.2 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; and/or (v) Bonus Stock. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.
SECTION 2. Definitions
          “Board” shall mean the Board of Directors of the Company.
          “Bonus Stock” shall mean an award described in Section 10 of the Plan.

          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          “Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to non-employee directors, the entire Board.
          “Common Stock” shall mean the common stock of the Company, without par value.
          “Company” shall mean Hill-Rom Holdings, Inc., formerly Hillenbrand Industries, Inc., and its successors.
          “Deferred Stock” shall mean an award described in Section 9 of the Plan and also known as Restricted Stock Units.
          “Distribution” shall have the meaning set forth in the recitals.
          “Distribution Agreement” shall mean the Distribution Agreement by and between the Company and Hillenbrand, Inc. (formerly Batesville Holdings, Inc.) dated effective as of March 14, 2008.
          “Effective Time” shall mean the occurrence of the consummation of the transaction contemplated by the Distribution Agreement.
          “Employee” shall mean an employee of the Company or of any Subsidiary of the Company.
          “Employee Matters Agreement” shall mean the Employee Matters Agreement by and between the Company and Hillenbrand, Inc. (formerly Batesville Holdings, Inc.) dated effective as of March 31, 2008.
          “Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or otherwise; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).
          “Hillenbrand, Inc. Stock Incentive Plan” shall mean the Hillenbrand, Inc. Stock Incentive Plan which is in effect immediately after the Effective Time.
          “Incentive Option” shall mean a Stock Option granted under the Plan which both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

          “Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.
          “Non-Qualified Option” shall mean a Stock Option granted under the Plan, which either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.
          “Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.
          “Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.
          “Plan” shall mean the Hill-Rom Holdings, Inc. Stock Incentive Plan, as amended and restated from time to time.
          “Relationship” shall mean the status of employee, officer, or director of the Company or any Subsidiary of the Company.
          “Restatement Effective Date” shall mean February 13, 2009.
          “Restricted Stock” shall mean an award described in Section 8 of the Plan.
          “Spinoff Awards” shall have the meaning set forth in Section 5.5 of the Hillenbrand, Inc. Stock Incentive Plan.
          “Stock Appreciation Right” shall mean an award described in Section 7 of the Plan.
          “Stock Option” shall mean an Incentive Option or a Non-Qualified Option, and, unless the context requires otherwise, shall include Director Options.
          “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests.
SECTION 3. Administration
          3.1 The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.
          3.2 The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant and amend (provided however that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:
          (a) to select the persons to whom awards will be granted from among those eligible;
          (b) to determine the number of shares of Common Stock to be covered by each award granted hereunder subject to the limitations contained herein;
          (c) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;
          (d) to determine the treatment of awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;
          (e) to determine that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the award holder;
          (f) to determine whether, to what extent, and under what circumstances Common Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;
          (g) subject to Section 6.5 of the Plan, to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;
          (h) subject to Section 6.5 of the Plan, after considering any accounting impact to the Company, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements;
          (i) to determine, pursuant to a formula or otherwise, the Fair Market Value of the Common Stock on a given date;
          (j) after considering any accounting impact to the Company, to provide that the shares of Common Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

          (k) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and
          (l) to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.
          3.3 The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.
          3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.
          3.5 The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by majority written consent.
          3.6 No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.
SECTION 4. Stock Subject to Plan
          4.1 The total number of shares of Common Stock which may be issued under the Plan shall be 15,297,578, subject to adjustment as provided in Section 4.4. The amount reflected in the prior sentence (i) gives effect to adjustments previously made in connection with the Distribution pursuant to Section 4.4 below and (ii) includes 5,500,000 additional shares (the “2009 Additional Shares”) reserved for issuance upon approval thereof by the Company’s shareholders on the Restatement Effective Date. Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a Stock Appreciation Right for cash or the payment of any award in cash shall not count against this share limit. Awards of Restricted Stock, Deferred Stock and/or Bonus Stock may not be made with respect to more than 2,500,000 of the 2009 Additional Shares.
          4.2 To the extent a Stock Option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability shall count against the share limit set forth in Section 4.1.
          4.3 No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Deferred Stock and/or Bonus Stock awards with respect to more than 250,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4. Notwithstanding the foregoing, any Spinoff Awards are not awards or grants under this Plan and shall not count against the foregoing fiscal year award limits under this Plan.
          4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to an outstanding award, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.
          In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations, (iv) provide that in lieu of shares of Common Stock of Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Common Stock (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.
          The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.
          4.5 No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.
SECTION 5. Eligibility, Spinoff Awards and Adjusted Awards
          5.1 The persons who are eligible for awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective Employees, officers, or directors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible. In addition to the persons eligible under Section 5.1 above, all persons to receive awards of Stock Options or Deferred Stock with respect to the Common Stock as set forth in Article 7 of the Employee Matters Agreement are eligible for awards under Section 6 and Section 9 of the Plan.
          5.2 Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.
          5.3 Any awards of Stock Options or Deferred Stock under this Plan which were outstanding immediately prior to the Effective Time and were held by individuals who received Spinoff Awards under Section 5.3 of the Hillenbrand, Inc. Stock Incentive Plan, other than awards of Stock Options or Deferred Stock held by individuals who received Spinoff Awards pursuant to Section 7.1(c) and/or Section 7.2(c) or (d) of the Employee Matters Agreement, were cancelled as of the Effective Time and shall have no force or effect hereunder, and any holder of such cancelled award of Stock Option or Deferred Stock shall have no claim under such cancelled award or under the Plan.
          5.4 Except as provided in Section 5.3 above, all awards of Stock Options or Deferred Stock which were outstanding immediately prior to the Effective Time were adjusted as set forth in Section 7.1 and 7.2 of the Employee Matters Agreement.
SECTION 6. Stock Options
          6.1 The Stock Options awarded to eligible persons under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a

Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.
          6.2 Subject to the following provisions, Stock Options awarded under Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.
          (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).
          (b) Option Term. The term of each Stock Option shall be fixed by the Committee.
          (c) Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may impose different schedules for exercisability and vesting. After considering any accounting impact to the Company, the Committee may waive any exercise or vesting provisions or accelerate the exercisability or vesting of the Stock Option at any time in whole or in part.
          (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Common Stock already owned by the Optionee for at least six months, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.
          (e) No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).
          (f) Termination of Employment or Relationship. Following the termination of an Optionee’s employment or other Relationship with the Company or its

Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Non-Qualified Option which is outstanding on the date of an Optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.
          (g) Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.
          (h) Surrender Rights. The Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.
          6.3 Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:
     (a) Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Stock Option is awarded.
     (b) Additional Limitations for 10% Shareholders. No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of award of the Incentive Option or (ii) be exercisable more than five years after the date such Incentive Option is awarded.
     (c) Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.
     (d) Notice of Disqualifying Disposition. An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

     (e) Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.
     (f) Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption of the Plan by the Board or approval of the Plan by the Company’s shareholders.
The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.
          6.4 In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.
          6.5 Except as provided in Section 4.4 of the Plan, without the prior approval of the Company’s shareholders, (a) the exercise price of any Stock Option shall not be reduced following the date of its grant, and (b) no Stock Option may be cancelled and replaced with a new Stock Option with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled option.
SECTION 7. Stock Appreciation Rights
          7.1 A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted.
          7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (as defined in Section 14.2) (such Stock Appreciation Right being referred to herein as a “Limited Stock Appreciation Right”). The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price (as defined in Section 14.3).
SECTION 8. Restricted Stock
          Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.
          (b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.
          (c) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Common Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.
          (d) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.
          (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).
SECTION 9. Deferred Stock Awards (also known as Restricted Stock Units)
          Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
          (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the “Deferral Period”)

during which, and the conditions under which, receipt of the Common Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Common Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.
          (b) Except as may be provided by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.
          (c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Common Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.
          (d) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.
          (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Stock or cash under a Deferred Stock award (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).
SECTION 10. Bonus Stock Awards
          The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code). Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.
SECTION 11. Election to Defer Deferred Stock Awards or Bonus Stock Awards
          The Committee may permit an award recipient to elect to defer payment of an award for a specified period or until a specified event, upon such terms as are determined by the

Committee. An award holder may elect to defer the distribution date of a Deferred Stock Award or Bonus Stock Award provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.
SECTION 12. Non-Employee Director Options
          The Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to the exercisability and the effect of a director’s termination of service.
SECTION 13. Tax Withholding
          13.1 Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.
          13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Common Stock already owned by the Employee for at least six months. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.
SECTION 14. Change in Control
          14.1 In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant:
          (a) all outstanding Stock Options (including Director Options) and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;
          (b) the restrictions and vesting conditions applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;
          (c) the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock and Deferred Stock awards; and

          (d) to the extent the cash payment of any award is based on the Fair Market Value of Common Stock, such Fair Market Value shall be the Change in Control Price.
          14.2 A “Change in Control” shall be deemed to occur on:
               (i) the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or. indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (“Beneficial Owner”), of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (x) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, (y) the acquisition of securities of the Company directly from the Company, or (z) the acquisition of securities of the Company by one or more members of the Hillenbrand Family (which term shall mean descendants of John A. Hillenbrand and their spouses, trusts primarily for their benefit or entities controlled by them);
          (ii) the consummation of a merger or consolidation of the Company with another corporation unless
               (A) the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;
               (B) no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and
               (C) the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;
          (iii) the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the date hereof and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);
          (iv) the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or
          (v) the date of approval of the shareholders of the Company of a plan of complete liquidation of the Company.

          14.3 “Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on any national market or securities exchange where the Common Stock is traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.
SECTION 15. General Provisions
          15.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (iv) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 15.1.
          15.2 The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the conduct described below (“Disqualifying Conduct”). Disqualifying Conduct shall mean (i) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director, or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries, (ii) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries (iii) the award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries or (iv) material misconduct by the award holder in the performance of such award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.
          15.3 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.
          15.4 Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

          15.5 Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.
          15.6 The Plan and all awards hereunder shall be governed by the laws of the State of Indiana without giving effect to conflict of laws principles.
SECTION 16. Amendments and Termination
          16.1 The Plan shall be of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.
          16.2 The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.
SECTION 17. Effective Date of Plan as Amended and Restated
          17.1 The Plan was originally effective January 15, 2002. The Plan is amended and restated effective as of the Restatement Effective Date.